Filed Pursuant to Rule 424(b)(3)

Registration No. 333-260534

PROSPECTUS SUPPLEMENT NO. 2

(to prospectus dated November 5, 2021)

ALGOMA STEEL GROUP INC.

129,836,439 Common Shares

604,000 Warrants to Purchase Common Shares

24,179,000 Common Shares Underlying Warrants

This prospectus supplement amends and supplements the prospectus dated November 5, 2021, as supplemented or amended from time to time (the “Prospectus”), which forms a part of our Registration Statement on Form F-1 (Registration Statement No. 333-260534). This prospectus supplement is being filed to update and supplement the information included or incorporated by reference in the Prospectus with the information contained in our Report on Form 6-K, furnished to the Securities and Exchange Commission on November 29, 2021 (the “Form 6-K”). Accordingly, we have attached the Form 6-K to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Common Shares and Warrants are listed on The Nasdaq Stock Market (“Nasdaq”) under the symbols “ASTL” and “ASTLW”, respectively, and on the Toronto Stock Exchange (the “TSX”) under the symbols “ASTL” and “ASTL.WT,” respectively. On November 26, 2021, the last reported sales prices of the Common Shares on Nasdaq and the TSX were $10.66 and C$14.04, respectively, and the last reported sales prices of the Warrants were $2.75 and C$3.60, respectively.

We are a “foreign private issuer” as defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Additionally, Nasdaq rules allow foreign private issuers to follow home country practices in lieu of certain of Nasdaq’s corporate governance rules. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of the Prospectus, and under similar headings in any amendment or supplements to the Prospectus.

None of the Securities and Exchange Commission, any state securities commission or the securities commission of any Canadian province or territory has approved or disapproved of the securities offered by this prospectus supplement or the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 29, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of November 2021

Commission File Number 001-40924

ALGOMA STEEL GROUP INC.

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name)

105 West Street

Sault Ste. Marie, Ontario

P6A 7B4, Canada

(705) 945-2351

(Address and telephone number of registrant’s principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F  ☒            Form 40-F  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):  ☐

DOCUMENTS INCLUDED AS PART OF THIS REPORT

Exhibit

99.1	Press Release, dated November 29, 2021.

99.2	Credit Agreement, dated as of November 26, 2021, among Algoma Steel Inc., as borrower, the subsidiary guarantors party thereto from time to time, the lenders party thereto from time to time and Canada Infrastructure Bank, as administrative agent.

99.3	Strategic Innovation Fund Agreement dated September 20, 2021 among Her Majesty the Queen in Right of Canada, as represented by the Minister of Industry and Algoma Steel Inc., as recipient, and Algoma Steel Group Inc., as guarantor.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Algoma Steel Group Inc.

Date: November 29, 2021	By:	/s/ John Naccarato
Name: John Naccarato
Title: Vice President Strategy and General Counsel

3

Exhibit 99.1

The Canada Infrastructure Bank and Algoma Steel Finalize Previously Announced

Agreement to Finance Green Steel Transformation Plan

Disponible en français	November 29, 2021

The Canada Infrastructure Bank (CIB) and Algoma Steel Inc., a subsidiary of Algoma Steel Group Inc. (Nasdaq: ASTL; TSX: ASTL) (Algoma) have entered into a definitive agreement with respect to the CIB’s previously announced commitment to finance the transformational upgrade of Algoma’s steelmaking processes at its facility in Sault Ste. Marie, Ontario.

Under the terms of the agreement, the CIB will provide up to CDN $220 million in financing towards the approximately CDN $700 million transformation to electric arc furnace (EAF) steelmaking. On November 10, 2021, Algoma’s Board of Directors authorized the construction of two new electric arc furnaces to replace Algoma’s existing basic oxygen steelmaking operations.

The CIB financing will enable Algoma to purchase state-of-the-art equipment to facilitate the EAF transformation, which is expected to cut greenhouse gas emissions by approximately 70%, representing more than 3 million metric tonnes per year by 2030. This is equivalent to taking more than 900,000 passenger vehicles off the road – almost the same number of passenger vehicles in Toronto.

Quick Facts

•	Algoma employs approximately 2,600 Canadians and is Canada’s only fully integrated producer of steel plates, making it a leader in the production of hot and cold rolled steel sheet and plate.

•	The CIB seeks to finance up to CDN $5 billion into green infrastructure projects which are in the public interest and support Canadian sustainable economic growth.

•	All CIB investments are subject to approval of its Board of Directors.

Learn More:

www.cib-bic.ca

www.algoma.com

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking information” under applicable Canadian securities legislation and “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 (collectively, “forward looking statements”), including statements regarding Algoma’s strategic objectives. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: the risks that Algoma will be unable to realize its business plans and strategic objectives, including its investment in electric arc steelmaking, the timing thereof, the availability of electric power and related reduction in emissions; the risks associated with the steel industry generally; and changes in general economic conditions, including as a result of the COVID-19 pandemic. The foregoing list of factors is not exhaustive and readers should also consider the other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Algoma’s public filings, including the registration statement on Form S-1 filed by Algoma with the Securities and Exchange Commission and the prospectus filed with the Ontario Securities Commission. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Algoma assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Contacts:

Terence Foran

Canada Infrastructure Bank

tforan@cib-bic.ca

Brenda Stenta

Algoma Steel Inc.

brenda.stenta@algoma.com

Exhibit 99.2

ALGOMA STEEL INC., as Borrower

-and-

ALGOMA STEEL GROUP INC., as a Guarantor

-and-

CERTAIN SUBSIDIARIES OF ALGOMA STEEL INC. FROM TIME TO TIME PARTY HERETO, as

Guarantors,

-and-

CANADA INFRASTRUCTURE BANK

As LENDER and ADMINISTRATIVE AGENT

CREDIT AGREEMENT

November 26, 2021

Stikeman Elliott LLP

( i )

( ii )

( iii )

( iv )

Section 13.3	Reinstatement	147
Section 13.4	Subrogation; Subordination	147
Section 13.5	Remedies	147
Section 13.6	[reserved]	147
Section 13.7	Continuing Guarantee	147
Section 13.8	General Limitation on Guarantee Obligations	147
Section 13.9	Release of Guarantors	148
Section 13.10	Right of Contribution	148
Section 13.11	[reserved]	148
Section 13.12	Payments	148

ADDENDA

Schedule A – Project Description
Schedule 1.1(a) – Form of Construction Budget and Schedule
Schedule 1.1(b) – Electrification Completion
Schedule 1.1(c) – Final Completion Condition
Schedule 1.1(d) – Mechanical Completion
Schedule 1.1(e) – Substantial Completion
Schedule 4.2 – Loan Repayment Schedule
Schedule 6.1 – Form of Borrowing Notice and Certificate
Schedule 6.11 – Form of Technical Advisors Borrowing Confirmation Certificate
Schedule 7.4 – Material Permits
Schedule 7.10 – Taxes
Schedule 7.12 – Real Property
Schedule 7.13 – Organizational Chart
Schedule 7.17 – Environmental Matters
Schedule 7.19 – Intellectual Property
Schedule 8.10 – Payment of Taxes
Schedule 9.3 – Investments
Schedule 9.4 – Existing Indebtedness
Exhibit I – Assignment and Assumption Agreement
Exhibit J – Form of Intercompany Note
Exhibit L – Form of Joinder Agreement
Exhibit 5.15 – Form of Solvency Certificate
Exhibit H – Form of Compliance Certificate

( v )

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of November 26, 2021, among ALGOMA STEEL INC., a corporation incorporated under the laws of the Province of British Columbia (the “Borrower”), the Subsidiary Guarantors party hereto from time to time, the Lenders party hereto from time to time, and CANADA INFRASTRUCTURE BANK, as Administrative Agent. All capitalized terms used herein and defined in Section 1.1 are used herein as therein defined.

WITNESSETH:

WHEREAS, The Borrower is engaging in the refurbishment of its steel plant located in the city of Sault St. Marie, Ontario (the “Site”). The refurbishment includes (i) the replacement of its existing steel making production facilities with two electric arc furnaces, (ii) the refurbishment of its cogeneration facility, (iii) the upgrading of its transmission facilities, and (iv) the upgrading of a scrap handling facility, all as more particularly detailed in Schedule A (the “Project”).

WHEREAS, The Borrower shall incur hard and soft costs associated with the development, procurement, construction, equipment installation and commissioning of the Project, as more particularly set forth in the Construction Budget and Schedule.

WHEREAS, the Borrower has requested that the Lender make the Credit Facility described herein be made available to finance the Project Costs to achieve Final Completion of the Project on or before the Longstop Date; and

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lender is willing to make available to the Borrower the Credit Facility provided for herein.

NOW, THEREFORE, IT IS AGREED:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS.

Section 1.1 Defined Terms

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“ABL Credit Agreement” shall mean the Revolving Credit Agreement, dated as of the November 30, 2018, among Holdings, the Borrower, the other guarantors from time to time party thereto, the lenders from time to time party thereto, the administrative agent and collateral agent, and the other agents and arrangers from time to time party thereto.

“ABL Facility” shall mean (a) the ABL Credit Agreement and (b) one or more other asset based revolving credit facilities evidencing Permitted Refinancing Indebtedness in respect of the credit agreement referenced in clause (a) above or any asset based revolving credit facility in this clause.

“Acceptable Counterparty” means a Person (together with each of their Affiliates) that is (a) not currently the subject or target of any Sanctions or located, organized or resident in any Designated Jurisdiction; (b) not a “terrorist group” as defined for the purposes of Part II.1 of the Criminal Code (Canada), as amended; (c) not a Person identified in or pursuant to (i) Part II.1 of the Criminal Code (Canada), as amended, or (ii) regulations or orders promulgated pursuant to the Special Economic Measures Act (Canada), as amended, the United Nations

Act (Canada), as amended, the Justice for Victims of Corrupt Foreign Officials Act (Canada), as amended, or the Freezing Assets of Corrupt Foreign Officials Act (Canada), as amended, as a Person in respect of whose property or benefit a Lender would be prohibited from entering into or facilitating a related financial transaction, (d) not a Person with whom the Lenders are not able to transact or deal with by reason of any Sanctions, the Corruption of Foreign Public Officials Act (Canada), the PATRIOT Act, the Foreign Corrupt Practices Act (United States) and the Dodd-Frank Wall Street Reform and Consumer Protection Act (United States), (e) is not (and the directors and executive officers of which are not), in the reasonable opinion of Canada Infrastructure Bank, Persons whose standing or activities (i) are inconsistent with Canada Infrastructure Bank’s role and mandate, (ii) to the extent that Canada Infrastructure Bank is a party to any Financing Agreement with such Persons, may compromise the reputation or integrity of Canada Infrastructure Bank or the Federal Government of Canada or (iii) are inconsistent with the nature of the Canada Infrastructure Bank’s green infrastructure initiatives so as to negatively affect public perception of such initiative, and (f) satisfies all know-your-client, anti-money laundering and terrorist financing policies (or like restrictions) of the Administrative Agent and the Lenders and has provided all required information for such parties to satisfy such policies.

“Acquired Indebtedness” shall mean Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, (2) assumed in connection with the acquisition of assets from a Person, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary of the Borrower or such acquisition or (3)of a Person at the time such Person merges or amalgamates with or into or consolidates or otherwise combines with the Borrower or any Restricted Subsidiary. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, amalgamation, consolidation or other combination.

“Administrative Agent” shall mean Canada Infrastructure Bank in its capacity as Administrative Agent for the Lenders hereunder and under the other Credit Documents, and shall include any successor to the Administrative Agent appointed pursuant to Section 11.9.

“Affiliate” shall mean, when used with respect to a specified Person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Transaction” shall have the meaning provided in Section 9.6.

“Affiliated Lender” shall mean any Non-Debt Fund Affiliate, Holdings, the Borrower and/or any of its Restricted Subsidiaries.

“Agent” shall mean the Administrative Agent and such other agents appointed hereunder and designated as an “Agent” in accordance with the terms hereof.

“Agreement” shall mean this Credit Agreement.

“Anti-Corruption Laws” shall mean The United States Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95 213, §§101 104), as amended, the UK Bribery Act of 2010, the Corruption of Foreign Public Officials Act (Canada), as amended, and any related or similar laws, rules, regulations or guidelines, which in each case are issued, administered or enforced by any

Governmental Authority having jurisdiction over the Borrower or any other Credit Party, or to which the Borrower or any other Credit Party is subject.

“Anti-Money Laundering Laws” shall mean all applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, which in each case are issued, administered or enforced by any Governmental Authority having jurisdiction over the Borrower or any other Credit Party, or to which the Borrower or any other Credit Party is subject.

“Anti-Terrorism Laws” shall have the meaning provided in Section 7.20(1).

“Applicable Law” shall mean, in relation to a Person, all federal, provincial, state, regional, county, municipal, foreign and international statutes, acts, codes, ordinances, decrees, treaties, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards or any provisions of the foregoing, including general principles of common and civil law and equity, and all policies, practices and guidelines of any Governmental Authority binding on the Person referred to in the context in which such word is used (including, in the case of tax matters, any accepted practice or application or official interpretation of any relevant taxation authority applicable to such Person).

“Applicable Permit” shall mean any material Permit, including any material zoning, environmental protection, forestry occupation, pollution, sanitation, siting, construction, building or safety Permit that is necessary under Applicable Law to develop, construct, operate, maintain, repair, own or use the Project.

“Approved Fund” shall mean, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.

“Asset Disposition” shall mean (a) the sale, conveyance, transfer, license, sub-license or other disposition, whether in a single transaction or a series of related transactions, of property, rights or assets (including by way of a Sale and Leaseback Transaction) of the Borrower or any of its Restricted Subsidiaries, (in each case other than Capital Stock of the Borrower) (each referred to in this definition as a “disposition”) or (b) the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 9.4 or directors’ qualifying shares and shares issued to foreign nationals as required under Applicable Law), whether in a single transaction or a series of related transactions, in each case, other than:

(a)	a disposition by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to a Restricted Subsidiary Guarantor;

(b)	a disposition of cash, Cash Equivalents or Investment Grade Securities;

(c)

a disposition of inventory or other assets in the ordinary course of business (including allowing any registrations or any applications for registrations of any intellectual property rights to lapse or go abandoned in the ordinary course of business);

(d)

a disposition of obsolete, surplus, worn out, uneconomical, negligible or surplus property, equipment or other assets or property, equipment or other assets that are no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries;

(e)	transactions permitted under Section 9.2;

(f)

an issuance of Capital Stock by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors;

(g)

any dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a Fair Market Value not to exceed, in any Fiscal Year, US$15,000,000, which amounts if not used in any Fiscal Year may be carried forward to succeeding Fiscal Years (until so applied);

(h)

any Restricted Payment that is permitted to be made, and is made, under and the making of any Permitted Payment or Permitted Investment or, solely for purposes of Section 9.8(1)(c), asset sales, the proceeds of which are used to make such Restricted Payments or Permitted Investments;

(i)	dispositions in connection with Permitted Liens;

(j)

dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(k)

the licensing or sub-licensing of intellectual property or other general intangibles and licenses, sub-licenses, leases or subleases of other property, in each case, in the ordinary course of business;

(l)	foreclosure, condemnation or any similar action with respect to any property or other assets;

(m)

the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

(n)	any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(o)

any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Borrower or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(p)

(i) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased, (ii) dispositions of property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased) and (iii) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(q)	the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

(r)

any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Borrower or any Restricted Subsidiary after the Closing Date, including Sale and Leaseback Transactions permitted pursuant to clause (y) of this definition and asset securitizations, permitted by this Agreement;

(s)

dispositions of Investments in joint ventures or similar entities to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties to such joint venture set forth in joint venture arrangements and similar binding arrangements;

(t)	any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(u)	the unwinding of any Hedging Obligations pursuant to its terms;

(v)	the surrender or waiver of any contractual rights and the settlement or waiver of any contractual or litigation claims in each case in the ordinary course of business;

(w)	any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value of usefulness to the business as determined in good faith by the Borrower;

(x)

dispositions of non-core assets (including Capital Stock) acquired in any acquisition or other Investment permitted hereunder, including such dispositions (x) made to obtain the approval of any anti-trust authority or otherwise necessary or advisable in the good faith determination of the Borrower to consummate any acquisition or other Investment permitted hereunder or (y) made to comply with an order of any agency or state authority or other Governmental Authority or any Applicable Law;

(y)

dispositions that constitute (or are made in order to effectuate) Sale and Leaseback Transactions so long as either (a) either (x) the Borrower’s Consolidated Total Leverage Ratio does not exceed 3.50:1.00 at such time or (y) the Borrower’s Consolidated Cash interest Coverage Ratio is not less than 2.00:1.00 is in compliance on a Pro Forma Basis and (b)(i) such Sale and Leaseback Transaction is made in exchange for cash consideration (provided that the cash consideration requirements set forth in the last paragraph of Section 9.8 shall apply in determining whether or not the cash consideration requirements in this clause are satisfied) or (ii) the aggregate Fair Market Value of the assets sold subject to all Sale and Leaseback Transactions under this clause (b) shall not exceed US$15,000,000;

(z)

dispositions of assets having a Fair Market Value of not more than, in any Fiscal Year, US$5,000,000, which amounts if not used in any Fiscal Year may be carried forward to subsequent Fiscal Years (until so applied);

(aa)	dispositions of accounts receivable pursuant to a Permitted Factoring Facility; and

(bb)	dispositions constituting any part of a Permitted Reorganization.

In the event that an Asset Disposition meets the criteria of more than one of the types of Asset Dispositions (at the time made or at a later date), the Borrower in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Asset Disposition in any manner that complies with this definition and such Asset Disposition shall be treated as having been made pursuant only to the clause or clauses of the definition of Asset Disposition to which such Asset Disposition has been classified or reclassified; provided that (X) upon delivery of any financial statements pursuant to Section 8.1(a) or 8.1(b) following the initial incurrence or making of any such reclassifiable item, if such reclassifiable item could, based on such financial statements, have been incurred or made in reliance on any “ratio-based” basket or exception, such reclassifiable item shall automatically be reclassified as having been incurred or made under the applicable provisions of such “ratio-based” basket or exception, as applicable (in each case, subject to any other applicable provision of such “ratio-based” basket or exception, as applicable) and (Y) a disposition need not be permitted solely by reference to one category or clause of this definition but may instead be permitted in part under any combination thereof or under any other available exception.

“Asset Disposition Threshold Amount” shall mean with respect to any Asset Disposition, properties or assets with a Fair Market Value in excess of (i) with respect to any such single Asset Disposition, US$5,000,000 and (ii) with respect to one or more such Asset Dispositions during any Fiscal Year period, US$10,000,000.

“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit I (appropriately completed), or such other form as agreed by the Administrative Agent.

“Associate” shall mean (i) any Person engaged in a Similar Business of which the Borrower or its Restricted Subsidiaries are the legal and beneficial owners of between 20% and 50% of all outstanding Voting Stock and (ii) any joint venture entered into by the Borrower or any Restricted Subsidiary of the Borrower.

“Authorized Officer” shall mean, with respect to (i) delivering the Notice of Borrowing, Notices of Conversion/Continuation and similar notices, any person or persons that has or have been authorized by the Board of Directors of the Borrower to deliver such notices pursuant to this Agreement, (ii) delivering financial information and officer’s certificates pursuant to this Agreement, the chief financial officer, vice president, finance, the treasurer or the principal accounting officer of the Borrower, and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a Person or Persons who is duly authorized to represent any such entity) of the Borrower or other Credit Party, as applicable.

“Availability Period” shall mean the period where funds under the Credit Facility are available for Borrowings, being from the date hereof until the earlier of (i) the Final Completion Date and (ii) the Longstop Date.

“Available Construction Funds” shall mean, with respect to Project, at any time the aggregate committed amount of all sources of capital available to the Borrower for the Project by way of (a) the undisbursed proceeds under the Credit Facility, (b) aggregate committed and undrawn amounts available under (i) the Senior Credit Documents, (ii) the CapEx Facilities, (iii) any other Junior Financing and (iv) any proceeds of any equity issuance, if applicable, that have been allocated under the Construction Budget and Schedule to fund Project Costs for such Project, (c) Unrestricted Cash reflected on the balance sheet of the Borrower that is available to pay Project Costs and is not required to fund any mandatory prepayments under the Senior Credit Documents, (d) any undisbursed insurance proceeds which are available for the payment of Project Costs of the Project, and (e) projected cash flows of the Borrower that are contemplated by the Construction Budget and Schedule to be used to pay Project Costs, provided such projected cash flows are reasonable in the circumstances of the business of the Borrower and are in excess of amounts required to fund mandatory prepayments under any Senior Credit Documents and the Net Working Capital Requirement of the Borrower required to fund its business in accordance with the Construction Budget and Schedule.

“Bankruptcy” shall mean, with respect to any Person:

(a)	voluntary commencement by such Person of any case or other proceeding:

(i)

under any existing or future, domestic or foreign, Debtor Relief Laws, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, compromise, composition or other relief with respect to it or all or a portion of its debts; or

(ii)

seeking appointment of a receiver, trustee, monitor, custodian or other similar official for it or for all or any substantial part of its assets, shall make a general assignment for the benefit of its creditors;

(b)	commencement against such Person of any involuntary case or other involuntary proceeding of a nature referred to in clause (a) above which:

(i)	results in the entry of an order for relief or any such adjudication or appointment; or

(ii)	remains unvacated, undismissed, undischarged, unstayed or unbonded for a period of 60 days;

(c)

commencement against such Person of any case or other proceeding seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof;

(d)

such Person shall consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding, petition or appointment described in clause (b)or (c) above or file an answer admitting the material allegations of a motion or petition filed against it in any such proceeding; or

(e)	such Person shall admit in writing its inability to pay its debts as they become due or shall make a general assignment for the benefit of its creditors.

“Base Case Budget and Schedule” shall have the meaning given thereto in Section 8.18.

“Base Rate” shall mean 1.93%.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BIA” shall mean the Bankruptcy and Insolvency Act (Canada) as such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.

“Board of Directors” shall mean, with respect to any Person, (i) in the case of any corporation (including, for the avoidance of doubt, any company incorporated under the laws of Canada or any province or territory thereof), the board of directors of such Person, (ii) in the case of any limited liability company or société en commandite par actions (SCA), the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such person and (iv) in any other case or where the foregoing may not be applicable, the functional equivalent of the foregoing. “Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Bona Fide Debt Fund” means any debt fund, investment vehicle, regulated bank entity or unregulated lending entity engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and which is managed, sponsored or advised by any Person controlling, controlled by or under common control with (a) any competitor of the Borrower and/or any of its Subsidiaries or (b) any Affiliate of such competitor, but, in each case, with respect to which no personnel involved with any investment in such Person or the management, control or operation of such Person (i) makes, has the right to make or participates with others in making any investment decisions with respect to such Person or (ii) has access to any information (other than information that is publicly available) relating to Holdings, the Borrower or its subsidiaries or any entity that forms a part of any of their respective businesses; it being understood and agreed that the term “Bona Fide Debt Fund” shall not include any Person that is separately identified to the Administrative Agent in accordance with clause (a)(i) or (a)(ii) of the definition of “Disqualified Lender” or any reasonably identifiable Affiliate of any such Person on the basis of such Affiliate’s name. “Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowing” shall mean the borrowing of a Loan on a given date.

“Borrowing Base Certificate” shall have the meaning provided in the ABL Facility.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York, New York or Ottawa, Ontario or the Province of Ontario, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Calculation Period” shall mean, with respect to any Specified Transactions or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of such Specified Transaction or other event for which financial statements have been delivered to the Administrative Agent pursuant to Section 8.1(a) or 8.1(b), as applicable.

“Canadian Credit Party” shall mean the Borrower and each Subsidiary Guarantor that is a Canadian Restricted Subsidiary of the Borrower and is not an Excluded Subsidiary.

“Canadian Dollars” or “Can$” shall mean the freely transferable lawful money of Canada.

“Canadian Insolvency Laws” shall mean any of the BIA, the CCAA and the Winding-Up and Restructuring Act (Canada) and any other applicable insolvency or other similar law of Canada, including any corporate or other law of any applicable jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Canadian Restricted Subsidiary” shall mean, at any time, any direct or indirect Canadian Subsidiary of the Borrower that is not then an Unrestricted Subsidiary; provided that upon the occurrence of any such Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Canadian Subsidiary shall be included in the definition of “Canadian Restricted Subsidiary.”

“Canadian Subsidiary” of any Person shall mean any Subsidiary of such Person incorporated or organized or resident in Canada or any province or territory thereof.

“CapEx Facilities” shall mean, collectively, those capital expenditure credit facilities provided to the Borrower pursuant to (i) the Ontario CapEx Facility, (ii) the Federal CapEx Facility and (iii) (x) the SIF CapEx Facility, (y) the SIF Grant Facility and (z) the SIF Project Cost Facility.

“CapEx Facilities Documents” shall mean the “Loan Documents” or “Canada Documents” (or any similar term) as defined in any CapEx Facility.

“Capital Expenditures” shall mean, for any period, the aggregate of, without duplication, all expenditures (whether paid in cash or accrued as liabilities and including capitalized research and development costs and capitalized software expenditures) by the Borrower and its Restricted Subsidiaries during such period that, in conformity with IFRS, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries and (b) Capitalized Lease Obligations Incurred by the Borrower and its Restricted Subsidiaries during such period.

“Capitalized Lease Obligations” of any Person shall mean an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of IFRS (but subject to Section 1.6(2)). The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of IFRS, and the stated maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Capital Stock” of any Person shall mean any and all shares of, rights to purchase, warrants, options or depositary receipts for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Captive Insurance Subsidiary” shall mean any Restricted Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).

“Cash Equivalents” shall mean:

(a)

United States Dollars, Euro, or any national currency of any member state of the European Union or Canada; or (b) any other foreign currency held by the Borrower and the Restricted Subsidiaries in the ordinary course of business;

(cc)

securities issued or directly and fully Guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, or any agency or instrumentality of the foregoing (provided that the full faith and credit obligation of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(dd)

certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any lender or by any bank or trust company (a) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (b) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of US$250,000,000;

(ee)	repurchase obligations for underlying securities of the types described in clauses (b), (c) and (g) entered into with any bank meeting the qualifications specified in clause (c) above;

(ff)

commercial paper rated at least (i) “A-1” or higher by S&P or “P-1” or higher by Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Borrower) maturing within two years after the date of creation thereof or (ii) “A-2” or higher by S&P or “P-2” or higher by Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Borrower) maturing within one year after the date of creation thereof, or, in each case, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt;

(gg)

marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either S&P or Moody’s, respectively (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Borrower) and in each case maturing within 24 months after the date of creation or acquisition thereof;

(hh)

readily marketable direct obligations issued by any state, province, commonwealth or territory of the United States of America or Canada or any political subdivision, taxing authority or public instrumentality thereof, in each case, having one of the two highest ratings categories by S&P or Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Borrower) with maturities of not more than two years from the date of acquisition;

(ii)

readily marketable direct obligations issued by any foreign government or any political subdivision, taxing authority or public instrumentality thereof, in each case, having one of the two highest ratings categories obtainable by S&P or Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Borrower) with maturities of not more than two years from the date of acquisition;

(jj)

Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the three highest ratings categories by S&P or Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Borrower);

(kk)

with respect to any Non-U.S. Subsidiary: (i) obligations of the national government of the country in which such Non-U.S. Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptance of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Non-U.S. Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Non-U.S. Bank”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Non-U.S. Bank;

(ll)

Indebtedness or Preferred Stock issued by Persons with a rating of (i) “A” or higher from S&P or “A-2” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Borrower) with maturities of 24 months or less from the date of acquisition, or (ii) “A-” or higher from S&P or “A-3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Borrower) with maturities of 12 months or less from the date of acquisition;

(mm)

bills of exchange issued in the United States, Canada, a member state of the European Union or Japan which are eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(nn)	[Reserved]; and

(oo)

interests in any investment company, money market, enhanced high yield fund or other investment fund which invests 90% or more of its assets in instruments of the types specified in clauses (a) through (m) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) above, provided that such amounts are converted into any currency listed in clause (a) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.

“Cash Interest Election” shall have the meaning provided in Section 2.5(4).

“Cash Management Services” shall mean any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): automated clearing house transfers of funds, treasury, depository, credit or debit card, purchasing card, and/or cash management services, including controlled disbursement services, overdraft facilities, foreign exchange facilities and currency management services, deposit and other accounts, merchant services, netting services, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with cash management and deposit accounts.

“Casualty Event” shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any expropriation or other taking (including by any Governmental Authority) of, any property of the Borrower or any of its Restricted Subsidiaries. “Casualty Event” shall include, but not be limited to, (i) any taking of all or any part of any Real Property of any Person or any part thereof, in or by expropriation or other eminent domain proceedings pursuant to any Applicable Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof and (ii) any event that gives rise to the receipt by the Borrower or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation awards payable under any policy of insurance required to be maintained under Section 8.3.

“CCAA” shall mean the Companies’ Creditors Arrangement Act, R.S.C. 1985, c.C-36, as amended.

“CCAA Court” shall mean the Ontario Superior Court of Justice (Commercial List).

“Change of Control” shall mean (i) Holdings shall at any time cease to own, directly or indirectly, 100% of the Equity Interests of the Borrower (or any Successor Company that has complied with the requirements of Section 9.2(1) or (ii) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act as in effect on the Closing Date) (but excluding (x) any Plan of such Person and its Subsidiaries and/or any Person acting in its capacity as the trustee, agent or other fiduciary or administrator of any such Employee Benefit Plan and (y) one or more Permitted Holders), of Equity Interests representing more than 35% of the total voting power of all of the outstanding voting Equity Interests of Holdings and such percentage of the total voting power of all of the outstanding voting Equity Interests of Holdings is sufficient to elect or appoint a majority of the Board of Directors of Holdings.

“Charge” means any fee, loss, charge, expense, cost, accrual or reserve of any kind.

“Closing Date” shall mean the date on which the conditions specified in Article 5 are satisfied (or waived in accordance with Section 12.12).

“Code” shall mean the Internal Revenue Code of 1986.

“Commitment” shall mean the commitment and obligation of Canada Infrastructure Bank (or any permitted successor or assignee hereunder) to make Loans to the Borrower pursuant to Section 2.1 in an aggregate principal amount not to exceed Can$220,000,000.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company” shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

“Company Competitor” means any competitor of the Borrower with respect to the business of the Borrower and/or any of their respective subsidiaries.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Current Assets” shall mean, as at any date of determination, the total assets of the Borrower and its Restricted Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries in accordance with IFRS (excluding any (i) cash or Cash Equivalents (including cash and Cash Equivalents held on deposit for third parties by the Borrower and/or any Restricted Subsidiary), (ii) permitted loans to third parties, (iii) deferred bank fees and derivative financial instruments related to Indebtedness, (iv) the current portion of current and deferred Taxes and (v) assets held for sale or pension assets).

“Consolidated Current Liabilities” shall mean, as at any date of determination, the total liabilities of the Borrower and its Restricted Subsidiaries which may properly be classified as current liabilities (other than (x) the current portion of any Loans and (y) the current portion of any other long- term Indebtedness and other long-term liabilities that would otherwise be included therein) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries in accordance with IFRS, including deferred revenue but excluding, without duplication, (a) the current portion of any Funded Debt, (b) all Indebtedness consisting of Loans and Letter of Credit Exposure (as defined in the ABL Credit Agreement or any other ABL Facility) and Capitalized Lease Obligations to the extent otherwise included therein, (c) the current portion of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid), (d) the current portion of current and deferred Taxes, (e) any liabilities that are not Indebtedness and will not be settled in cash or Cash Equivalents during the next succeeding twelve month period after such date, (f) the effects from applying purchase accounting, (g) any accrued professional liability risks, (h) restricted marketable securities and obligations in respect of derivative financial instruments related to Indebtedness, (i) liabilities in respect of unpaid earnouts, (j) accruals relating to restructuring reserves, (k) liabilities in respect of funds of third parties on deposit with the Borrower and/or any Restricted Subsidiary and (l) any liabilities recorded in connection with stock based awards, partnership interest based awards, awards of profits interests, deferred compensation awards and similar initiative based compensation awards or arrangements.

“Consolidated Cash Interest Coverage Ratio” shall mean, as of any date of determination, the ratio for the most recently ended Calculation Period of (x) the aggregate amount of Consolidated EBITDA of the Borrower for such Calculation Period to (y) Consolidated Cash Interest Expenses for such Calculation Period.

“Consolidated Cash Interest Expense” shall mean for any period, cash interest expense for such period (including that attributable to capital leases), net of cash interest income of the Borrower and its Restricted Subsidiaries for such period with respect to all outstanding debt of the Borrower and its Restricted Subsidiaries and net cash costs (less net cash payments) under hedging agreements, but excluding, for the avoidance of doubt, (a) any non-cash interest expense and any capitalized interest, whether paid or accrued, (b) the amortization of original issue discount resulting from the issuance of debt at less than par, (c) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, (d) any expenses resulting from discounting of debt in connection with the application of recapitalization accounting or purchase accounting, (e) penalties or interest related to taxes and any other amounts of non-cash interest resulting from the effects of acquisition method accounting or pushdown accounting, (f) the accretion or accrual of, or accrued interest on, discounted liabilities (other than debt) during such period, (g) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (h) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (i) any payments with respect to make whole premiums or other breakage costs of any debt, (j) all non-recurring interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, all as calculated on a consolidated basis in accordance with IFRS and (k) expensing of bridge, arrangement, structuring, commitment or other financing fees.

“Consolidated Debt Service Charges” means, for any period, the sum, without duplication, of the amounts determined for the Borrower and its Restricted Subsidiaries on a consolidated basis equal to: (i) Consolidated Interest Expenses plus (ii) the aggregate amount of all dividends or distributions on or in respect of the Borrower’s or any Restricted Subsidiary’s Capital Stock paid in cash in respect of Disqualified Stock.

“Consolidated Depreciation and Amortization Expense” shall mean, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with IFRS.

“Consolidated EBITDA” shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(b)	(a) increased (without duplication) by:

(i)

provision for taxes based on income or profits or capital, including state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus

(ii)

Consolidated Debt Service Charges of such Person for such period, in each case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income (including (x) net losses or any Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate, currency or commodities risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (t) through (z) in clause (1) thereof), including (i) fees and expenses paid to the Administrative Agent in connection with its services hereunder, (ii) other bank, administrative agency (or trustee) and financing fees and (iii) commissions, discounts and other fees and charges owed with respect to revolving commitments, letters of credit, bank guarantees, bankers’ acceptances or any similar facilities or financing and hedging agreements; plus

(iii)	Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv)

any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(v)

the amount of any restructuring charge or reserve, integration cost or other business optimization expense or cost that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions or divestitures after the Closing Date, and costs related to the closure and/or consolidation of facilities and to exiting lines of business; provided that, from and after the fourth full Fiscal Quarter occurring after the Closing Date, the aggregate amount added to or included in Consolidated EBITDA pursuant to this clause (e) shall not, for any Test Period, exceed US$20,000,000 in any such Test Period; plus

(vi)

any other non-cash charges, write-downs (in the case of inventory, not exceeding US$20,000,000 in any twelve month fiscal period), expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting (excluding (i) any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period and (ii) any amortization attributable to any prepaid expense that was paid in cash in a prior period) or other items classified by the Borrower as special items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period) not to exceed US$20,000,000 per annum; plus

(vii)	the amount of any minority interest expense consisting of Restricted Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Restricted Subsidiary; plus

(viii)

any costs or expense incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Capital Stock (other than Disqualified Stock) of the Borrower solely to the extent that such net cash proceeds are excluded from the calculation set forth in Section 9.3(1); plus

(ix)

cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(x)	any net loss included in the Consolidated Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45 (“Topic 810”); plus

(xi)

realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrower and its Restricted Subsidiaries; plus

(xii)

net realized losses from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(xiii)

pro forma adjustments, including pro forma “run rate” cost savings, operating expense reductions, operational improvements and synergies (collectively, “Expected Cost Savings”) (net of actual amounts realized) (1) that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of such Person) or (2) that have been identified to the Administrative Agent prior to the Closing Date related to (x) the Transactions and (y) any permitted asset sale, acquisition (including the commencement of activities constituting a business line), combination, Investment, Disposition (including the termination or discontinuance of activities constituting a business line), operating improvement, restructuring, cost savings initiative, any similar initiative (including the effect of increased pricing in customer contracts, the renegotiation or renewal of contracts and other arrangements or efficiencies from the shifting of production of one or more products from one manufacturing facility to another) and/or specified transaction, in each case prior to, on or after the Closing Date (any such operating improvement, restructuring, cost savings initiative or similar initiative or specified transaction, a “Cost Saving Initiative”) (in each case, calculated on a Pro Forma Basis as though such Expected Cost Savings and/or Cost Saving Initiative had been realized in full on the first day of such period); provided that the results of such Expected Cost Savings and/or Cost Saving Initiatives are projected by the Borrower in good faith to result from actions that have been taken or with respect to which steps have been taken or expected to be taken (in the good faith determination of the Borrower) within 18 months after (i) with respect to the Transactions, the Closing Date and (ii) with respect to any Cost Saving Initiative, the date of any such operating improvement, restructuring, cost savings initiative or similar initiative or specified transaction; provided, further that the aggregate amount added to or included in Consolidated EBITDA pursuant to this clause (n) shall not, for any Test Period, exceed an amount equal to 20% of Consolidated EBITDA for such Test Period, calculated after giving effect to any such add-backs or inclusion;

(pp)

decreased (without duplication) by: (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus (b) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrower and its Restricted Subsidiaries; plus (c) any net realized income or gains from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements; plus (d) any net income included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Topic 810; plus (e) interest income and income/gains related to taxes; and

(qq)	increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation.

“Consolidated Indebtedness” shall mean, as at any date of determination, the aggregate amount of all Indebtedness in respect of Indebtedness for borrowed money, Capitalized Lease Obligations, Purchase Money Obligations, Indebtedness evidenced by notes, bonds or similar instruments, unreimbursed drawings under letters of credit, Disqualified Stock and Preferred Stock, in each case, of the Borrower and its Restricted Subsidiaries on a consolidated basis (in each case, including any interest, fees or dividends paid in kind); provided that, the amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness; provided, further that “Consolidated Indebtedness” shall be calculated for all purposes hereunder, (i) net of Unrestricted Cash, (ii) to exclude any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of Unrestricted Cash and (iii) to exclude obligations under any Derivative Transaction or under any Indebtedness that is non-recourse to the Borrower and its Restricted Subsidiaries. For the avoidance of doubt, for purposes of determining the permissibility of any action, change, transaction or event that by the terms of the Credit Documents requires a calculation of any financial ratio or financial test required to be satisfied as a condition to the Incurrence of any Indebtedness, the proceeds of any Indebtedness being Incurred in reliance on such ratio shall not be netted (but the Borrower may give pro forma effect to the repayment of any Indebtedness to be repaid with such proceeds).

“Consolidated Interest Expense” shall mean, with respect to any Person for any period, without duplication, the sum of:

(a)

consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of any Hedging Obligations or other derivative instruments pursuant to IFRS), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (s) any interest in relation to pension obligations and other post-employment obligations and benefits, (t) penalties and interest relating to taxes, (u) any additional cash interest owing pursuant to any registration rights agreement, (v) accretion or accrual of discounted liabilities other than Indebtedness, (w) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) interest with respect to Indebtedness of any parent of such Person appearing upon the balance sheet of such Person solely by reason of push-down accounting under IFRS; plus

(b)	consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(c)	other than in connection with the calculation of Consolidated EBITDA, interest income for such period.

“Consolidated Net Income” shall mean, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis for such period taken as a single accounting period determined in accordance with IFRS; provided, however, that there will not be included in such Consolidated Net Income:

(a)

subject to the limitations contained in clause (c) below, any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that Consolidated Net Income will be increased by the aggregate amount of dividends, distributions or other payments made in cash or Cash Equivalents (or converted into cash or Cash Equivalents) actually distributed by such Person to the Borrower or any other Restricted Subsidiary;

(b)

any net gain (or loss) realized upon the sale or other disposition of any asset (including pursuant to any Sale and Leaseback Transaction) or disposed operations of the Borrower or any Restricted Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by an Officer or the Board of Directors of the Borrower);

(c)

(i) any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense (including Transaction Expenses), or (ii) any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense;

(d)	the cumulative effect of a change in accounting principles (effected by way of either a cumulative effect adjustment or as a retroactive application, in each case, in accordance with IFRS);

(e)

any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;

(f)

all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off, forgiveness or early extinguishment of Indebtedness;

(g)

any unrealized gains or losses in respect of any Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any Hedging Obligations;

(h)	any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(i)

any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary;

(j)

any purchase accounting effects including adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by IFRS and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(k)	any goodwill or other intangible asset impairment charge or write-off;

(l)	any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or any Hedging Obligations or other derivative instruments;

(m)	accruals and reserves that are established within twelve (12) months after the Closing Date that are so required to be established as a result of the Transactions in accordance with IFRS;

(n)

any net unrealized gains and losses resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements;

(o)	any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transaction, or the release of any valuation allowances related to such item; and

(p)

to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption.

In addition, to the extent not already included in the calculation of Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall (i) exclude any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder and (ii) include the proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received so long as the Borrower in good faith expects to receive such proceeds within the next four fiscal quarters (with a deduction in the applicable future period for any amount so added back to the extent not so received within the next four fiscal quarters)).

“Consolidated Total Assets” shall mean the total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the

Borrower delivered pursuant to Section 8.1(a) or 8.1(b); provided that for the period prior to the time any such statements are so delivered pursuant to Section 8.1(a) or 8.1(b), the financial statements delivered on the Closing Date pursuant to Section 5.14.

“Consolidated Total Leverage Ratio” shall mean, on any date of determination, the ratio of (x) Consolidated Indebtedness on such date to (y) Consolidated EBITDA for the Calculation Period, as applicable, most recently ended on or prior to such date. For greater certainty, (i) if the numerator is negative (and irrespective of whether the denominator is positive or negative) then the Consolidated Total Leverage Ratio test is satisfied and (ii) if the numerator is positive and the denominator is negative then the Consolidated Total Leverage Ratio test is not satisfied.

“Construction Budget and Schedule” shall mean a budget and schedule with respect to the development, construction and commissioning of the Project, which shall include projected Project Costs, detailed schedule of Available Construction Funds, Net Working Capital Requirements for each applicable fiscal period (quarterly and annual), detailed schedule of entering into Material Project Documents, detailed scheduled for obtaining Applicable Permits, a projected date of Mechanical Completion, Substantial Completion and a Final Completion Date, a projected schedule to achieve GHG Target, a projected schedule to achieve Electrification Completion, including in each case with an identified contingency amount that is reasonable and acceptable to the Lenders, all in the form attached hereto as Schedule 1.1(a) and agreed upon by the Administrative Agent and the Lenders as a condition to the Closing Date, as updated from time to time in accordance with the terms of this Agreement.

“Contingent Obligation” shall mean, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:

(a)	to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(b)	to advance or supply funds:

(i)	for the purchase or payment of any such primary obligation; or

(ii)	to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(rr)

to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meaning correlative thereto.

“Cost to Complete” shall mean, as at any relevant date of calculation, the amount of the remaining Project Costs with respect to the Project to be incurred or incurred but not yet paid for the Project to reach Final Completion in accordance with the then applicable Construction Budget and Schedule for the Project, which shall include (i) a reasonable contingency amount,

(ii) the maximum amount of any known variations or other change orders under any Material Project Document, and (iii) projected project costs in accordance with the then applicable Construction Budget and Schedule required to be incurred to achieve Final Completion on or before the Longstop Date.

“Court” shall mean the Ontario Superior Court of Justice (Commercial List).

“Credit Document Obligations” shall mean obligations of Borrower and the other Credit Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding at the rate provided for herein, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower and the other Credit Parties under this Agreement and the other Credit Documents.

“Credit Documents” shall mean collectively this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, any amendment or joinder to this Agreement and any other document or instrument designated by the Borrower and the Administrative Agent as a “Credit Document”.

“Credit Facility” shall have the meaning ascribed thereto in Section 2.1.

“Credit Party” shall mean Holdings, the Borrower and each Subsidiary Guarantor.

“DB Plan” shall mean each Plan that is a defined benefit pension plan or which contains a defined benefit pension provision and is contributed to, or is required to be contributed to, by a Credit Party and that is or is required to be registered under the PBA.

“Debt Fund Affiliate” means any Affiliate (other than a natural person) of an Investor that is a bona fide debt fund or investment vehicle that is engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business.

“Debt Issuance” shall mean the Incurrence by the Borrower or any of its Restricted Subsidiaries of any Indebtedness after the Closing Date (other than as permitted by Section 9.4, Permitted Refinancing Indebtedness and any Indebtedness Incurred to refinance all or a portion of any Subject Loans in accordance with the requirements of Section 12.12(4)).

“Debtor Relief Laws” means the Canadian Insolvency Laws, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S., Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall mean an interest rate equal to (after as well as before judgment), with respect to any overdue principal or interest for any Loan, the applicable interest rate for such Loan plus 2.00% per annum, in each case, to the fullest extent permitted by Applicable Law.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or any Restricted Subsidiary in connection with any Asset Disposition pursuant to Section 9.8 that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents).

“Designated Person” shall mean a Person:

(a)	listed in the annex to, or otherwise subject to the provisions of, the Executive Order;

(b)

that is named as a “specially designated national and blocked person” (“SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list or a Person that is designated under the Special Economic Measures Act (Canada);

(c)	in which an SDN or Person described in subparagraph (d) of this definition has 50% or greater ownership interest;

(d)

listed on any other Sanctions-related list maintained by OFAC or the U.S. Department of State according to the most current version published by OFAC or the U.S. Department of State at its or their official website or any replacement website or other replacement official publication of such list or lists;

(e)	with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Sanctions; or

(f)

listed in any other applicable Sanctions-related list of blocked Persons, including the annexes to any of the restrictive measures adopted by the EU in the framework of the Common Foreign and Security Policy or, additionally, by the United Kingdom or a “designated person” under any Canadian Anti-Terrorism Law.

“Designated Preferred Stock” shall mean, with respect to the Borrower, Preferred Stock (other than Disqualified Stock) (a) that is issued for cash (other than to the Borrower or a Subsidiary of the Borrower or an employee stock ownership plan or trust established by the Borrower or any such Subsidiary for the benefit of their employees to the extent funded by the Borrower or such Subsidiary) and (b) that is designated as “Designated Preferred Stock” pursuant to an Officer’s Certificate of the Borrower at or prior to the issuance thereof, the Net Cash Proceeds of which are excluded from the calculation set forth in Section 9.3(1).

“Disinterested Director” shall mean, with respect to any Affiliate Transaction, a member of the Board of Directors of the Borrower having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of the Borrower shall be deemed not to have such a financial interest by reason of such member’s holding Capital Stock of the Borrower or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Lenders” shall mean:

(a)

(i) any Person identified as such in writing by or on behalf of the Borrower to the Administrative Agent on or prior to the Closing Date, (ii) any Affiliate of any Person described in clause (i) above that is reasonably identifiable as an Affiliate of such Person on the basis of such Affiliate’s name and (iii) any other Affiliate of any Person described in clause (i) above that is identified by the Borrower in a written notice to the Administrative Agent (in each case with respect to clause (a)(ii) and (a)(iii) of this paragraph, other than Bona Fide Debt Funds (other than any such Bona Fide Debt Fund that was designated as a Disqualified Lending Institution pursuant to clause (a)(i) of this paragraph)) (each such person described in clauses (i) through (iii) above, a “Disqualified Lending Institution”); and

(b)

(i) any Person that is or becomes a Company Competitor and/or any Affiliate of any Company Competitor (other than any Affiliate that is a Bona Fide Debt Fund) and is identified by the Borrower (or its attorneys) as such in writing to the Administrative Agent, (ii) any Affiliate of any Person described in clause (i) above that is reasonably identifiable as an Affiliate of such person on the basis of such Affiliate’s name and (iii) any other Affiliate of any Person described in clause (i) above that is identified by the Borrower in a written notice to the Administrative Agent (in each case with respect to clause (b)(ii) and (b)(iii) of this paragraph, other than Bona Fide Debt Funds (other than any such Bona Fide Debt Fund that was designated as a Disqualified Lending Institution pursuant to clause (a)(i) above)));it being understood and agreed that no written notice delivered pursuant to clauses (a)(iii), (b)(i) and/or (b)(iii) above shall apply retroactively to disqualify any Person that has previously acquired an assignment or participation interest in any Loans if such Person was not a Disqualified Lender at the time of such assignment or granting of such participation interest.

“Disqualified Stock” shall mean any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Latest Maturity Date, at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall constitute Disqualified Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Stock, in each case at any time on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect on or prior to 91 days following such Latest Maturity Date at the time such Capital Stock is issued shall constitute Disqualified Stock) or (d) provides for the scheduled payments of dividends in cash on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change in control, or any disposition occurring on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers, independent contractors or consultants or by any such plan to such directors, officers, employees, members of management, managers, independent contractors or consultants, in each case in the ordinary course of business of Holdings, the Borrower or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations and (B) no Capital Stock held by any future, current or former director, officer, employee, member of management, manager, independent contractor or consultant (or any Immediate Family Member or transferee of any of the foregoing) of Holdings, the Borrower or any Restricted Subsidiary or Parent Entity shall be considered Disqualified Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Domestic Foreign Holdco” means any Subsidiary of a U.S. Subsidiary that has no material assets other than the Capital Stock and/or Indebtedness of one or more Foreign Subsidiaries, IP Rights related to such Foreign Subsidiaries, Cash or Cash Equivalents and other incidental assets related thereto.

“EAF Supply Agreement” shall have the meaning ascribed thereto in Section 6.3

“Effective Yield” shall mean, as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the Administrative Agent in consultation with the Borrower in a manner consistent with generally accepted financial practices, taking into account (a) the applicable interest rate margins, (b) any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (amortized over the shorter of (i) the remaining life of such Indebtedness and (ii) the four years following the date of incurrence thereof), but excluding (i) any advisory, arrangement, commitment, consent, structuring, success, underwriting, ticking, unused line fees, amendment fees and/or any similar fees payable in connection therewith (regardless of whether any such fees are paid to or shared in whole or in part with any lender) and (ii) any other fee that is not paid directly by the Borrower generally to all relevant lenders ratably (or, if only one lender (or affiliated group of lenders) is providing such Indebtedness, are fees of the type not customarily shared with lenders generally).

“Electrification Completion” shall have the meaning ascribed thereto in Schedule 1.1(b) (Electrification Completion).

“Eligible Transferee” shall mean and include (a) any Lender, (b) a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Lender or (d) any Approved Fund of any Lender, but, in each case, excluding Disqualified Lenders and any natural person; provided, that, the definition of Eligible Transferee shall include any Affiliated Lender or any Debt Fund Affiliate.

“Environment” shall mean air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface and subsurface strata, natural resources, and as additionally defined in any Environmental Law, and it includes the natural environment.

“Environmental Claim” shall mean any written claim, notice, demand, order, action, suit, proceeding or other written communication alleging or imposing liability or responsibility for or an obligation with respect to any investigation, remediation, mitigation, removal, cleanup, Response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Materials at any location, including any adverse effects thereon; or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Materials.

“Environmental Law” shall mean the common law and any and all foreign or domestic, federal, provincial, municipal, territorial or state (or any subdivision of any of them) treaties, laws, statutes, ordinances, regulations, rules, decrees, certificates, approvals, permits, licenses, orders, judgments, consent orders, consent decrees, codes or other binding requirements of any Governmental Authority relating to protection of the Environment, the protection of human health (as related to the exposure to Hazardous Materials and any adverse effect thereon), the Release or threatened Release of Hazardous Materials and any adverse effects thereon, natural resources or natural resource damages and any and all Environmental Permits.

“Environmental Permit” shall mean any permit, license, approval, certificate, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.

“Equity Interests” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

“Equity Offering” shall mean (x) a sale of Capital Stock of the Borrower (other than Disqualified Stock) other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions, or (y) the sale of Capital Stock or other securities, the proceeds of which are contributed to the equity (other than through the issuance of Disqualified Stock or through an Excluded Contribution) of the Borrower or any of its Restricted Subsidiaries.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any Person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a single employer or otherwise aggregated with Holdings or any of its Subsidiaries under Section 414(b) or (c) of the Code or Section 4001 of ERISA.

“ERISA Plan” shall mean any “employee benefit plan” as defined in Section 3(3) of ERISA subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

“Event of Default” shall have the meaning provided in Article 10.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Excluded Contribution” shall mean the aggregate amount of cash or Cash Equivalents or the Fair Market Value of other property or assets received by the Borrower or any Restricted Subsidiary after the Closing Date from: (1) contributions in respect of Qualified Capital Stock (other than any amounts or other assets received from the Borrower or any of its Restricted Subsidiaries), and (2) the sale of Qualified Capital Stock of the Borrower or any of its Restricted Subsidiaries (other than (x) to the Borrower or any Restricted Subsidiary of the Borrower or (y) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan), in each case, which are designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Borrower on the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Excluded Subsidiary” shall mean any Subsidiary (other than any additional Guarantor) that is (a) an Unrestricted Subsidiary, (b) not Wholly-Owned directly or indirectly by the Borrower, (c) an Immaterial Subsidiary that is designated as such by the Borrower, (d) a Subsidiary that is prohibited or restricted by Applicable Law, from providing a Guaranty, or which would require a governmental (including regulatory) or third party consent, approval, license or authorization to provide a Guaranty (including under any financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance or similar legal principles) for so long as the applicable prohibition or restriction is in effect and unless such consent has been received, it being understood that Holdings and its subsidiaries shall have no obligation to obtain any such consent, approval, license or authorization, (e) a Subsidiary that is prohibited from providing a Guaranty by any contractual obligation in existence on the Closing Date or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition thereof (as long as, in the case of any such contractual obligation, such contractual obligation was not entered into in contemplation of such person becoming a Subsidiary), (f) any special purpose entity (including a special purpose securitization vehicle or entity), (g) not for profit subsidiaries, (h) Captive Insurance Subsidiaries, (i) any Subsidiary for which the provision of a Guaranty would result in material adverse tax consequences as reasonably determined by the Borrower and the Administrative Agent, (j) (x) any Domestic Foreign Holdco or any Subsidiary of a U.S. Subsidiary that has no material assets other than the Capital Stock and/or Indebtedness of one or more Domestic Foreign Holdcos, (y) any Foreign Subsidiary of any U.S. Subsidiary and any Subsidiary that is a direct or indirect Subsidiary thereof, or (z) any direct or indirect Subsidiary of a Domestic Foreign Holdco Domestic Subsidiary, (k) any subsidiary acquired pursuant to a Permitted Acquisition or other Investment permitted by this Agreement that has assumed secured Indebtedness not incurred in contemplation of such Permitted Acquisition or other Investment and any Restricted Subsidiary thereof that guarantees such secured Indebtedness, in each case to the extent the terms of such secured Indebtedness prohibit such subsidiary from becoming a Guarantor and (l) any other Subsidiary with respect to which, as reasonably determined by the Borrower and the Administrative Agent, the cost or other consequences of providing a Guaranty shall be excessive in view of the benefits to be obtained by the Lender therefrom; provided that if a Subsidiary executes the Subsidiary Guaranty as a “Subsidiary Guarantor”, then it shall not constitute an “Excluded Subsidiary” (unless released from its obligations under the Subsidiary Guaranty as a “Subsidiary Guarantor” in accordance with the terms hereof and thereof); provided further, that no Subsidiary of the

Borrower shall be an Excluded Subsidiary if such Subsidiary is not an “Excluded Subsidiary” (or comparable term) for the purposes of the ABL Facility, the CapEx Facilities, any Material Indebtedness and any Permitted Refinancing Indebtedness in respect of the foregoing (with respect to a Permitted Refinancing of Material Indebtedness, which Permitted Refinancing also constitutes Material Indebtedness).

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office, located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.4(6), (d) withholdings imposed under FATCA and (e) Taxes imposed by reason of the Recipient or any other Person who receives a payment being a Person (i) with whom a Credit Party was not dealing at arm’s-length for purposes of the Income Tax Act (Canada) at the time of making such payment and so long as an Event of Default has not occurred and is continuing at that time or (ii) that is a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of the Borrower or does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) with such a “specified shareholder”.

“Executive Order” shall have the meaning provided in Section 7.20.

“Existing Indebtedness” shall mean the Indebtedness set forth on Schedule 9.4.

“Facility Emissions” means the total CO2e emissions of the Borrower’s facilities in Sault St. Marie, Ontario in kilograms, as reported annually to Environment and Climate Change Canada (“ECCC”) through the Greenhouse Gas Reporting Program (“GHGRP”) report, or equivalent. The GHGRP report will give a CO2e emissions amount in tonnes, which will be multiplied by 1000 to convert it to kilograms.

“Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the Borrower or, pursuant to a specific delegation of authority by the Board of Directors of the Borrower, a designated Authorized Officer, of the Borrower, or the Subsidiary of the Borrower selling such asset.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any fiscal or regulatory legislation, rules or practices pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal CapEx Facility” shall mean that certain amended and restated contribution agreement to be dated after the Closing Date among the Borrower, as recipient, Holdings and the other guarantors party thereto, and Her Majesty the Queen in Right of Canada, as represented by the Minister responsible for the Federal Economic Development Agency for Southern Ontario, providing for capital expenditure credit facilities in an initial aggregate principal amount of Can$60,000,000.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 3.1.

“Final Completion” shall mean the completion of all construction and commissioning work in the Project shall have been completed substantially in accordance with the plans and specifications and the material requirements of all Applicable Permits and as more particularly set forth in Schedule 1.1(c), as certified by the Borrower and the Technical Advisor.

“Final Completion Date” means the date that Final Completion has occurred.

“Fiscal Quarter” shall mean, for any Fiscal Year, (i) the fiscal period commencing on April 1 of such Fiscal Year and ending on June 30 of such Fiscal Year, (ii) the fiscal period commencing on July 1 of such Fiscal Year and ending on September 30 of such Fiscal Year, (iii) the fiscal period commencing on October 1 of such Fiscal Year and ending on December 31 of such Fiscal Year and (iv) the fiscal period commencing on January 1 of such Fiscal Year and ending on March 31 of such Fiscal Year, in each case subject to Section 8.8.

“Fiscal Year” shall mean, subject to Section 8.8, the fiscal year of the Borrower ending March 31 of each calendar year.

“Force Majeure” shall mean an event or circumstance which is beyond the Borrower’s reasonable control resulting from acts of God, pandemics, civil disobedience not caused by the Borrower or adverse weather or climate events.

“Foreign Subsidiary” of any Person shall mean any Subsidiary of such Person that is not a U.S. Subsidiary.

“Funded Debt” shall mean all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that (x) by its terms matures more than one year from the date of its Incurrence by the Borrower or such Restricted Subsidiaries or (y) matures within one year from such date but that (in the case of this clause (y)) is renewable or extendable, at the option of the Borrower or any Restricted Subsidiary, to a date more than one year from the date of its creation or arises under a revolving credit or similar agreement that obligates the lender or lenders thereunder to extend credit during a period of more than one year from such date (including all amounts of such Funded Debt required to be paid or prepaid within one year from the date of its creation).

“Funding Shortfall” shall mean, at any time, if the Available Construction Funds with respect to the Project are insufficient to fund the Cost to Complete with respect to the Project.

“GHG Intensity” shall mean the amount of CO2e emitted in kilograms per tonne of liquid steel produced in a given year, measured as follows:

GHG Intensity = Facility Emissions (in kilograms) / Liquid Steel Production (in tonnes)

GHG Intensity will be rounded to four decimal places for repayment calculations.

“GHG Report” shall have the meaning set forth in Section 8.23.

“GHG Target” shall mean a GHG Intensity of less than [REDACTED—AMOUNT] of CO2e per tonne of Liquid Steel Produced beginning on the earlier of:

(a)

January 1 of the first calendar year after the Independent Electricity System Operator (“IESO”) has informed the Borrower that the Borrower is permitted to transition to full production at the Project (whereby both electric arc furnaces can operate in parallel) without use of its Lake Superior Power generation assets. The Borrower will notify the Administrative Agent once IESO has informed the Borrower of its decision regarding this transition to electric arc furnace production; or

(b)	January 1, 2030,

in each case as may be extended or otherwise amended in accordance with Section 2.2 of the SIF Project Facility but only with the prior consent of the Lender, not to be unreasonably withheld.

“Governmental Authority” shall mean the government of Canada or the United States or any other nation, or of any political subdivision thereof, whether state, provincial, territorial, regional, county, municipal or local, and any agency, authority, instrumentality, regulatory body, ministry, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Government Official” shall mean any officer or employee of any Governmental Authority.

“Guarantee” shall mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(a)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b)

entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Obligations” shall have the meaning assigned to such term in Section 13.1.

“Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement and/or any other Credit Document and (y) the time periods (and extensions thereof) set forth in Sections 8.12, the requirement that the Administrative Agent shall have received (i) a Joinder Agreement or such comparable documentation to become a Subsidiary Guarantor, and (ii) to the extent reasonably requested by the Administrative Agent, customary legal opinions, board resolutions and officers’ certificates in each case consistent with those delivered on the Closing Date under Article 5 or from time to time pursuant to Section 8.12.

“Guarantors” shall mean the Borrower (other than with respect to its Obligations) and each other Subsidiary Guarantor, it being understood that any guarantor under the Term Facility, ABL Facility, the CapEx Facilities, any other Material Indebtedness, Senior Obligations or any Permitted Refinancing Indebtedness in respect of the foregoing (with respect to a Permitted Refinancing of Material Indebtedness, which Permitted Refinancing also constitutes Material Indebtedness) shall be required to become a Guarantor hereunder.

“Guaranty” shall mean the guaranty issued pursuant to Article 13 the Borrower (other than with respect to its Obligations) and the Subsidiary Guarantors.

“Hazardous Materials” shall mean the following: hazardous substances; toxic substances; polychlorinated biphenyls (“PCBs”) or any substance, element or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant, deleterious substance, contaminant, chemical, waste of any nature, material, compound, constituent, derivative, element or substance regulated under any Environmental Laws.

“Hedging Agreement” shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies entered into for the purposes of hedging Borrower’s exposure to interest or exchange rates, loan credit exchanges, security or currency valuations or commodity prices.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

“Holdings” means Algoma Steel Group Inc.

“Hourly Pension Plan” means the Essar Steel Algoma Inc. Pension Plan for Hourly Employees (Canada Revenue Agency and Financial Services Regulatory Authority of Ontario Registration No. 1079904).

“IFRS” shall mean International Financial Reporting Standards as in effect from time to time; provided that determinations in accordance with IFRS for purposes of Section 4.2 and Article 9, including defined terms as used therein, and for all purposes of determining the Consolidated Total Leverage Ratio, are subject (to the extent provided therein) to Section 1.6 and Section 12.7(2).

“Immaterial Subsidiary” shall mean, as of any date, each Restricted Subsidiary of the Borrower that (i) has not guaranteed any other Indebtedness of the Borrower and (ii)(x) has total assets together with all other Immaterial Subsidiaries (other than Unrestricted Subsidiaries) (as determined in accordance with IFRS) of less than 2.50% of the Consolidated Total Assets of the Borrower (measured, at the end of the most recent fiscal period for which internal financial statements are available) and (y) “earnings before interest, taxes, depreciation and amortization” (calculated in a manner consistent with the definition of “Consolidated EBITDA”), together with all other Immaterial Subsidiaries (other than Unrestricted Subsidiaries) of less than 2.50% of the Consolidated EBITDA of the Borrower (measured for the most recently ended four consecutive fiscal quarters for which internal consolidated financial statements are available), in each case measured on a pro forma basis giving effect to any acquisitions or depositions of companies, division or lines of business since such balance sheet date or the start of such four quarter period, as applicable, and on or prior to the date of acquisition of such Subsidiary; provided, that if internal financial statements are not available, this definition shall be applied based on the financial statements delivered (1) pursuant to Section 8.1(a) or 8.1(b) or (2) at all times prior to the delivery of financial statements pursuant to Section 8.1(a) or 8.1(b), pursuant to Section 5.14.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling or step-sibling (and any linear descendant thereof), mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, any of the foregoing individual’s (including the initial individual’s) estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incur” shall mean issue, create, assume, enter into any Guaranty of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness hereunder or pursuant to any other revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed hereunder or thereunder.

“Indebtedness” shall mean, with respect to any Person on any date of determination (without duplication):

(a)	the principal of indebtedness of such Person for borrowed money;

(b)	the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)

all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(d)

the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables and in each case excluding (a) any earn out obligation or purchase price adjustment until such obligation (I) becomes a liability on the balance sheet of such Person (excluding the footnotes thereto) in accordance with IFRS and (II) has not been paid within 60 days after becoming due and payable following expiration of any dispute resolution mechanics set forth in the applicable agreement governing the applicable transaction, (b) any such obligations incurred under ERISA or under any employee consulting agreements, (c) accrued expenses, trade accounts payable, accruals for payroll and other liabilities accrued in the ordinary course of business (including on an intercompany basis) and (d) liabilities associated with customer prepayments and deposits), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

(e)	Capitalized Lease Obligations of such Person;

(f)

the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Person, any Preferred Stock (including, in each case, any accrued dividends);

(g)

the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(h)	Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(i)

to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement); provided that in no event shall any Hedging Obligations be deemed “Indebtedness” for any calculation of the Consolidated Total Leverage Ratio, the Consolidated Cash Interest Coverage Ratio or any other financial ratio under this Agreement.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness. Notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, (x) the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder), (y) the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivative created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed to be an incurrence of Indebtedness hereunder) and Indebtedness of any Parent Entity appearing on the balance sheet of the Borrower or any of its Subsidiaries solely by reason of push-down accounting under IFRS.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(a)	Contingent Obligations Incurred in the ordinary course of business;

(b)	Cash Management Services;

(c)

in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;

(d)

for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes; or

(e)	any obligations with respect to trade payables.

“Indemnified Person” shall have the meaning provided in Section 12.1.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Credit Party under any Credit Document and (b) to the extent not otherwise described in preceding clause (a), Other Taxes.

“Independent Financial Advisor” shall mean an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided, however, that such firm or appraiser is not an Affiliate of the Borrower.

“Indigenous group” shall mean any Indian or Indian Band (as those terms are defined in the Indian Act (Canada)), Indigenous Person or People, Inuk or Inuit, Métis Person or People, Aboriginal Person or People, native Person or People, Indigenous Person or People, any person or group asserting or otherwise claiming an aboriginal or treaty right, including aboriginal title, or any other aboriginal interest, and any Person or group representing, or purporting to represent, any of the foregoing.

“Initial Agreement” shall have the meaning provided in Section 9.5.

“Insurance Policies” shall mean the insurance policies and coverages required to be maintained by each Credit Party pursuant to the terms of the Senior Credit Documents and Section 8.3.

“Insurance Broker’s Report” shall mean a report of a reputable insurance broker with respect to such insurance and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

“Insurance Requirements” shall mean, collectively, all provisions of the Insurance Policies and all requirements of the issuer of any of the Insurance Policies binding upon each Credit Party, as contemplated in Section 8.3.

“Intellectual Property” shall have the meaning provided in Section 7.19(1).

“Intercompany Debt” shall mean any Indebtedness, payables or other obligations, whether now existing or hereafter incurred, owed by Holdings or any Restricted Subsidiary of Holdings to Holdings or any Restricted Subsidiary of Holdings.

“Intercompany Note” shall mean a promissory note evidencing Intercompany Debt, duly executed and delivered substantially in the form of Exhibit J (or such other form as shall be satisfactory to the Administrative Agent (subject to Required Lenders Negative Consent)), with blanks completed in conformity herewith.

“Investment” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of IFRS; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment. If the Borrower or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Borrower or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto (but only to the extent that the aggregate amount of all such returns, distributions and repayments with respect to such Investment does not exceed the original principal amount of such Investment and less any such amounts which increase the ability to make a Restricted Payment pursuant to Section 9.3(1)).

For purposes of Sections 8.21 and 9.3:

(a)

“Investment” will include the portion (proportionate to the Borrower’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Subsidiary attributable to the Borrower’s equity interest therein as determined by the Borrower in good faith at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower will be deemed to continue to have an “Investment” in the resulting Restricted Subsidiary in an amount (if positive) equal to (a) the Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary attributable to the Borrower’s equity interest therein as determined by the Borrower in good faith at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(b)	any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Securities” shall mean:

(a)	securities issued or directly and fully Guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents);

(b)	securities issued or directly and fully guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof (other than Cash Equivalents);

(c)

debt securities or debt instruments with a rating of “A“ or higher from S&P or “A3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries; and

(d)

investments in any fund that invests exclusively in investments of the type described in clauses (a), (b) and (c) above which fund may also hold cash and Cash Equivalents pending investment or distribution.

“Investors” means (a) collectively, Bain Capital, LP, Barclays Bank PLC, Marathon Asset Management, LP, GoldenTree Asset Management, LP (in each case, collectively with the funds, partnerships or other co-investment vehicles managed, advised or controlled thereby) and (b) the Management Investors as of the Closing Date of the Term Facility.

“IRS” shall mean the United States Internal Revenue Service.

“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit L.

“Junior Financing” shall mean, collectively, the SIF CapEx Facility, the SIF Grant Facility, the SIF Project Cost Facility and any Subordinated Indebtedness and any Permitted Refinancing Indebtedness in respect thereof that constitutes Subordinated Indebtedness; provided, that Junior Financing shall not include any Intercompany Debt.

“Leases” shall mean the New PortLP Leases and any and all other leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.

“Lender” shall mean Canada Infrastructure Bank, and any other Person that becomes a “Lender” hereunder pursuant to Section 12.4

“Lien” shall mean, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Liquid Steel Production” means the total liquid steel production at the Project facility in tonnes, as reported to ECCC annually through the Output-Based Pricing System (“OBPS”) report, or equivalent. The Recipient will provide this OBPS report to SIF and CIB annually within a month of submitting the report to ECCC.

“Loan Maturity Date” shall mean November 26, 2046 (or if such day is not a Business Day, the Business Day immediately succeeding such day).

“Loan Repayment Schedule” shall mean the schedule attached hereto from time to time as Schedule 4.2 showing each scheduled principal payment and the declining balance of the principal amount of the Loans from the initial principal repayment date to the Final Maturity Date (based on a straight-line amortization).

“Loans” has the meaning ascribed to such term in Section 2.1.

“Longstop Date” means June 30, 2026, unless extended as a result of a Force Majeure in accordance with Section 2.6(2).

“Major Project Party” means each counterparty to a Material Project Document and their respective parent guarantor (if applicable) that are required for the Project to achieve Completion on or before the Longstop Date.

“Management Advances” shall mean loans or advances made to, or Guaranties with respect to loans or advances made to, directors, officers, employees or consultants of any Parent Entity, the Borrower or any Restricted Subsidiary:

(a)

in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or (b) for purposes of funding any such person’s purchase of Capital Stock (or similar obligations) of the Borrower, its Subsidiaries or any Parent Entity with (in the case of this sub-clause (b)) the approval of the Board of Directors;

(b)	in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; or

(c)	not exceeding US$3,000,000 in the aggregate outstanding at any time.

“Management Investors” means the officers, directors, managers, employees and members of management of the Borrower, any Parent Entity and/or any subsidiary of the Borrower and their Immediate Family Members.

“Material Acquisition” means any Permitted Acquisition or other similar Investment (including any Investment in a Similar Business) in each case the aggregate consideration for which exceeds US$50,000,000.

“Material Adverse Effect” means a material adverse effect on (i) the business, financial condition or results of operations, in each case, of the Borrower and its Restricted Subsidiaries, taken as a whole or (ii) the material rights and remedies (taken as a whole) of the Administrative Agent under the applicable Credit Documents.

“Material Indebtedness” shall mean (i) Indebtedness under the ABL Facility and any Term Facility and (ii) any other Indebtedness (other than the Loans) or Hedging Obligations of Holdings or any of its Restricted Subsidiaries in an aggregate outstanding principal amount exceeding, in the case of this clause (ii), the Threshold Amount. For purposes of determining

Material Indebtedness, the “principal amount” in respect of any Hedging Obligations of Holdings or any of its Restricted Subsidiaries at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings or such Restricted Subsidiary would be required to pay if the related Hedging Agreement were terminated at such time.

“Material Permits” shall mean those permits listed on Schedule 7.4.

“Material Project Document” shall mean each project document that is, in the Borrower’s good-faith business judgment, material and required to develop, procure, construct, commission and operate the Project, and shall in any event include the EAF Supply Agreement, all material construction contracts related to the construction of the Project and all material construction contracts related to the Electrification Completion.

“Maximum Rate” shall have the meaning provided in Section 12.20.

“Mechanical Completion” shall have the meaning given thereto in Schedule 1.1(d).

“Minimum Borrowing Amount” shall mean Can$5,000,000.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“NAIC” shall mean the National Association of Insurance Commissioners.

“Nationally Recognized Statistical Rating Organization” shall mean a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.

“Net Available Cash” from (a) an Asset Disposition shall mean cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(a)

all legal, accounting, banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Taxes paid, reasonably estimated to be actually payable or accrued as a liability under IFRS (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution of such proceeds to the Borrower and after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(b)

all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition (other than to the extent secured by a Lien which ranks pari passu with or is junior to the Liens securing the Obligations), in accordance with the terms of any Lien upon such assets, or which by Applicable Law be repaid out of the proceeds from such Asset Disposition (provided that, to the extent such amounts are not used to make payments in respect of such Taxes, such proceeds shall constitute Net Available Cash);

(c)

all distributions and other payments required to be made to minority interest holders (other than any Parent Entity, the Borrower or any of its respective Subsidiaries) in Subsidiaries or joint ventures as a result of such Asset Disposition;

(d)

the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of IFRS, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Borrower or any Restricted Subsidiary after such Asset Disposition; provided that, to the extent at any time any such amounts are released from such reserve (other than in connection with a payment of such liability), such amounts shall constitute Net Available Cash; and

(e)

any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

“Net Cash Proceeds” shall mean (a) with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of Taxes paid or reasonably estimated to be actually payable as a result of such issuance or sale (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution of such proceeds to the Borrower and after taking into account any available tax credit or deductions and any tax sharing agreements) (provided that, to the extent such amounts are not used to make payments in respect of such Taxes, such proceeds shall constitute Net Cash Proceeds); and (b) with respect to any Debt Issuance, the excess, if any, of (i) the sum of the cash received in connection with such Debt Issuance over (ii) the bank fees, underwriting discounts and commissions, premiums, expenses, accrued interest and fees related thereto, taxes reasonably estimated to be payable and other out-of-pocket expenses and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such Debt Issuance.

“Net Working Capital” shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

“Net Working Capital Requirement” shall mean the result of: (a) Can$100,000,000 minus (b) the Net Working Capital as reported on the most recent quarterly or annual financial statements delivered (or to be delivered if a forecasted amount is being determined) under Sections 8.1(1)(a) or (b), as applicable. If this result is negative then the Net Working Capital Requirement shall be zero.

“New PortGP” shall mean Algoma Docks GP Inc., a British Columbia corporation and the general partner of New PortLP.

“New PortLP” shall mean Algoma Docks Limited Partnership, an Ontario limited partnership.

“New PortLP Head Lease” means the amended and restated port lease dated as of November 30, 2018 in respect of the cargo port facility located at Sault Ste. Marie between the Borrower as Landlord and New PortLP as Tenant.

“New PortLP Sublease” means the sublease dated as of November 30, 2018 between New PortLP, as Sublandlord and the Borrower, as Subtenant.

“New PortLP Leases” means, collectively, the New PortLP Head Lease and the New PortLP Sublease.

“New PortLP Payments Amount” shall mean, collectively, (i) the aggregate amount of the tax and other claim liabilities of New PortLP and New PortGP (collectively, the “Port Lease Entities”) required to be paid by the Port Lease Entities and all costs incurred by the Borrower or the Port Lease Entities in connection with reporting obligations under or otherwise incurred in connection with compliance with Applicable Law of any Governmental Authority related to the New PortLP Leases and the ownership or operation of the port lands and the port assets, and (ii) rent and other payments required to be paid under the New PortLP Leases, general corporate overhead expenses, including professional fees and expenses, and other operational expenses of the Port Lease Entities and of the Borrower related to the New PortLP Leases and the ownership or operation of the port lands and the port assets.

“Non-Debt Fund Affiliate” means the Investors and any Affiliate of an Investor, other than any Debt Fund Affiliate.

“Non-Guarantor Subsidiary” shall mean each Restricted Subsidiary that is not a Subsidiary Guarantor.

“Non-Wholly Owned Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

“Notice of Borrowing” shall have the meaning provided in Section 2.3(1).

“Notice Office” shall mean the office of the Administrative Agent at:

Canada Infrastructure Bank

150 King Street West, P.O. Box 15,

Toronto, ON M5H 1J9

Attention: Head, Asset Management

E-mail: assetmanagement@cib-bic.ca

with a copy to:

Attention: General Counsel & Corporate Secretary

E-mail: CIBLegal@cib-bic.ca

or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligations” shall mean the Credit Document Obligations.

“OFAC” shall mean the U.S. Treasury Department Office of Foreign Assets Control.

“Officer’s Certificate” shall mean, with respect to any Person, a certificate, signed by an Authorized Officer of such Person with respect to compliance with a condition or covenant provided for in this Agreement or any other Credit Document including (a) a statement that the Person making such certificate has read such covenant or condition and (b) a statement as to whether or not such condition or covenant has been satisfied.

“Ontario CapEx Facility” shall mean that certain Credit Agreement dated as of the Closing Date among the Borrower, as borrower, and Her Majesty the Queen in Right of Ontario, as represented by the Minister of Northern Development and Mines, as lender, providing for capital expenditure credit facilities in an initial aggregate principal amount of Can$60,000,000.

“Operating Budget” shall have the meaning ascribed thereto in Section 8.1(f)

“Opinion of Counsel” shall mean a written opinion from legal counsel reasonably satisfactory to the Administrative Agent.

“Organizational Documents” shall mean, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate of formation or deed of incorporation and operating agreement and articles of association (or similar documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such Person, (v) with respect to any Foreign Subsidiary, the equivalent of the foregoing in such Foreign Subsidiary’s jurisdiction of incorporation or organization, and (vi) in any other case, the functional equivalent of the foregoing.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” shall mean all present or future stamp, excise, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent Entity” shall mean any direct or indirect parent of the Borrower.

“Parent Entity Expenses” shall mean:

(a)

costs (including all professional fees and expenses) Incurred by any Parent Entity in connection with reporting obligations under or otherwise Incurred in connection with compliance with Applicable Law, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, or any agreement or instrument relating to Indebtedness of the Borrower or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder;

(b)

customary indemnification obligations of any Parent Entity owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person to the extent relating to the Borrower and its Restricted Subsidiaries;

(c)	obligations of any Parent Entity in respect of director and officer insurance (including premiums therefor) to the extent relating to the Borrower and its Restricted Subsidiaries;

(d)

general corporate overhead expenses, including professional fees and expenses and other operational expenses of any Parent Entity related to the ownership or operation of the business of the Borrower or any of its Restricted Subsidiaries and franchise or similar Taxes;

(e)	expenses Incurred by any Parent Entity in connection with any public offering or other sale of Capital Stock or Indebtedness:

(i)	where the net proceeds of such offering or sale are intended to be received by or contributed to the Borrower or a Restricted Subsidiary,

(ii)	in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed, or

(iii)

otherwise on an interim basis prior to completion of such offering so long as any Parent Entity shall cause the amount of such expenses to be repaid to the Borrower or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed;

(ss)

without duplication of (5) above, (x) fees and expenses related to any debt and/or equity offerings (including refinancings), investments and/or acquisitions permitted or not restricted by this Agreement (whether or not consummated, and including advisory, refinancing, subsequent transaction and exit fees of any Parent Entity) and expenses and indemnities of any trustee, agent, arranger, underwriter or similar role and (y) after the consummation of an initial public offering or the issuance of debt securities, Public Company Costs;

(tt)	for greater certainty, sales Taxes, commodity Taxes and other similar Taxes exigible in respect of any payment described in (a) to (f) above; and

(uu)	customary guarantee obligations in respect of any payment described in (a) to (g) above.

“Patriot Act” shall have the meaning provided in Section 12.18.

“Payment Office” shall mean the office or account of the Administrative Agent or such other office or account as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBA” shall mean the Pension Benefits Act (Ontario) and all regulations made thereunder, as amended from time to time, and any corresponding pension benefits standards legislation of other jurisdictions in Canada.

“Permit” means any action, certificate, certificate of authorization, registration, notice, decree, filing, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

“Permitted Acquisition” shall mean any acquisition by the Borrower or any of its Restricted Subsidiaries, whether by purchase, merger, amalgamation or otherwise, of all or a substantial portion of the assets of, or any business line, unit or division or product line (including research and development and related assets in respect of any product or facility) of, any Person or of a majority of the outstanding Capital Stock of any Person (and, in any event, including any Investment in (x) any Restricted Subsidiary which serves to increase the Borrower’s or any

Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (y) any joint venture or similar arrangement for the purpose of increasing the Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture or similar arrangement), in each case if (1) the target Person, assets, business or division in respect of such acquisition is a business permitted under Section 8.22, (2)(a) such Person is or becomes a Restricted Subsidiary or (b) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys all or a substantial portion of its assets (or such division, business line, unit or product line or facility) to, or is liquidated into, the Borrower and/or any Restricted Subsidiary as a result of such transaction, (3) to the extent applicable, such target Person and the Credit Parties shall comply with the Guarantee Requirements and Section 8.12 with respect to any such target Person (other than any such target Person that is or becomes an Excluded Subsidiary) and (4) at the applicable time elected by the Borrower in accordance with Section 1.5, with respect to such acquisition, no Specified Event of Default shall have occurred and be continuing.

“Permitted Factoring Facility” means one or more facilities or programs providing for the factoring or sale by any Credit Party of accounts receivable, provided that the maximum face value of the accounts receivable sold thereunder, together with the aggregate amount of any advances against such receivables constituting Indebtedness incurred thereunder, as applicable, shall not exceed a maximum aggregate amount of Can$300,000,000, and provided further that, to the extent accounts receivable are sold thereunder, such sale is made on a non-recourse basis to the Credit Parties.

“Permitted Holders” shall mean, collectively, (1) the Investors, (2) any Person who is acting solely as an underwriter in connection with a public or private offering of Capital Stock of any Parent Entity or the Borrower, acting in such capacity and (3) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group set forth in this clause (3) and without giving effect to the existence of such group or any other group, the persons identified in clause (1) collectively have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Borrower or any of its direct or indirect Parent Entities held by such group.

“Permitted Investment” means (in each case, by the Borrower or any of its Restricted Subsidiaries):

(a)

Investments in (a) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary) or the Borrower or (b) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary; provided that the aggregate amount of all Investments made pursuant to this clause (a) in any Restricted Subsidiary that is not (or will not become) a Subsidiary Guarantor, when combined with (i) the aggregate amount of all dispositions by a Credit Party to a Restricted Subsidiary that is not a Credit Party pursuant to clause (a) of the definition of Asset Disposition and (ii) the aggregate principal amount of Indebtedness owing by any Non-Guarantor Subsidiary to a Credit Party outstanding pursuant to Section 9.4(1)(c), shall not exceed US$10,000,000 at any one time outstanding;

(b)	Permitted Acquisitions;

(c)	Investments in cash, Cash Equivalents or Investment Grade Securities;

(d)	Investments in receivables owing to the Borrower or any Restricted Subsidiary created or acquired in the ordinary course of business;

(e)

Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(f)	Management Advances;

(g)

Investments received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Restricted Subsidiary or in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h)	Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition;

(i)

Investments existing or pursuant to agreements or arrangements in effect on the Closing Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (a) as required by the terms of such Investment as in existence on the Closing Date or (b) as otherwise permitted under this Agreement;

(j)	Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 9.4;

(k)

pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 9.1;

(l)	any Investment to the extent made using Capital Stock of the Borrower (other than Disqualified Stock) or Capital Stock of any Parent Entity as consideration;

(m)

(i) Investments made in connection with the Transactions, (ii) Investments existing on, or contractually committed to or contemplated as of, the Closing Date and described on Schedule 9.3 and (iii) any modification, replacement, renewal or extension of any Investment described in clause (ii) above so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except by the terms thereof as in effect on the Closing Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of payment-in-kind securities);

(n)

Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses, sublicenses or leases of intellectual property, in any case, in the ordinary course of business and to the extent not otherwise prohibited by this Agreement;

(o)

(i) Guarantees of Indebtedness not prohibited by Section 9.4 and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business; provided, that any Guarantee by any Non- Guarantor Subsidiary of any Indebtedness that is Incurred under Section 9.4(1)(e)) shall be subject to the same caps set forth therein, and (ii) performance guarantees with respect to obligations that are permitted by this Agreement;

(p)	Investments consisting of earn out money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Agreement;

(q)

Investments of a Restricted Subsidiary acquired after the Closing Date or of an entity merged or amalgamated into the Borrower or merged or amalgamated into or consolidated with a Restricted Subsidiary after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(r)	Investments consisting of licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(s)	contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower;

(t)

(A) Investments in joint ventures and similar entities having an aggregate Fair Market Value, when taken together with all other Investments made pursuant to this clause (A) that are at the time outstanding, not to exceed US$30,000,000; and (B) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, when taken together with all other Investments made pursuant to this clause (B) that are at the time outstanding, not to exceed the sum of (I) in the case of Investments in New PortLP and New PortGP, the New PortLP Payments Amount plus (II) US$15,000,000;

(u)

(A) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (21)(A) that are at that time outstanding, not to exceed the greater of (x) US$50,000,000 and (y) 12% of Consolidated Total Assets as of the last day of the most recently ended Calculation Period, plus the amount of any distributions, dividends, payments or other returns in respect of such Investments and (B) additional Investments so long as, as measured at the time provided for in Section 1.5, on a Pro Forma Basis, the Consolidated Total Leverage Ratio would not exceed 3.50:1.00; provided that, in each case, if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) above and shall not be included as having been made pursuant to this clause (u)(A) or (u)(B), as applicable;

(v)

without duplication of clause (t), Investments in any Similar Business (including any joint venture engaged in a Similar Business) having an aggregate Fair Market Value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed US$30,000,000;

(w)	Investments in Restricted Subsidiaries and joint ventures pursuant to any Permitted Reorganization;

(x)

Investments to the extent that payment therefor is made solely with Capital Stock of any Parent Entity or Capital Stock (other than Disqualified Capital Stock) of the Borrower or any Restricted Subsidiary, in each case, to the extent not resulting in a Change of Control;

(y)

loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers or consultants of any Parent Entity (to the extent such payments or other compensation relate to services provided to such Parent Entity (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any subsidiary of any Parent Entity other than the Borrower and/or its subsidiaries)), the Borrower and/or any subsidiary in the ordinary course of business;

(z)

Investments made in joint ventures as required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements in effect on the Closing Date or entered into after the Closing Date in the ordinary course of business; and

(aa)

(i) Investments in any Parent Entity (or any other Person) in amounts and for purposes for which Permitted Payments or Restricted Payments to such Parent Entity (or such other Person) are permitted under Section 9.3; provided that any Investment made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 9.3 and (ii) Investments consisting of loans and advances to any Parent Entity in connection with the reimbursement of expenses incurred on behalf of the Borrower or any Restricted Subsidiary in the ordinary course of business.

In the event that a Permitted Investment meets the criteria of more than one of the types of Permitted Investments (at the time made or at a later date), the Borrower in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Investment in any manner that complies with this definition and such Permitted Investment shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Investment to which such Permitted Investment has been classified or reclassified; provided that, (X) upon delivery of any financial statements pursuant to Section 8.1(a) or 8.1(b) following the initial incurrence or making of any such reclassifiable item, if such reclassifiable item could, based on such financial statements, have been incurred or made in reliance on clause (u)(B) or any “ratio-based” basket or exception, such reclassifiable item shall automatically be reclassified as having been incurred or made under the applicable provisions of clause (u)(B) or such “ratio-based” basket or exception, as applicable (in each case, subject to any other applicable provision of clause (u)(B) or such “ratio-based” basket or exception, as applicable) and (Y) an Investment need not be permitted solely by reference to one category or clause of this definition but may instead be permitted in part under any combination thereof or under any other available exception; provided, however, that the foregoing shall not apply to clause (m) of this definition.

“Permitted Liens” shall mean, with respect to any Person:

(a)	Liens on assets or property of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of any Restricted Subsidiary that is not a Guarantor;

(b)

pledges, deposits or Liens under workmen’s compensation laws, payroll taxes, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business;

(c)

Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, construction contractors’, Liens imposed pursuant to the PBA for amounts required to be remitted but not yet due, or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(d)

Liens for Taxes which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to IFRS have been made in respect thereof;

(e)

easements (including reciprocal easement agreements), survey exceptions, restrictions or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Borrower and its Restricted Subsidiaries or to the ownership of their properties which do not (i) secure Indebtedness, (ii) in the aggregate materially adversely affect the value of said properties or (iii) materially impair their use in the operation of the business of the Borrower and its Restricted Subsidiaries;

(f)

Liens (a) on assets or property of the Borrower or any Restricted Subsidiary securing Hedging Obligations or Cash Management Services permitted under Section 9.4; (b) that are contractual rights of set-off or, in the case of clauses (i) or (ii) below, other bankers’ Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business; (c) on cash accounts securing Indebtedness incurred under Section 9.4(1)(f) with financial institutions; (d) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, consistent with past practice and not for speculative purposes; and/or (e) (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products an proceeds thereof, which Liens, in any event, do not to secure any Indebtedness;

(g)	leases, subleases and licenses and sublicenses of assets (including Real Property and intellectual property rights), in each case entered into in the ordinary course of business;

(h)

Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as (a) any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated, (b) the period within which such proceedings may be initiated has not expired or (c) no more than 60 days have passed after (i) such judgment, decree, order or award has become final or (ii) such period within which such proceedings may be initiated has expired;

(i)

Liens (i) on assets or property of the Borrower or any Restricted Subsidiary for the purpose of securing Capitalized Lease Obligations, or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing other Indebtedness Incurred to finance or refinance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred pursuant to Section 9.4(1)(g) and (b) any such Liens may not extend to any assets or property of the Borrower or any Restricted Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such assets and property (cross-collateralized) and (ii) any interest or title of a lessor under any Capitalized Lease Obligations or operating lease;

(j)

Liens arising from precautionary Uniform Commercial Code or PPSA financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(k)

Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time the Borrower or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, amalgamation, consolidation or other business combination transaction with or into the Borrower or any Restricted Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock);

(l)

Liens on assets or property of the Borrower or any Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness or other obligations of the Borrower or such Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary that is not a Subsidiary Guarantor, or Liens in favor of the Borrower or any Restricted Subsidiary;

(m)	Liens securing Senior Obligations and Permitted Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under this Agreement;

(n)

(a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Borrower or any Restricted Subsidiary of the Borrower has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any Real Property;

(o)

any encumbrance or restriction (including put and call arrangements, customary rights of first refusal and tag, drag and similar rights in joint venture agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(p)

Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(q)	Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(r)	Liens securing Indebtedness permitted to be Incurred pursuant to Senior Credit Documents;

(s)

Liens on Capital Stock or other securities or assets of, any Subsidiary that is not a Credit Party that secure Indebtedness or other obligations of a Subsidiary that is not a Credit Party that is permitted pursuant to Section 9.4;

(t)	any security granted over the marketable securities portfolio described in clause (i) of the definition of “Cash Equivalents” in connection with the disposal thereof to a third party;

(u)

Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(v)	Liens on equipment of the Borrower or any Restricted Subsidiary and located on the premises of any client or supplier in the ordinary course of business;

(w)

Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by this Agreement;

(x)

Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder (including Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto), and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers;

(y)	Liens solely on any cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted under this Agreement;

(z)

Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an asset sale permitted under Section 9.8 in each case, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(aa)	Liens securing obligations in respect of the Ontario CapEx Facility and the Federal CapEx Facility (including any Permitted Refinancing Indebtedness in respect thereof);

(bb)	the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein or in any comparable grant in jurisdictions other than Canada, provided they do not materially reduce the value of the property or assets of the Person or materially interfere with the access or use of such assets or property in the operation of the business of the Person;

(cc)

servicing agreements, development agreements, site plan agreements, and other agreements with any Governmental Authority pertaining to the use or development of any of the real property of the Person, provided same are complied with and do not materially reduce the value of the real property of the Person or materially interfere with the use of such real property in the operation of the business of the Person including any obligations to deliver letters of credit and other security as required;

(dd)

the right reserved to or vested in any Governmental Authority (i) by any statutory provision or (ii) by the terms of any lease, license, franchise, grant or permit of the Person to terminate any such lease, license, franchise, grant or permit;

(ee)

Easements and rights of way granted to a public utility or any municipality or governmental or other public authority to access and maintain overhead electric, telephone and cable television lines and underground electric, water, sewer, telephone, and cable television lines when required by such utility or other authority in connection with the operation of the business or the ownership of the real property, provided that such Liens do not materially reduce the value of the real property or materially interfere with the access or use of such real property in the operation of the business of the Person;

(ff)	Liens created or arising under, or pursuant to, the New PortLP Leases, including the easements and rights of way in connection therewith or granted thereunder;

(gg)	Liens securing obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted to be Incurred under Section 9.4(1)(i);

(hh)

Liens imposed on Real Property pursuant to (i) an order of a Bankruptcy Court or (ii) the Construction Act, R.S.O. 1990, c. C.30, as amended, arising in connection with or incidental to construction or maintenance in the ordinary course of business, in respect of obligations which are not more than thirty (30) days overdue, or if so due, have either been bonded off or the validity of which are being contested diligently and in good faith by all appropriate proceedings, and for which reasonable reserves under IFRS are maintained, so long as, during the period of such contestation there shall be no enforcement of such Liens or seizure or forfeiture of any Real Property of any Borrower subject thereto, and any Liens on cash and Cash Equivalents (including any securities entitlement and any related asset);

(ii)	Liens solely over accounts receivable securing obligations under any Permitted Factoring Facility.

For purposes of this definition, the term Indebtedness shall be deemed to include interest on such Indebtedness including interest which increases the principal amount of such Indebtedness.

In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of Incurrence or at a later date), the Borrower in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this definition and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified; provided that any Lien need not be permitted solely by reference to one category or clause of this definition but may instead be permitted in part under any combination thereof or under any other available exception.

“Permitted Payments” shall have the meaning provided in Section 9.3(2).

“Permitted Refinancing Indebtedness” shall mean any Indebtedness of the Borrower or any of its Restricted Subsidiaries issued in exchange for, or the Net Cash Proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of the Borrower or any of its Restricted Subsidiaries, as applicable; provided that:

(a)

the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable or, in the case of an ABL Facility and the Term Facility, the aggregate commitments then in effect in respect thereof) of the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus all interest thereon that has been paid-in-kind, all accrued and unpaid interest on such Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged and the amount of all premiums (including tender premiums), penalties, fees and expenses (including upfront fees and original issue discount), incurred in connection therewith);

(b)

such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; provided, that the foregoing limitation shall not apply to customary bridge loans with a maturity date of not longer than one year which, subject to customary conditions, provides for automatic conversion or exchange into Indebtedness that otherwise complies with the requirements of this clause (ii);

(c)

if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms at least as favorable to the holders of the Obligations as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged;

(d)

such Permitted Refinancing Indebtedness is incurred by the Person who is the obligor on the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged and does not add any additional obligors or guarantors with respect thereto;

(e)

if such Permitted Refinancing Indebtedness is secured, it shall not be secured by any assets other than the assets that secured (or under the written arrangements under which the original Lien arose, could secure) the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; and

(f)	such Permitted Refinancing Indebtedness is guaranteed only by those Persons that are guarantors of the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged;

“Permitted Reorganization” means any transaction or undertaking, including Investments, in connection with internal reorganizations and or restructurings (including in connection with tax planning and corporate reorganizations), so long as, after giving effect thereto, the Credit Parties shall comply with the Guarantee Requirements and Section 8.12.

“Permitted Shareholder Loans” shall mean unsecured loans made by any Permitted Holder to the Borrower or any Restricted Subsidiary (a) expressly subordinated in right of payment to the Obligations which provide for no payments of principal or interest (other than payment in kind interest), (b) are not convertible or exchangeable into securities of the Borrower or any of its Restricted Subsidiaries (other than Capital Stock (other than Disqualified Stock) of the Borrower), (c) contain no defaults and (d) are not mandatorily redeemable or redeemable at the option of the holder in the case of each of (a), (b), (c) and (d) prior to the date of the Latest Maturity Date.

“Permitted Tax Distributions” shall mean payments, dividends or distributions by the Borrower to Holdings in order to permit Holdings or another Parent Entity to pay the tax liability in respect of consolidated or combined federal, state, provincial or local taxes not payable directly by the Borrower or any of its Restricted Subsidiaries which payments by the Borrower are not in excess of the tax liabilities that would have been payable by the Borrower and its Restricted Subsidiaries on a stand- alone basis.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any Governmental Authority.

“PIK Payment” shall have the meaning provided in Section 2.5(4).

“Plan” shall mean any material employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by a Credit Party.

“PPSA” shall mean the Personal Property Security Act (Ontario) (and other equivalent personal property security legislation in any other applicable Canadian province or territory) and the Regulations thereunder, as from time to time in effect.

“Preferred Stock” as applied to the Capital Stock of any Person, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Pro Forma Basis” shall mean, with respect to compliance with any test or covenant or calculation or any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.4.

“Project” has the meaning ascribed to such term in the recitals.

“Project Contracts” means:

(a)	the Material Project Documents; and

(b)	all other contracts (other than the Credit Documents and Senior Credit Documents) entered into by the Borrower in connection with the Project.

“Project Costs” shall mean all hard and soft costs, without duplication, of the development, acquisition, procurement, construction and start-up of the Project, including without limitation:

(a)

the cost of developing, permitting, acquiring, designing, engineering, procuring equipment, constructing, verification testing, commissioning, technical direction (including training personnel), pre-operational testing, pre-production and start-up including without limitation, reimbursement of consulting wages and expenses of employees doing work on behalf of the Borrower that are paid by an Affiliate of the Borrower on behalf of the Borrower;

(b)	Site and Project acquisition costs and fees, land use and real estate fees and costs;

(c)	all amounts payable under the Project Contracts prior to the Final Completion Date;

(d)	all interest costs and fees in respect of the Obligations up to the Final Completion Date;

(e)	all interest and financing costs of the Borrower actually incurred in connection with Purchase Money Security Interests and Capital Lease Obligations;

(f)	all insurance costs and local property Taxes actually incurred;

(g)	feasibility and other study (including environmental impact assessment studies) costs actually incurred;

(h)	allowances for contingency;

(i)	allocated general and administrative overhead; and

(j)

all financing costs, including financial, legal (including legal costs incurred in connection with the negotiation of Project Contracts, this Agreement, the other Credit Documents and any and all other agreements or transactions pertaining to development, acquisition, procurement, construction and start-up of the Project and the obtaining of necessary Permits) and consulting fees and expenses and up front, arrangement and commitment fees;

“Project Execution Plan” shall mean the governing document for the execution and management of the Project, which has defined a plan containing specific tasks and, an execution methodology that identifies and addresses key risks and mitigants relating to the Project, as well as supporting documentation and schedules to evidence performance of the activities specified therein as the Project progresses.

“Prudent Industry Practice” shall mean, at a particular time, either (a) any of the practices, methods and acts engaged in or approved by a significant portion of the steel industry operating in Canada or the United States, as applicable, at such time with respect to steel manufacturing facility of similar scope and nature as the Project, or (b) with respect to any matter to which the practices referred to in clause (a) do not apply, any of the practices, methods and acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, would have been expected to accomplish the desired result at a reasonable cost consistent with Applicable Law, steel manufacturing business practices, reliability, safety and expedition, with respect to steel manufacturing projects of similar scope and nature as the Project. “Prudent Industry Practice” is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers’ warranties, the requirements of insurance policies and the requirements of governmental bodies of competent jurisdiction.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means Charges associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, any similar Applicable Law), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, Charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance, listing fees and all executive, legal and professional fees and costs related to the foregoing.

“Purchase Money Obligations” shall mean any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction, repair or improvement of property (real or personal), plant, equipment or other assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualified Preferred Stock” of any Person shall mean any Preferred Stock of such Person that is not Disqualified Stock.

“Quarterly Payment Date” shall mean the first Business Day of each July, October, January and April.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased, managed, controlled or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and other property and rights incidental to the ownership, lease or operation thereof.

“Recipient” shall mean (a) the Administrative Agent, and (b) any Lender, as applicable.

“Refunding Capital Stock” shall have the meaning provided in Section 9.3(2)(b).

“Register” shall have the meaning provided in Section 12.15.

“Regulation D” shall mean Regulation D of the Board of Governors as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers and employees of such Person and of such Person’s Affiliates, provided that, for purposes of the definition of Permitted Holders, Related Parties shall mean (i) any controlling stockholder or 60% (or more) owned Subsidiary of such Permitted Holder or, in the case of an individual, any Immediate Family Member of such individual; or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding a 60% (or more) controlling interest of which consist of such

Permitted Holder and/or such other persons referred to in the immediately preceding clause (i).

“Related Taxes” shall mean:

(a)	franchise and similar Taxes, and other fees and expenses, required to maintain such Parent Entity’s corporate existence;

(b)	payroll, employer health, employment insurance, health insurance, social security and other similar Taxes;

(c)	income Tax (including corporate income Tax, municipal business Tax and solidarity surcharge) and net wealth Tax;

(d)

for any taxable period for which the Borrower and/or any of its Subsidiaries are members of a consolidated, combined or similar income tax group for Canadian or U.S. federal and/or applicable provincial, state or local income Tax purposes of which a direct or indirect parent of the Borrower is the common parent (a “Tax Group”), the portion of any Canadian or U.S. federal, provincial, state or local income Taxes (as applicable) of such Tax Group for such taxable period that are attributable to the income of the Borrower and/or its Restricted Subsidiaries; provided that the amount of such dividends or other distributions for any taxable period shall not exceed the amount of such Taxes that the Borrower and/or its Restricted Subsidiaries, as applicable, would have paid had the Borrower and/or its Restricted Subsidiaries, as applicable, been a stand-alone taxpayer (or a stand-alone group);

(e)

the amount of any Tax obligation of the Borrower and/or any Restricted Subsidiary that is estimated in good faith by the Borrower as due and payable (but is not currently due and payable) by the Borrower and/or any Restricted Subsidiary as a result of the repatriation of any dividend or similar distribution of net income of any Foreign Subsidiary to the Borrower and/or any Restricted Subsidiary;

(f)

any withholding Tax obligation payable by a Parent Entity under Part XIII of the Income Tax Act (Canada) on distributions permitted to be paid to a Parent Entity by the Borrower under the Credit Documents; or

(g)

for any quarter for which any Parent Entity is treated as a partnership or other pass-through entity for U.S. federal income tax purposes, the amount equal to the product of (A) the Parent Entity’s items of taxable income and gain less items of taxable loss and deduction (other than miscellaneous itemized deductions or, for the avoidance of doubt, foreign taxes) and (B) the highest marginal combined U.S. federal, New York State and New York City tax rate applicable to individuals or corporations (whichever is higher) on ordinary income and capital gain (taking into account the deductibility of state and local taxes for federal income tax purposes and any difference in the tax rate resulting from the applicable holding period).

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

“Replacement Loans” has the meaning assigned to such term in Section 12.12(4).

“Required Lenders” shall mean, at any time Lenders the sum of whose outstanding Loans at such time represents at least a majority of the sum of all outstanding Loans.

“Required Lenders Negative Consent” shall mean, with respect to any instrument, agreement, term or condition provided for in this Agreement or any other Credit Document, that such instruction, agreement, term or condition has been presented to the Lenders by the Administrative Agent and the same has not been objected to in writing by the Required Lenders (acting reasonably) within five (5) Business Days following the Administrative Agent’s delivery of notice thereof. Following such five (5) Business Days period without objection by the Required Lenders, the Administrative Agent and the applicable Credit Parties shall be permitted to enter into, execute and deliver such instrument or agreement, and/or such term or condition shall be deemed satisfied, in each case under this Agreement and the other Credit Documents.

“Requirements of Law” shall mean, with respect to any Person, any and all requirements of any Governmental Authority applicable to such Person having the force of law, including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law.

“Response” shall mean all actions required by any Governmental Authority or voluntarily undertaken to (i) investigate, assess, clean up, remove, mitigate, treat, abate, risk assess or in any other way address or respond to any Hazardous Material in the Environment or adverse effects thereon, (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material, or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clause (i) or (ii) above.

“Restricted Debt Payment” shall have the meaning provided in Section 9.3(1)(c).

“Restricted Investment” shall mean any Investment other than a Permitted Investment.

“Restricted Payment” shall have the meaning provided in Section 9.3(1)(d).

“Restricted Payment Conditions” shall have the meaning provided in Section 9.3(1)(d).

“Restricted Subsidiary” shall mean, at any time, any Canadian Restricted Subsidiary or U.S. Restricted Subsidiary.

“RP Payment Date” shall have the meaning given thereto in Section 9.3(1)(d)

“Salaried Pension Plan” means the Essar Steel Algoma Inc. Pension Plan for Salaried Employees (Canada Revenue Agency and Financial Services Regulatory Authority of Ontario Registration No. 1079896).

“Sale and Leaseback Transaction” shall mean any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) OFAC or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union in the framework of its Common

Foreign and Security Policy or any supplementary measures adopted by any of the EU Member States (including the United Kingdom) and (d) the Canadian government.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“SEC” shall have the meaning provided in Section 8.1(i).

“Securities Act” shall mean the Securities Act of 1933.

“Sellers” has the meaning assigned to such term in the recitals to this Agreement.

“Senior Credit Documents” shall mean all credit agreements, indentures, notes and other evidence of Debt entered into by the Borrower or its Restricted Subsidiaries pursuant to which the Borrower or its Restricted Subsidiaries have incurred obligations in favour of Senior Creditors, and includes all other security and other finance documents entered into and delivered in connection with such credit agreements, indentures, notes and other evidence of Indebtedness, including the ABL Facility any Term Facility, and any Permitted Refinancing Indebtedness in respect thereof, in each case to the extent permitted to be entered into pursuant to the terms hereof.

“Senior Creditor” shall mean each Person who makes commitments to advance credit or advances credit (and each such Peron’s agents) to the Borrower or its Restricted Subsidiaries (other than any such Person providing Junior Financing or the Administrative Agent and the Lenders hereunder), including each credit counterparty to the ABL Facility, any Term Facility and any Permitted Refinancing Indebtedness in respect thereof.

“Senior Obligations” shall mean all present and future obligations, liabilities and indebtedness of the Borrower and its Restricted Subsidiaries pursuant to Senior Credit Documents, including the ABL Facility, any Term Facility and any Permitted Refinancing Indebtedness in respect thereof, excluding, for greater certainty, any Junior Financing or the Obligations.

“SIF” shall mean the Strategic Innovation Fund.

“SIF CapEx Facility” shall mean that certain contribution agreement dated March 29, 2019 among the Borrower, as recipient, the other Credit Parties party thereto from time to time, as guarantors, and Her Majesty the Queen in Right of Canada, as represented by Minister of Industry or by SIF, providing for capital expenditure credit facilities in an initial aggregate principal amount of Can$15,000,000.

“SIF Project Cost Facility” shall mean that certain junior subordinated unsecured credit facility dated on or about the Closing Date provided to the Borrower by Her Majesty the Queen in Right of Canada, as represented by Minister of Industry or by SIF providing the financing of Project Costs in an initial aggregate principal amount of Can$200,000,000.

“SIF Grant Facility” shall mean that certain grant facility provided to the Borrower by Her Majesty the Queen in Right of Canada, as represented by Minister of Industry or by SIF providing for grants to finance capital expenditures in an initial aggregate principal amount of Can$15,000,000.

“Similar Business” shall mean (a) any businesses, services or activities engaged in by the Borrower or any of its Restricted Subsidiaries or any Associates on the Closing Date and (b) any businesses, services and activities engaged in by the Borrower or any of its Restricted

Subsidiaries or any Associates that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.

“SPAC Transaction Agreement” shall mean the merger agreement dated May 24, 2021 among Algoma Steel Group Inc. (f/k/a 1295908 B.C. Ltd.) Algoma Merger Sub, Inc. and Legato Merger Corp. pursuant to which the SPAC Transactions are to be consummated.

“SPAC Transactions” shall mean the transactions contemplated pursuant to that certain merger agreement dated as of May 24, 2021, and the related investments and transactions contemplated thereby, following which the Borrower shall be a wholly owned subsidiary of a publicly listed entity, Algoma Steel Group Inc. (f/k/a 1295908 B.C. Ltd.).

“Specified Event of Default” means an Event of Default pursuant to Section 10.1(1) or Section 10.1(5) (with respect to the Borrower).

“Specified Transaction” shall mean, with respect to any Test Period, (a) any Permitted Acquisition or any other acquisition, whether by purchase, merger, amalgamation or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or any facility, or of a majority of the outstanding Capital Stock of any Person, in each case that is permitted by this Agreement, (b) any disposition of all or substantially all of the assets or Capital Stock of a Subsidiary (or any business unit, line of business or division of the Borrower or a Restricted Subsidiary) not prohibited by this Agreement, (c) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 8.21, (d) any incurrence or repayment of Indebtedness (other than revolving Indebtedness), (f) any Cost Saving Initiative and/or (e) any other event that by the terms of the Credit Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“Subordinated Indebtedness” shall mean Indebtedness of the Borrower or any Guarantor that is by its terms subordinated in right of payment to the Obligations of the Borrower and such Guarantor, as applicable.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% of the voting power of the equity interests at the time. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Holdings.

“Subsidiary Guarantor” shall mean the Borrower and each other Restricted Subsidiary, whether existing on the Closing Date or established, created or acquired after the Closing Date, unless and until such time as the respective Restricted Subsidiary is released from all of its obligations under the Guaranty in accordance with the terms and provisions thereof; provided that (A) subject to immediately succeeding clause (B), no Excluded Subsidiary shall be a Subsidiary Guarantor and (B) notwithstanding anything to the contrary contained in this Agreement, no Restricted Subsidiary shall be excluded as a Subsidiary Guarantor if such Restricted Subsidiary enters into, or is required to enter into, a guarantee of (or is required to become a borrower or other obligor under) the ABL Facility, the CapEx Facilities, any Material

Indebtedness or any Permitted Refinancing Indebtedness in respect of the foregoing (with respect to a Permitted Refinancing of Material Indebtedness, which Permitted Refinancing also constitutes Material Indebtedness). Notwithstanding the foregoing, the Borrower may from time to time, upon notice to the Administrative Agent, elect to cause any Subsidiary that would otherwise be an Excluded Subsidiary to become a Subsidiary Guarantor hereunder (but shall have no obligation to do so), subject to the satisfaction of the Guarantee Requirements or guarantee and collateral requirements otherwise reasonably acceptable to the Borrower and the Administrative Agent (subject to Required Lenders Negative Consent) (which shall include, in the case of a Foreign Subsidiary, guarantee and collateral requirements customary under local law, including customary local limitations).

“Substantial Completion” shall have the meaning ascribed thereto in Schedule 1.1(e) (Substantial Completion).

“Successor Company” shall have the meaning provided in Section 9.2(1)(a).

“Swap Obligation” shall mean, with respect to any Subsidiary Guarantor, any obligations under any interest rate protection agreement or other Hedging Agreement to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Tax Return” shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technical Advisor” shall mean WSP Canada Inc. or its successors appointed by the Lenders.

“Term Facility” shall mean one or more credit agreements, notes, bonds, indentures or credit facilities evidencing Permitted Refinancing Indebtedness in respect of the credit agreement referenced in clause (a) above or any note, bond, indenture or credit facility in this clause (b).

“Termination Date” shall mean the date on which all Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other Obligations payable under any Credit Document (other than indemnities and reimbursement obligations under Section 12.1 which, in either case, are not then due and payable) have been paid in full in cash.

“Test Period” shall mean each period of four consecutive Fiscal Quarters of the Borrower then last ended, in each case taken as one accounting period.

“Threshold Amount” means US$50,000,000.

“Transaction Agreements” shall mean (i) the SPAC Transaction Agreement pursuant to which the SPAC Transaction was consummated and (ii) the subscription agreements among the investors party thereto and Algoma Steel Group Inc. (f/k/a 1295908 B.C. Ltd.) or Legato Merger Corp., as applicable pursuant to which the PIPE Investment (as defined in the SPAC Transaction Agreement) was consummated.

“Transaction Expenses” shall mean any fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by any Parent Entity and/or its Subsidiaries in connection with the Transactions (including the formation and capitalization of any such Parent Entity for purposes of undertaking the Transactions).

“Transactions” shall mean, collectively, (i) the consummation of the SPAC Transactions and the PIPE Investment (as defined in the SPAC Transaction Agreement) pursuant to which pursuant which the investors party thereto have executed subscription agreements pursuant to which they have committed to purchase common shares of Algoma Steel Group Inc. (f/k/a 1295908 B.C. Ltd.) or common shares of Legato Merger Corp., as applicable, immediately prior to the consummation of the SPAC Transactions (ii) the execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party, (iii) the consummation of the SIF Project Cost Facility and the execution, delivery and performance of all documents relating thereto and all required amendments to the Senior Credit Documents and the CapEx Facilities and (iv) the payment of all Transaction Expenses.

“Transferred Guarantor” shall have the meaning assigned to such term in Section 13.9.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“United States” and “U.S.” shall each mean the United States of America.

“Unrestricted Cash” shall mean aggregate amount of all unrestricted cash and Cash Equivalents of the Borrower (as shown on the balance sheet of the Borrower) that are not held as cash collateral and that are available to make a mandatory prepayment hereunder, a Restricted Payment or pay for Project Costs required to be funded to achieve Completion.

“Unrestricted Subsidiary” shall mean:

(a)	as of the Closing Date, each of New PortLP and New PortGP;

(b)

after the Closing Date, any Subsidiary (other than the Borrower or any Parent Entity) that at the time of determination is an Unrestricted Subsidiary (as designated in accordance with Section 8.21); and

(c)	any Subsidiary of an Unrestricted Subsidiary.

The Borrower may designate any Subsidiary (other than the Borrower or any Parent Entity, but including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, amalgamation, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:

(i)

such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Borrower or any other Subsidiary of the Borrower which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(ii)	such designation and the Investment of the Borrower in such Subsidiary complies with Section 8.21 and Section 9.3.

“U.S. Credit Party” shall mean each Subsidiary Guarantor that is a U.S. Restricted Subsidiary of Holdings.

“U.S. Dollars” and “US$” shall each mean freely transferable lawful money of the United States.

“U.S. Restricted Subsidiary” shall mean, at any time, any direct or indirect U.S. Subsidiary of Holdings that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, each U.S. Subsidiary shall be included in the definition of “U.S. Restricted Subsidiary.”

“U.S. Subsidiary” of any Person shall mean any Subsidiary of such Person incorporated or organized in the United States or any State thereof or the District of Columbia.

“Voting Stock” of a Person shall mean all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of the Borrower with respect to the preceding clauses (i) and (ii), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Borrower and its Subsidiaries under Applicable Law).

“Withholding Agent” shall mean the Credit Parties and the Administrative Agent.

“WRAP Pension Plan” shall mean the Essar Steel Algoma Inc. Wrap Pension Plan (Canada Revenue Agency and Financial Services Regulatory Authority of Ontario Registration No. 1079888).

Section	1.2 Other Definitional Provisions

(1)

As used herein and in the other Credit Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.1 shall have the respective meanings given to them under IFRS, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) unless the context otherwise requires, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, revenues, accounts, leasehold interests and contract rights, (v) the word “will” shall be construed to have the same meaning and effect as the word “shall”, and (vi) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s successors and assigns and (B) to Holdings, the Borrower or any other Credit Party shall be construed to include Holdings, the Borrower or such Credit Party as debtor and debtor-in-possession and any receiver or trustee for Holdings, the Borrower or any other Credit Party, as the case may be, in any insolvency or liquidation proceeding.

(2)

The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(3)	The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(4)

Unless otherwise expressly provided herein, (i) all references to documents, instruments and other agreements (including the Credit Documents) and all other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements, modifications, refinancings, renewals, replacements and restructurings thereto, but only to the extent that such amendments, restatements, amendments and restatements, extensions, supplements, modifications, refinancings, renewals, replacements and restructurings are permitted by the Credit Documents; and (ii) references to any law (including by succession of comparable successor laws) shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

Section 1.3 Currency Translation

For purposes of determining compliance as of any date with Article 9, amounts incurred or outstanding in currencies (other than Canadian Dollars) shall be translated into Canadian Dollars at the exchange rates in effect on the first Business Day of the Fiscal Quarter of the Borrower in which such determination occurs or in respect of which such determination is being made, as such exchange rates shall be determined in good faith by the Borrower based on commonly used financial reporting sources; provided, that for purposes of determining the Consolidated Total Leverage Ratio or the Consolidated Cash Interest Coverage Ratio, amounts incurred or outstanding in currencies (other than Canadian Dollars) shall be translated in accordance with IFRS. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Canadian Dollars in Article 9, Section 10.1(4) or Section 10.1(8) being exceeded solely as a result of changes in currency exchange rates from those applicable on the first day of the Fiscal Quarter of the Borrower in which such determination occurs or in respect of which such determination is made (it being understood that such changes shall nonetheless be taken into account in determining the remaining availability (if any) under any such limitation or threshold).

Section 1.4 Pro Forma Calculations

(1)

Notwithstanding anything to the contrary herein, financial ratios and tests, including the Consolidated Total Leverage Ratio or the Consolidated Cash Interest Coverage Ratio shall be calculated in the manner prescribed by this Section 1.4; provided that notwithstanding anything to the contrary in Section 1.4(2) or 1.4(3).

(2)

Notwithstanding anything to the contrary herein, but subject to Section 1.5 and Section 1.6(2), for purposes of calculating any financial ratio or test, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to Section 1.6(3)) that have been made (i) during the applicable Test Period and (ii) if applicable as described in Section 1.4(1), subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day (or, in case of the determination of Consolidated Total Assets, the last day) of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.4, then such financial ratio or test (or Consolidated Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.4.

(3)

In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness or issues or redeems Disqualified Stock or Preferred Stock included in the calculations of any financial ratio or test (in each case, other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and accompanied by a permanent commitment reduction), (i) during the applicable Test Period or (ii) subject to Section 1.4(1) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, to the extent required, as if the same had occurred (x) in the case of any leverage-based ratio, on the last day of the applicable Test Period and (y) in the case of any cash interest coverage ratio, on the first day of the applicable Test Period.

(4)

Subject to Section 1.6(4) and 1.6(5), the interest on any Indebtedness and dividends or distributions on any Disqualified Stock or Preferred Stock, in each case, assumed to be outstanding pursuant to preceding clause (d) shall be calculated as if such Indebtedness, Disqualified Stock or Preferred Stock had borne interest or accrued dividends or disbursements at (x) the rate applicable thereto, in the case of fixed rate Indebtedness, Disqualified Stock or Preferred Stock or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with IFRS. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed with a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in Section 1.4(1). Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower may designate.

Section 1.5 Limited Condition Transactions

Notwithstanding anything to the contrary herein (including in connection with any calculation made on a Pro Forma Basis), if the terms of this Agreement require (i) compliance with any financial ratio or financial test (including any Consolidated Total Leverage Ratio test and/or any Consolidated Cash Interest Coverage Ratio test) and/or any cap expressed as a percentage of Consolidated Total Assets, (ii) accuracy of any representation or warranty and/or the absence of a Default or Event of Default (or any type of default or event of default) or (iii) compliance with any basket, as a condition to (A) the consummation of any transaction (including in connection with any acquisition or similar Investment or the assumption or incurrence of Indebtedness) and/or (B) the making of any Restricted Payment (including any Restricted Debt Payment), the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, (1) in the case of any acquisition or similar Investment or any disposition and any transaction related thereto, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition, Investment or disposition (or, solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 Announcement” of a firm intention to make an offer) or (y) the consummation of such acquisition, Investment or disposition, (2) in the case of any Restricted Payment (other than a Restricted Investment or a Restricted Debt Payment), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) the declaration of such Restricted Payment or (y) the making of such Restricted Payment and (3) in the case of any Restricted Debt Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) delivery of notice with respect to such Restricted Debt Payment or (y) the making of such Restricted Debt Payment, in each case, after giving effect to the relevant acquisition or similar Investment, disposition, Restricted Payment and/or Restricted Debt Payment or other transaction on a Pro Forma Basis (including, in each case, giving effect to the relevant transaction, any relevant Indebtedness (including the intended use of proceeds thereof) and, at the election of the Borrower, giving pro forma effect to other prospective “limited conditionality” acquisitions or similar Investments for which definitive agreements have been executed, and no Default or Event of Default shall be deemed to have occurred solely as a result of an adverse change in such financial ratio or test occurring after the time such election is made (but any subsequent improvement in the applicable financial ratio or test may be utilized by the Borrower or any Restricted Subsidiary). For the avoidance of doubt, if the Borrower shall have elected the option set forth in clause (x) of any of the preceding clauses (1), (2) or (3) in respect of any transaction, then the Borrower shall be permitted to consummate such transaction even if any applicable test or condition shall cease to be satisfied subsequent to the Borrower’s election of such option. The provisions of this Section 1.5 shall also apply in respect of the incurrence of any Senior Obligations.

Section 1.6 Accounting Terms; IFRS; Other Interpretative Provisions, etc.

(1)

All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with IFRS as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting or financial nature that are used in calculating any Consolidated Total Leverage Ratio, any Consolidated Cash Interest Coverage Ratio, Consolidated EBITDA, Consolidated Net Income or Consolidated Total Assets shall be construed and interpreted in accordance with IFRS, as in effect from time to time; provided that (A) if any change to IFRS or in the application thereof (including the conversion to U.S. GAAP as described below) is implemented after the date of delivery of the financial statements described in Section 7.5(1) and/or there is any change in the functional currency reflected in the financial statements or (B) if the Borrower elects or is required to report under U.S. GAAP, the Borrower or the Required Lenders may request to amend the relevant affected provisions hereof (whether or not the request for such amendment is delivered before or after the relevant change or election) to eliminate the effect of such change or election, as the case may be, on the operation of such provisions and (x) the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (it being understood that no amendment or similar fee shall be payable to the Administrative Agent or any Lender in connection therewith) to preserve the original intent thereof in light of the applicable change or election, as the case may be and (y) the relevant affected provisions shall be interpreted on the basis of IFRS and the currency, in each case, as in effect and applied immediately prior to the applicable change or election, as the case may be, until the request for amendment has been withdrawn by the Borrower or the Required Lenders, as applicable, or this Agreement has been amended as contemplated hereby. Any consent required from the Administrative Agent with respect to the foregoing shall not be unreasonably withheld, conditioned or delayed.

(2)

Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Capitalized Lease Obligations”, unless the Borrower elects otherwise, all obligations of any Person that are or would have been treated as operating leases for purposes of IFRS in effect as of January 1, 2018 shall continue to be accounted for as operating leases for purposes of all financial definitions, calculations and deliverables under this Agreement or any other Credit Document (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required (on a prospective or retroactive basis or otherwise) to be treated as capital lease obligations or otherwise accounted for as liabilities in financial statements.

(3)

For purposes of determining the permissibility of any action, change, transaction or event that by the terms of the Credit Documents requires a calculation of any financial ratio or financial test (including the Consolidated Total Leverage Ratio, the Consolidated Cash Interest Coverage Ratio, Consolidated EBITDA, Consolidated Net Income or Consolidated Total Assets), subject to Section 1.5, such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or financial test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(4)

The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with IFRS.

(5)

The increase in any amount secured by any Lien by virtue of the accrual of interest, the accretion of accreted value, the payment of interest or a dividend in the form of additional Indebtedness, amortization of original issue discount and/or any increase in the amount of Indebtedness outstanding solely as a result of any fluctuation in the exchange rate of any applicable currency will be deemed not to be the granting of a Lien for purposes of Section 9.1.

(6)

Any financial ratios required to be met by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.7 [reserved]

Section 1.8 Timing of Payment and Performance

When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.9 Times of Day

Unless otherwise specified, all references herein to times of day shall be references to Ottawa, Ontario time (daylight or standard, as applicable).

Section 1.10 Currency Equivalents Generally

(1)

Notwithstanding anything to the contrary in clause (2) below, for purposes of any determination under Article 8, Article 9 or Article 10 with respect to the amount of any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, disposition, Sale and Leaseback Transaction, affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement (any of the foregoing, a “relevant transaction”), in a currency other than Canadian Dollars, (i) the Canadian Dollar equivalent amount of a relevant transaction in a currency other than Canadian. Dollars shall be calculated based on the rate of exchange quoted by the Bank of Canada for such foreign currency, as in effect at 11:00 a.m. on the date of such relevant transaction (which, in the case of any Restricted Payment, Restricted Debt Payment, Investment, disposition or incurrence of Indebtedness, shall be determined as set forth in Section 1.5); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Canadian Dollars, and the relevant refinancing or replacement would cause the applicable Canadian Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Canadian Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus underwriting discounts and other customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payment) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 9.4 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any relevant transaction so long as such relevant transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of the calculation of compliance with any financial ratio for purposes of taking any action hereunder on any relevant date of determination, amounts denominated in currencies other than Canadian Dollars shall be translated into Canadian Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Sections 8.1(a) or 8.1(b) (or, prior to the first such delivery, the financial statements referred to in Section 5.14), as applicable, for the relevant Test Period and, at the option of the Borrower, will reflect the currency translation effects, determined in accordance with IFRS, of Hedging Agreements permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Canadian Dollar equivalent amount of such Indebtedness.

(2)

Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.

Section 1.11 Divisions

For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE 2

AMOUNT AND TERMS OF CREDIT

Section 2.1 Credit Facility

(1)

Subject to and upon the terms and conditions set forth herein, Canada Infrastructure Bank, as initial Lender hereunder, agrees to establish a non-revolving construction credit facility, which shall be made available to the Borrower by the Lenders in a principal amount of up to but not exceeding the Commitment during the Availability Period (the “Credit Facility”).

(2)

Each Borrowing under the Credit Facility shall be in Canadian dollars and all Obligations due and owing under the Credit Facility (including the payment of principal and interest) shall be paid in Canadian dollars.

(3)	Each Borrowing under the Credit Facility shall be a “Loan” and they shall be collectively “Loans”. Once repaid, the Loans incurred hereunder may not be reborrowed.

(4)	The Borrower shall use the proceeds of a Borrowing to fund Project Costs that have been incurred by the Borrower prior to the date of such Borrowing.

Section 2.2 Minimum Amount of Each Borrowing

The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount. There shall not be more than one Borrowing in any one month.

Section 2.3 Notice of Borrowing.

(1)

When the Borrower desires to incur the Loans hereunder, the Borrower shall give the Administrative Agent written notice thereof (the “Notice of Borrowing”) at the Notice Office at least fifteen Business Days’ prior to the Loans; provided that (in either case) (1) such Notice of Borrowing shall be deemed to have been given on a certain day only if given before 11:00 A.M. on such day. Such Notice of Borrowing, except as otherwise expressly provided in Section 2.6, shall be irrevocable and shall be in writing in the form of Schedule 6.1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) that all conditions precedent to such Borrowing in Article 6 have been satisfied, and

(iv) such other matters required by the Notice of Borrowing. The Administrative Agent shall promptly give each Lender notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(2)

The Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

Section 2.4 Disbursement of Funds

No later than 1:00 P.M. on the date specified in the Notice of Borrowing, all requested amounts will be made available by Canada Infrastructure Bank (or its permitted assignee in accordance with this Agreement) in Canadian dollars and in immediately available funds.

Section 2.5 Interest

(1)

The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan (i) from the date of Borrowing thereof until November 27, 2031 (the “Step Up Date”), at a rate per annum equal to the Base Rate and (ii) from the Step Up Date until the maturity of the Loan (whether by acceleration or otherwise) at a rate per annum equal to the Base Rate plus 150 basis points.

(2)

Upon the occurrence and during the continuance of an Event of Default under Section 10.1(1), all overdue amounts outstanding hereunder shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(3)

Subject to clause (4) below, accrued (and theretofore unpaid) interest shall be payable in cash in respect of each Loan, (x) quarterly in arrears on each Quarterly Payment Date, (y) on the date of any repayment or prepayment in full of all outstanding Loans, and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(4)

Notwithstanding the foregoing, unless the Administrative Agent receives a written election from the Borrower to pay interest in cash (the “Cash Interest Election”), payment of accrued (and theretofore unpaid) interest on each applicable Loan comprising any Borrowing shall be deferred and, for purposes of the payment thereof and the accrual of compound interest thereon, be treated as having been capitalized and added to the then outstanding principal balance of such Loans on the date on which interest shall be payable pursuant to clause (3) above (the “PIK Payment”). Notice of the Borrower’s election to exercise the Cash Interest Election shall be given not less than 15 days (or such shorter period as the Administrative Agent may agree) prior to the date on which such interest is due to be paid in cash. Unless the Borrower exercises the Cash Interest Election with respect to an interest payment date for any Borrowing as set forth herein, interest will be payable by way of a PIK Payment.

(5)

On and after the earliest of (i) the date that is two years following the Final Completion Date, (ii) the Longstop Date and (iii) the date of the initial Restricted Payment made by the Borrower pursuant to and in accordance with the terms of this Credit Agreement, the Borrower shall no longer be permitted to pay interest by way of a PIK Payment and thereafter all interest due and owing hereunder shall be paid in cash on the applicably payment date.

Section 2.6 Final Completion Date

(1)

The Borrower shall deliver notice to the Administrative Agent at least thirty (30) Business Days prior to the Final Completion Date informing the Administrative Agent of the date on which the Final Completion Date is to occur.

(2)

The Longstop Date may be extended for a period of up to 12 months if the Borrower is not able to achieve Final Completion by the then scheduled Longstop Date as a result of a Force Majeure. In order to extend the Longstop Date as a result of the Force Majeure, the Borrower shall be required to:

(a)

give prompt notice to the Administrative Agent of the proposed Force Majeure, setting forth in reasonable detail the details of such Force Majeure and its effect on the Project and the ability of the Borrower to achieve Completion prior to the then scheduled Longstop Date;

(b)

set forth a detailed budget of the Cost to Complete taking into consideration the proposed Force Majeure, together with a detailed accounting of Available Construction Funds to pay for such Project Costs, which budget shall be acceptable to the Technical Advisor and the Administrative Agent;

(c)	provide a certification that after taking into consideration the proposed Force Majeure there is no Funding Shortfall; and

(d)	provide a detailed mitigation plan undertaken by the Borrower with respect to the event that the Borrower is claiming caused the Force Majeure.

Section 2.7 Increased Costs, Illegality, etc.

(1)

In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but) that after the Closing Date the introduction of or any change in any Applicable Law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitments hereunder or its obligations hereunder, then the Borrower agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 2.7(1) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.7(1), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts; provided that a Lender shall not demand compensation for any increased costs pursuant to a change if it shall not be the general policy of such Lender to demand such compensation under equivalent provisions in other credit agreements.

(2)

Notwithstanding anything in this Agreement to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change after the Closing Date in a requirement of law or government rule, regulation or order, regardless of the date enacted, adopted, issued or implemented (including for purposes of this Section 2.6).

Section 2.8 Change of Lending Office

Each Lender agrees that on the occurrence of any event giving rise to the operation of or increased payment under Section 2.7(1) or Section 4.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.8 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 2.6 and 4.4. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation.

Section 2.9 Future Financing

If requested by the Borrower, upon the Borrower providing Canada Infrastructure Bank the proposed terms and conditions of Permitted Refinancing Indebtedness, Canada Infrastructure Bank shall review such terms and conditions and will engage in commercially reasonable discussions with the Borrower to amend this Agreement as requested by the Borrower to the extent Canada Infrastructure Bank, acting reasonably, determines that such amendments are appropriate in the circumstances and reasonably required by the Borrower.

ARTICLE 3

FEES

Section 3.1 Fees

The Borrower agrees to pay to the Administrative Agent a fee on the Closing Date equal to [REDACTED — AMOUNT], and an annual fee equal to [REDACTED — AMOUNT], payable by the Borrower on the first Quarterly Payment Date of each year and such other fees as may be agreed to in writing from time to time by the Borrower or any of its Subsidiaries and the Administrative Agent

ARTICLE 4

PREPAYMENTS; PAYMENTS; TAXES

Section 4.1 Voluntary Prepayments

(1)

The Borrower may, from time to time, make voluntary prepayments against amounts owing under this Agreement, without premium or penalty. The Borrower shall give the Administrative Agent 3 Business Days’ irrevocable advance notice in writing of its intent to prepay any Loans, together with details of the Loans to be prepaid and the date and amount of the prepayment. Notwithstanding the foregoing:

(a)	in the event that the Borrower elects to make a partial prepayment of outstanding Loans the following conditions must be satisfied:

(i)	the Borrower shall have certified that:

(A)	no Default or Event of Default has occurred and is continuing and no Default or Event of Default would result as a consequence of any such prepayment;

(B)	no Funding Shortfall has occurred and is continuing or would result as a consequence of such prepayment;

(ii)	the Technical Advisor shall have certified that

(A)

that all milestones set forth in the Construction Budget and Schedule shall be achieved and that no incremental delay in achieving any such milestone beyond the respective scheduled date therefor would reasonably be expected as a consequence of such prepayment; and

(B)	the Final Completion is likely to occur on or prior to the Longstop Date.

(b)	each partial prepayment of Loans shall be in an aggregate principal amount of at least Can$100,000 and in increments of Can$50,000, or if less, the remaining balance of the Loans then outstanding.

(2)

The Administrative Agent will promptly notify the Lenders in writing of the contents of the Borrower’s prepayment notice and of each Lender’s ratable share of the prepayment. For certainty, any prepayment of the principal amount of any Loans shall result in a permanent reduction of the Credit Facility.

(3)	All such voluntary prepayment of Loans shall be applied against the principal amount outstanding in the inverse order of maturity (and not pro rata against scheduled payments).

(4)

Following any partial voluntary prepayment, the Administrative Agent shall prepare an updated Loan Repayment Schedule, which shall replace the existing Loan Repayment Schedule and shall be binding upon the Borrower, absent manifest error.

Section 4.2 Principal Repayments and other Mandatory Repayments

(1)

(a)

In addition to any other mandatory repayments or prepayments pursuant to this Section 4.2, the Borrower hereby unconditionally promises to repay the outstanding principal amount of the Loans to the Administrative Agent for the account of each applicable Lender (x) on the first Business Day of each April, July, October and January prior to the Loan Maturity Date in accordance with the Loan Repayment Schedule (as updated from time to time in accordance with the terms hereof) and (y) on the Loan Maturity Date, in an amount equal to the remainder of the principal amount of the Loans outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)

The Loan Repayment Schedule will be attached hereto as Schedule 4.2 on the Closing Date. The Loan Repayment Schedule (as thereafter amended in accordance with the terms hereof by the Administrative Agent) will be revised as final on the Final Completion Date after taking into account the amounts advanced by the Lenders to the Borrower during the Availability Period pursuant to the terms of this Agreement and any voluntary mandatory payments to occur prior to the Final Completion Date. The Loan Repayment Schedule finalized on the Closing Date and as adjusted on the Final Completion Date by the Administrative Agent (and as thereafter amended in accordance with the provisions hereof by the Administrative Agent) will be binding on the parties hereto absent manifest error. Following any prepayment or cancellation of the Loans following the Final Completion Date, the Loan Repayment Schedule will be revised by the Administrative Agent to account for the effect of such prepayment or cancellation, as applicable, and reattached hereto as Schedule 4.2.

(2)

In addition to any other mandatory repayments or prepayments of Loans pursuant to this Section 4.2, on or before the date of the Borrower making any Restricted Payment permitted pursuant to this Agreement:

(a)

Prior to the Final Completion Date, as a condition precedent to the Borrower making any Restricted Payment, (i) to the extent that there are Commitments equal to or greater than an amount equal to 33% of the amount of the Restricted Payment being declared on the applicable RP Payment Date (the “RP Construction Prepayment Amount”), the Borrower shall request that Canada Infrastructure Bank permanently reduce the Commitment by the RP Construction Prepayment Amount, (ii) if there are Commitments less than the RP Construction Prepayment Amount, the Borrower shall request that the remaining Commitments be cancelled and the Borrower shall be required to make a mandatory prepayment of Loans in an amount equal to the RP Construction Prepayment Amount minus the amount of Commitments cancelled pursuant to such request.

(b)	When the GHG Target becomes applicable,

(i)

If a GHG Report evidencing compliance with the GHG Target has been received by the Administrative Agent in accordance with Section 8.23 in the current calendar year for the immediately previous calendar year and does evidence compliance with the GHG Target for the immediately previous year, then the Borrower shall in the current calendar year, where the Borrower makes Restricted Payments in an amount in excess of Can$50,000,000, prepay the Loans in accordance with the requirements of Section 4.2(5) in an aggregate principal amount equal to 33% of the amount by which the aggregate total amount of all Restricted Payments made in the current calendar year exceeds Can$50,000,000 of Restricted Payments. For greater certainty, under this Section 4.2(2)(b)(i), no prepayment of the Loans shall be required in respect of the current calendar year if the Borrower’s total aggregate amount of Restricted Payments in such calendar year is equal to or less than Can$50,000,000; or

(ii)

If (i) a GHG Report evidencing compliance with the GHG Target has not been received by the Administrative Agent in accordance with Section 8.23 in the current calendar year for the immediately previous calendar year or does not evidence compliance with the GHG Target for the immediately previous calendar year;

and

provided the Borrower pays during the current calendar year Restricted Payments in the same amount or greater than the amount of Restricted Payments paid in the immediately previous calendar year,

then

(A)

the Borrower shall in the current calendar year prepay the Loans in accordance with the requirements of Section 4.2(4)in an aggregate principal amount equal to 33% of the amount of all Restricted Payments made in the current calendar year; or

(iii)

If (i) a GHG Report evidencing compliance with the GHG Target has not been received by the Administrative Agent in accordance with Section 8.23 in the current calendar year for the immediately previous calendar year or does not evidence compliance with the GHG Target for the immediately previous calendar year;

and

provided the Borrower pays during the current calendar year Restricted Payments in an amount lesser than the amount of Restricted Payments paid in the immediately previous calendar year then

(A)

the Borrower shall in the current calendar year prepay the Loans in accordance with the requirements of Section 4.2(3) in an aggregate principal amount equal to amount that would have been calculated in 4.2 (2) (b) (ii) (A) as if the Borrower was paying during the current calendar year Restricted Payments in the same amount as the amount of Restricted Payments paid in the immediately previous calendar year.

(2)

In addition to any other mandatory repayments or prepayments of Loans pursuant to this Section 4.2, within five Business Days of each date on or after the Closing Date upon which the Borrower or any of Subsidiary Guarantor receives any cash proceeds from Asset Dispositions made pursuant to Section 9.8 in excess of (i) US$5,000,000, in the case of any single transaction or a series of related transactions or (ii) US$15,000,000 in the aggregate in any fiscal year, the Borrower shall make a prepayment of Loans in an amount equal to 100% of the Net Available Cash therefrom, with such mandatory repayment to be applied in accordance with the requirements of Section 4.2(5); provided that such Net Available Cash shall not be required to be so allocated or applied on such date so long as no Event of Default then exists and such Net Available Cash shall be used to (i) prepay and permanently reduce the principal amounts of the Senior Obligations under the Senior Credit Documents or (ii) purchase assets (other than inventory and working capital) used or to be used in the businesses permitted pursuant to Section 8.22, in each case (x) within 365 days following the date of such Asset Disposition or (y) if the Borrower or a Restricted Subsidiary thereof has contractually committed to use such Net Available Cash before the expiration of the 365-day period referred to in clause (x), within 180 days after the end of such 365-day period, and provided further, that if all or any portion of such Net Available Cash not required to be so allocated or applied as provided above in this Section 4.2(1)(b) are not so reinvested within such 365-day period (as such period may be extended as permitted above) (or, in either case, such earlier date, if any, as the Borrower or the relevant Restricted Subsidiary determines not to reinvest the Net Available Cash from such Asset Disposition as set forth above), such remaining portion shall be allocated or applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 4.2(1)(b) without regard to the immediately preceding proviso.

(3)

In addition to any other mandatory repayments or prepayments of Loans pursuant to this Section 4.2, within five Business Days of each date on or after the Closing Date upon which the Borrower or any of its Restricted Subsidiaries receives any cash proceeds from any Casualty Event, to the extent the Borrower is not required to pay Senior Obligations under the Senior Credit Documents, the Borrower shall make a prepayment in an amount equal to 100% of the Net Available Cash from such Casualty Event, and with such mandatory repayment to be applied in accordance with the requirements of Sections 4.2(4) and (2); provided, however, that such Net Available Cash shall not be required to be so applied on such date so long as no Event of Default then exists and the Borrower has (x) delivered a certificate to the Administrative Agent on such date stating that such Net Available Cash shall be used to replace or restore any properties or assets in respect of which such Net Available Cash were paid within 365 days following the date of the receipt of such Net Available Cash (which certificate shall set forth the estimates of the Net Available Cash to be so expended) or (y) if the Borrower or a Restricted Subsidiary thereof has entered into a legally binding commitment to use such Net Available Cash to replace or restore any properties or assets in respect of which such Net Available Cash were paid before the expiration of the 365-day period referred to in preceding clause (x), within 60 days after the end of such 365-day period, and provided further, that if all or any portion of such Net Available Cash not required to be so applied pursuant to the preceding proviso are not so used within 365 days after the date of the receipt of such Net Available Cash (as such date may be extended as permitted above) (or, in either case, such earlier date, if any, as the Borrower or the relevant Restricted Subsidiary determines not to reinvest the Net Available Cash relating to such Casualty Event as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 4.2(4) without regard to the immediately preceding proviso.

(4)	The repayment of Loans shall be applied against the Loan Repayment Schedule in inverse order of maturity (and not on a pro rata basis against scheduled payments).

(5)	The Borrower shall give the Administrative Agent at least 10 Business Days prior written notice of such prepayment pursuant to this Section 4.2.

Section 4.3 Method and Place of Payment

Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon on the date when due and shall be made in Canadian dollars in immediately available funds at the Payment Office, any such amounts received after 12:00 Noon may, in the Administrative Agent’s discretion, be deemed received on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

Section 4.4 Taxes

(1)

Payments Free of Taxes. All payments made by the Borrower hereunder will be made without setoff, counterclaim or other defense. Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(2)

Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law any Other Taxes, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.

(3)

Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising there from or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(4)

Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (4).

(5)

Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 4.4, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent (subject to Required Lenders Negative Consent).

(6)	Status of Lenders.

(a)

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(b)

If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed pursuant to or in connection with FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 4.4(6)(b), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(7)

Treatment of Certain Refunds. If any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.4 (including by the payment of additional amounts pursuant to this Section 4.4), it shall pay to the appropriate Credit Party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such Credit Party, upon the request of such Lender, shall repay to such Lender the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Lender be required to pay any amount to a Credit Party pursuant to this paragraph (g) the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Credit Party or any other Person.

(8)

Survival. Each party’s obligations under this Section 4.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

ARTICLE 5

CONDITIONS PRECEDENT TO THE CLOSING DATE

The effectiveness of this Agreement is subject to the satisfaction (or waived in accordance with Section 12.2) of the following conditions:

Section 5.1 Credit Documents

On or prior to the Closing Date, (i) the Borrower, the Subsidiary Guarantors, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent written or telex notice (actually received) at such office that the same has been signed and mailed to it, and (ii) there shall have been delivered to the Administrative Agent an executed counterpart of each of the Credit Documents.

Section 5.2 Opinions of Counsel

On the Closing Date, the Administrative Agent (or its counsel) shall have received a customary written opinion of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, special United States counsel to the Credit Parties, (ii) Goodmans LLP, Canadian counsel to the Credit Parties and (iii) Lawson Lundell LLP, local British Columbia counsel to the Credit Parties, in each case addressed to the Administrative Agent, and each of the Lenders as of the Closing Date and dated as of the Closing Date covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

Section 5.3 Company Documents

On the Closing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Closing Date, signed on behalf of such Credit Party by an Authorized Officer of such Credit Party, and, if applicable, attested to by the Secretary or any Assistant Secretary of such Credit Party, with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Credit Party, good standing certificates, certificates of status or similar certificate in the jurisdiction of organization (if applicable) of such Credit Party, and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Required Lenders.

Section 5.4 Existing Credit Documents

On or prior to the Closing Date, the Borrower shall have delivered a certified copy of all Senior Credit Documents and documents related to any existing Junior Financing to the Administrative Agent, and there shall be no default or event of default thereunder and the Borrower shall certify that such facilities have sufficient availability thereunder to pay Project Costs contemplated to be paid thereby under the Construction Budget and Schedule.

Section 5.5 Consultant Reports and Engagement Letters

The Administrative Agent shall have received consultant reports and engagement letters addressed to the Administrative Agent with respect to the Project from the Technical Advisor and the Insurance Broker’s Report, such reports and engagement letters being in form and substance acceptable to the Lenders.

Section 5.6 Indigenous Group Report

The Administrative Agent and the Lenders shall have received a report in respect of Indigenous group matters from Borrower’s counsel addressed to the Administrative Agent and the Lenders, in form and substance satisfactory to the Lenders, acting reasonably.

Section 5.7 SIF Project Cost Facility Closing

A certified copy of a fully executed SIF Project Cost Facility shall have been delivered to the Administrative Agent, in a form that is acceptable to the Administrative Agent. All conditions precedent to the effectiveness of the SIF Project Cost Facility have been satisfied and the SIF Project Cost Facility is in full force and effect and not subject to a default or an event of default thereunder.

Section 5.8 Senior Creditor Consent and Intercreditor and Subordination Agreement

(1)

The Administrative Agent shall have received evidence that the entering into this Agreement and the transactions contemplated by this Agreement, are permitted by the Senior Credit Documents, including, without limitation, being satisfied, acting reasonably, that no Borrowing under this Agreement will be a “Debt Issuance” as defined under the Senior Credit Documents and no Borrowing shall be subject to being used to prepay the Senior Obligations.

(2)

To the extent that the Senior Creditors require an intercreditor agreement with the Administrative Agent (on behalf of the Lenders) such intercreditor agreement shall be in form and substance acceptable to the Administrative Agent and the Lenders.

Section 5.9 Adverse Change

No Material Adverse Effect shall have occurred since December 31, 2020.

Section 5.10 Capital Structure

The Borrower shall have delivered to the Administrative Agent evidence satisfactory to the Administrative Agent and the Lenders, demonstrating, on a consolidated and Pro Forma Basis (for greater certainty, assuming all Indebtedness (including the Credit Facility) has been fully drawn), a Consolidated Total Leverage Ratio of not greater than 3.20:1.00 and a Consolidated Cash Interest Coverage Ratio of not less than 2.00:1.00.

Section 5.11 Construction Budget and Schedule and Project Execution Plan

The Borrower shall have delivered to the Administrative Agent a Construction Budget and Schedule and a Project Execution Plan that are in form and substance acceptable to the Administrative Agent and the Technical Advisor.

Section 5.12 Funding Shortfall

No Funding Shortfall exists as at the Closing Date, as determined by the Administrative Agent. The calculation used to determine whether a Funding Shortfall exists as at the Closing Date, shall exclude (i) any equity funding that is committed to but not yet received by the Borrower, (ii) internally generated projected cash and accounts received that have not yet been received by the Borrower and (iii) the Net Working Capital Requirement.

Section 5.13 Representations and Warranties

The representations and warranties contained herein shall be true and correct in all material respects as of the Closing Date.

Section 5.14 Financial Statements

On or prior to the Closing Date, the Administrative Agent shall have received, true and correct copies of (a) the audited consolidated balance sheet of Borrower for its most recently completed three fiscal years and the related consolidated statements of income and retained earnings and statement of cash flows for each such fiscal year set forth therein, and such financial statements shall present fairly in all material respects the consolidated financial position of Borrower at the date of said financial statements and the results for the respective periods covered thereby and (b) the unaudited consolidated balance sheet of Borrower for its fiscal quarter most recently completed and the related consolidated statements of income and retained earnings and statement of cash flows for the three-month fiscal period ended on such date, and such financial statements present fairly in all material respects the consolidated financial condition of the Borrower at the date of said financial statements and the results for the period covered thereby, subject to normal year-end adjustments. All such financial statements shall have been prepared in accordance with IFRS consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the unaudited financial statements, to normal year-end audit adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would be material) and the absence of footnotes.

Section 5.15 Solvency Certificate

On the Closing Date, the Administrative Agent shall have received a solvency certificate signed by the chief financial officer (or other officer with reasonably equivalent duties) of Holdings in the form of Exhibit 5.15 (or, at the option of Holdings, a third party opinion as to the solvency of Holdings and its subsidiaries on a consolidated basis issued by a nationally recognized firm).

Section 5.16 Material Project Documents

On the Closing Date, the Borrower shall have delivered certified copies of all Material Project Documents then in effect, and such Material Project Documents shall be in form and substance acceptable to the Lenders.

Section 5.17 Material Permits

On the Closing Date, the Borrower shall have delivered certified copies of all Material Permits then in effect, and such Material Permits shall be in form and substance acceptable to the Lenders.

Section 5.18 Transmission and Power

The Technical Advisor shall have provided a written report that is acceptable to the Lenders with respect to the transmission capacity and the energy supply (including as to pricing) that is required to develop, construct and operate the Project in accordance with the Construction Budget and Schedule, including achieving Electrification Completion in accordance with the Construction Budget and Schedule.

Section 5.19 Borrowing Base Certificate

The Borrower shall have delivered to the Administrative Agent a certified copy of the most recently prepared Borrowing Base Certificate under the ABL Facility.

Section 5.20 Fees, etc.

On the Closing Date, the Administrative Agent shall have received payments of all expenses of the Administrative Agent and the Lenders required to be paid by the Borrower for which invoices have been presented at least three Business Days prior to the Closing Date.

Section 5.21 Know Your Customer, Anti-money laundering, etc.

(i) At least ten Business Days prior to the Closing Date, the Administrative Agent shall have received all documentation and other information reasonably requested in writing by the Administrative Agent with respect to any Credit Party, which documentation or other information is required by U.S. or Canadian regulatory authorities under applicable “know your customer” and anti-money laundering and terrorist financing rules and regulations, including the USA PATRIOT Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

Section 5.22 Due Diligence

The Administrative Agent and the Lenders shall have received such financial, business, and other information regarding the Project as they or the Technical Advisor shall have requested. The Administrative Agent and the Lenders shall have not become aware of any information or other matter affecting any of the counterparties to the Material Project Documents or the Project which is inconsistent in a material and adverse manner with any information disclosed to the Administrative Agent and the Lenders prior to the date hereof.

Section 5.23 Pension Benefit Matters

The Lenders shall have received evidence satisfactory to the Lenders, in their sole and absolute discretion, that the Borrower’s DB Plans have satisfied all conditions required to be covered by Ontario’s Pension Benefits Guarantee Fund, including that such DB Plans are no longer prescribed pension plans for the purposes of paragraph 6 of Section 85 of the PBA.

Section 5.24 Officer’s Certificate

The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower certifying that the conditions set forth in Sections 5.6, 5.9, Section 5.12 and Section 5.13 are satisfied as of the Closing Date.

In the event that the Credit Agreement is executed in advance of all of the conditions precedent being satisfied as a result of a waiver by the Lenders or otherwise, the Credit Agreement shall automatically terminate to the extent that all conditions precedent set forth in Article 5 are not satisfied (or permanently waived by the Lenders in their sole and absolute discretion) within six (6) months of the date of execution of the Credit Agreement.

ARTICLE 6

CONDITIONS PRECEDENT TO EACH BORROWING

Each Borrowing shall be subject to the satisfaction or waiver by the Lenders of the following conditions precedent:

Section 6.1 Notice of Borrowing

The Borrower shall have delivered a duly completed and executed Notice of Borrowing in the form of Schedule 6.1, which shall include, among other things, (i) a detailed accounting of Project Costs incurred to date (including, for certainty, costs for which the Borrower has been invoiced, but which have not yet been paid by the Borrower), (ii) projected Project Costs required to achieve Mechanical Completion, Substantial Completion and Final Completion, (iii) a breakdown of the Project Costs being funded with proceeds of such Borrowing, (iv) invoices supporting incurred Project Costs to be paid with the proceeds of such Borrowing, and (v) a breakdown of the Cost to Complete together with identified Available Construction Funds to pay for such Cost to Complete.

Section 6.2 Equity and SIF Funding

The Administrative Agent shall have received evidence satisfactory to it that in advance of the applicable Borrowing, the Borrower has paid Project Costs incurred during the construction period covered by the Borrowing which are, pursuant to the Construction Budget and Schedule required to be paid from Unrestricted Cash and drawdowns under the SIF Project Cost Facility, in each case in accordance with the Construction Budget and Schedule.

Section 6.3 Material Project Documents

(1)

The Borrower or a Restricted Subsidiary shall have entered into a supply agreement (containing appropriate warranties and guarantees), in form and substance reasonably acceptable to the Lenders (the “EAF Supply Agreement”) with an Acceptable Counterparty, which counterparty is reasonably acceptable to the Lenders.

(2)

The Borrower shall have delivered to the Lenders all other Material Project Documents entered into since the last Borrowing, which Material Project Documents shall be in form and substance acceptable to the Lenders and each with an Acceptable Counterparty, which counterparty is reasonably acceptable to the Lenders.

Section 6.4 Cost To Complete and Working Capital

The Borrower shall have provided evidence satisfactory to the Lenders, acting reasonably, that the Borrower has Available Construction Funds to achieve Completion on or before the Longstop Date, including providing evidence satisfactory to the Lenders, acting reasonably, that the Borrower has sufficient (i) cash or Cash Equivalents or (ii) availability under the ABL Facility or other revolving credit facilities to cover the contingency amount and satisfy the Net Working Capital Requirement as of the date of the applicable Borrowing.

Section 6.5 No Default

No Default or Event of Default has occurred and is continuing or would occur as a result of such Borrowing.

Section 6.6 Funding Shortfall

There is no Funding Shortfall and no Funding Shortfall shall result from the Borrowing.

Section 6.7 Final Completion and Longstop Date

The Final Completion shall occur on or before the Longstop Date.

Section 6.8 Representations and Warranties

The representations and warranties given by the Borrower under the Credit Documents remain true and correct in all material respects (except for those representations and warranties which are already subject to materiality qualifiers, which representations and warranties will be true and correct) provided that those representations and warranties given as of a specific date shall remain true as of such date.

Section 6.9 Covenants

The Borrower has satisfied all positive covenants and not breached any negative covenants in the Credit Documents, in each case to the extent that the failure to do so would result in a Default

Section 6.10 Statutory Declaration

The Borrower has delivered a certified copy of all statutory declarations that have been delivered under the Material Project Documents.

Section 6.11 Technical Advisor

The Technical Advisor has delivered a certificate in form attached as Schedule 6.11 (Form of Technical Advisor’s Borrowing Confirmation Certificate) not later than five Business Days prior to the proposed Borrowing.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to make the Loans, each Credit Party hereby makes the following representations and warranties to the Administrative Agent and each Lender:

Section 7.1 Company Status

Each of Holdings, the Borrower and each of its Restricted Subsidiaries (a) is (i) a duly organized and validly existing Company and (ii) in good standing (to the extent such concept is applicable in the applicable jurisdiction) under the laws of the jurisdiction of its organization, (b) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (c) is duly qualified and is authorized to do business and is in good standing (to the extent such concept is applicable in the applicable jurisdiction) in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified or authorized which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 7.2 Power and Authority

Each Credit Party has the Company power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary Company action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable Legal Reservations (regardless of whether enforcement is sought in equity or at law).

Section 7.3 No Violation

Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party (including making Borrowings hereunder), nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any Applicable Law or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, result in the prepayment of the acceleration or the requirement to make a prepayment of any Indebtedness or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party or any of its Restricted Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, in each case to which any Credit Party or any of its Restricted Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject, except in the case of this clause (ii), as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by- laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its Restricted Subsidiaries.

Section 7.4 Approvals

No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except (x) such as have been obtained or made and are in full force and effect, (y) in connection with the then applicable stage of development, construction or operation of the Project and (z) such consents, approvals, registrations, filings or other actions the failure to obtain or make which would not be reasonably expected to have a Material Adverse Effect), or exemption by, any Governmental Authority is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, (i) the execution, delivery and performance of any Credit Document, or (ii) the legality, validity, binding effect or enforceability of any such Credit Document. A list of all Material Permits required for the Completion of the Project are listed in Schedule 7.4 and the Construction Budget and Schedule sets forth the applicable timelines by which such Material Permits are required to be obtained to achieve Final Completion prior to the Longstop Date.

Section 7.5 Financial Statements; Financial Condition;

(1)

After the Closing Date, the financial statements most recently provided pursuant to Section 8.1(a) or (b), as applicable, present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Borrower on a consolidated basis as of such dates and for such periods in accordance with IFRS, (x) except as otherwise expressly noted therein, (y) subject, in the case of quarterly financial statements, to the absence of footnotes and normal year-end audit adjustments and except as may be necessary to reflect any differing entity and/or organizational structure prior to giving effect to the Transactions.

(2)

The Construction Budget and Schedule delivered to the Lenders has been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time furnished, including compliance with all Material Permits and performance of all Material Project Documents in accordance with their terms.

(3)	Since the Closing Date, there have been no events, developments or circumstances that have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 7.6 Litigation

There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened that has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 7.7 True and Complete Disclosure

All written factual information concerning Holdings, the Borrower and its Restricted Subsidiaries and the Transactions prepared by or on behalf of Holdings, the Borrower or its Restricted Subsidiaries or their respective representatives and made available to the Administrative Agent or the Lenders in connection with the Project on or before the Closing Date, when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time).

Section 7.8 Use of Proceeds; Funding Shortfall

(1)	All proceeds of the Loans will be used by the Borrower to finance Project Costs that have been incurred.

(2)	As of the date of the Borrowing, or the relevant Quarterly Payment Date, as applicable there is no Funding Shortfall.

Section 7.9 Taxes

Except as set forth in Schedule 7.9, Borrower and each of its Subsidiaries has (a) timely filed or caused to be timely filed all Canadian or U.S., as applicable, federal Tax Returns and all material provincial, state, local and foreign Tax Returns or materials required to have been filed by it and all such Tax Returns are true and correct in all material respects and (b) duly and timely paid, collected or remitted or caused to be duly and timely paid, collected or remitted all Taxes (whether or not shown on any Tax Return) due and payable, collectible or remittable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary has set aside on its books adequate reserves in accordance with IFRS or (ii) which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of Borrower and each of its Subsidiaries has made adequate provision in accordance with IFRS for all Taxes not yet due and payable. Each of Borrower and each of its Subsidiaries is unaware of any proposed or pending Tax assessments, deficiencies or audits that could be reasonably expected to, either individually or in the aggregate, result in a Material Adverse Effect.

Section 7.10 Employee Benefit Plans

Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Plan has, to the knowledge of each Credit Party, been maintained in compliance with its terms, with all applicable collective bargaining agreements, and with all applicable Requirements of Law, (ii) no Plan, nor any related trust or other funding medium thereunder, is subject to any pending or, to the knowledge of each Credit Party, threatened or anticipated, investigation, examination or other legal proceeding, initiated by any Governmental Authority or by any other person (other than routine claims for benefits), (iii) none of the Credit Parties has, as at the date of this Agreement, any obligation in connection with the termination of any DB Plan and (iv) none of the Borrower, any of its Subsidiaries or any ERISA Affiliate maintains or contributes to (or has any current liability with respect to) any ERISA Plan.

Section 7.11 Utilities, Roads/Collector Lines, Power

(1)

All utility services necessary for the development, construction and operation of the Project for its intended purposes in accordance with the Construction Budget and Schedule and Prudent Industry Practice are available at the Site or will be so available as and when required upon commercially reasonable terms.

(2)

All necessary easements, rights of way, agreements and other rights for the construction interconnection and utilization of the distribution lines have been acquired, in each case appropriate for the Project at its then given state of construction

Section 7.12 Properties

(1)

Generally. Each of the Borrower and each of its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its property material to its business, (other than Intellectual Property, which is the subject of Section 7.19), free and clear of all Liens except for Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, do not materially interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose. Except as could reasonably be expected to result in a Material Adverse Effect, the property of the Borrower and its Restricted Subsidiaries, taken as a whole, (i) as of the date hereof, is in good operating order, condition and repair (ordinary wear and tear excepted) and (ii) constitutes all the property which is required for the business and operations of the Borrower and its Restricted Subsidiaries as presently conducted.

(2)

Sufficiency of Project Assets. Other than those that can be reasonably expected to be commercially available when and as required having regard to the state of construction of the Project, rights currently owned or leased by the Borrower, the Applicable Permits and other rights granted pursuant to the Material Project Documents:

(a)

comprise all of the property interests (both real and personal) necessary to secure any right material to the development, construction, installation, completion, operation and maintenance of the Project in accordance with all Applicable Law, all without reference to any proprietary information not owned by the Borrower (or the Borrower GP, as its general partner) or available to the Borrower (or the Borrower GP, as its general partner) under the Material Project Documents;

(b)	are sufficient to enable the Project to be located, constructed, operated and maintained on the Site in substantially the manner contemplated by the Construction Budget and Schedule; and

(c)	provide adequate ingress and egress for any reasonable purpose in connection with the construction, operation and maintenance of the Project under the Material Project Documents.

(3)

Real Property. Schedule 7.12 dated the Closing Date contain a true and complete list of each interest in Real Property (i) owned by the Borrower or any of its Restricted Subsidiaries as of the date hereof and required to be obtained to achieve Completion of the Project and describe in all material respects whether such owned Real Property is leased and if leased whether the underlying Lease contains any option to purchase all or any portion of such Real Property or any interest therein or contains any right of first refusal relating to any sale of such Real Property or any portion thereof or interest therein and (ii) leased, subleased or otherwise occupied or utilized by the Borrower or any of its Restricted Subsidiaries, as lessee, sublessee, franchisee or licensee, as of the date hereof and, in the case of clause (ii) of this Section 7.12(3), whether any Lease requires the consent of the landlord or tenant thereunder, or other party thereto, to the Transactions.

(4)

There are no material services, materials or rights which may reasonably be expected to be required for the development, construction, operation or maintenance of the Project in accordance with the Material Project Documents, the Construction Budget and Schedule other than those being provided under the Material Project Documents or that can reasonably be expected to be commercially available at the Site on commercially reasonable terms.

Section 7.13 Equity Interests and Subsidiaries

Schedule 7.13 dated as of the Closing Date set forth an organization chart and a list of (i) all the Subsidiaries of Holdings and their jurisdictions of organization as of the Closing Date and (ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights on the Closing Date. All Equity Interests of the Borrower and its Restricted Subsidiaries are duly and validly issued and are fully paid and non-assessable, and are, after giving effect to the Transactions, owned by the Borrower, directly or indirectly through Wholly-Owned Subsidiaries, except as otherwise permitted by this Agreement.

Section 7.14 Compliance with Statutes, etc.

Each of Holdings, the Borrower and each of its Restricted Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, except such non-compliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.15 Investment Company Act

Neither Holdings, the Borrower nor any of its Restricted Subsidiaries is or is required to be registered as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 7.16 Insurance

All insurance maintained by the Borrower and its Restricted Subsidiaries is in full force and effect, all premiums have been duly paid, neither the Borrower nor any of its Restricted Subsidiaries has received notice of violation or cancellation thereof, the premises used by the Borrower and its Restricted Subsidiaries to carry on business (including the Project), and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, except such non-compliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Borrower and each of its Restricted Subsidiaries has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

Section 7.17 Environmental Matters.

(1)	Except as set forth in Schedule 7.17, or except as, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect:

(a)	The Borrower and its Restricted Subsidiaries and their businesses, operations and Real Property are in compliance with all, and have not violated any, applicable Environmental Laws;

(b)

The Borrower and its Restricted Subsidiaries have obtained all Environmental Permits required for the conduct of their businesses and operations as currently conducted, and the ownership, operation and use of their property and all such Environmental Permits are valid and in good standing;

(c)

There has been no Release or threatened Release of Hazardous Material on, at, in under or from any Real Property or facility presently owned, leased or operated by the Borrower or any of its Restricted Subsidiaries or any of their predecessors in interest, or to the knowledge of the Borrower and its Restricted Subsidiaries, at any other property or facility for which the Borrower or any of its Restricted Subsidiaries has responsibility, that could result in liability to the Borrower or any of its Restricted Subsidiaries under any applicable Environmental Law; and

(d)

(A) There is no Environmental Claim pending or, to the knowledge of the Borrower and its Restricted Subsidiaries, threatened, against the Borrower or any of its Restricted Subsidiaries, or relating to any Real Property currently owned, leased or operated by the Borrower or any of its Restricted Subsidiaries or their predecessors in interest or relating to the operations of the Borrower or any of its Restricted Subsidiaries; and (B) to the knowledge of the Borrower and its Restricted Subsidiaries, there are no facts, circumstances or conditions that could form the basis of such an Environmental Claim.

(2)

Except as set forth in Schedule 7.17, except (with respect to environmental matters occurring after the Closing Date) as may be disclosed in future written notices provided to the Administrative Agent promptly after such environmental matter first comes to the attention of an Authorized Officer of any Credit Party, or except as, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect:

(a)

No Real Property or facility owned, operated or leased by the Borrower or any of its Restricted Subsidiaries and no Real Property is listed or proposed for listing on or included on any list maintained by any Governmental Authority describing contaminated or potentially contaminated sites including any such list relating to petroleum or its constituents, derivatives or fractions; and

(b)

No Lien has been recorded or registered or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, threatened under any Environmental Law with respect to any Real Property or other assets of the Borrower and its Restricted Subsidiaries.

Section 7.18 Labor Matters

There are no strikes, lockouts, labor disputes or slowdowns against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, threatened during the current term of their respective collective bargaining agreements. Neither the Borrower nor any of its Restricted Subsidiaries are in violation of or in default with respect to any Applicable Law relating to employment in any manner which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. All payments due from the Borrower or any of its Restricted Subsidiaries, or for which any claim may be made against the Borrower or any of its Restricted Subsidiaries, on account of wages, vacation pay and employee health and welfare benefits, have been paid or, to the extent required by generally accepted accounting principles, accrued as a liability on the books of the Borrower or such Restricted Subsidiary except where the failure to do so, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union or employee organization under any collective bargaining agreement to which the Borrower or any of its Restricted Subsidiaries is bound.

Section 7.19 Intellectual Property.

(1)

Ownership/No Claims. Each of Holdings and the Borrower and each of its Restricted Subsidiaries owns, or is licensed to use, all patents, patent applications, trademarks, industrial designs, trade names, service marks, source identifiers, copyrights, technology, trade secrets, proprietary information, domain names, social media identifiers, know-how, methods and processes (collectively, “Intellectual Property”) necessary for the conduct of its business as currently conducted, except for those the failure to own or license which, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, to the knowledge of the Borrower, no claim has been asserted in writing and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity, ownership or effectiveness of any such Intellectual Property, in each case, except for any claim that would not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Restricted Subsidiaries know of any pending claim or any valid basis for any such claim. The operation by each of the Borrower and each of its Restricted Subsidiaries’ respective businesses does not infringe the rights of any Person, except for such claims and infringements that, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(2)

No Violations or Proceedings. To the knowledge of the Borrower, and except as would not reasonably be expected to result in a Material Adverse Effect, on and as of the Closing Date, there is no violation by others of any right of any Credit Party with respect to any Intellectual Property pledged by it under the name of such Credit Party except as may be set forth on Schedule 7.19.

Section 7.20 Anti-Terrorism Law, etc.

(1)

Holdings and its Subsidiaries are in compliance in all material respects with all Anti-Corruption Laws, applicable Sanctions and all Applicable Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including in each case to the extent applicable Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”), the Patriot Act, the Criminal Code (Canada) and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada). Neither Holdings nor any of its Subsidiaries or any of their respective officers or directors nor, to the knowledge of each Credit Party, any employees or agents acting on behalf of Holdings or any of its Subsidiaries, as the case may be, is a Designated Person.

(2)

No part of the proceeds of any Loans will be used, directly or indirectly, by the Credit Parties or any Subsidiary, in violation of Sanctions or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws.

(3)

As of the Closing Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification and know your customer and anti-money laundering information and documentation provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all material respects.

Section 7.21 Agreements

Neither the Borrower nor any of its Restricted Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound, where such default, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default.

Section 7.22 Solvency

As of the Closing Date, (i) the sum of the fair value of the assets of the Credit Parties and their respective Restricted Subsidiaries (taken as a whole) will exceed their debts, (ii) the sum of the present fair salable value of the assets of the Credit Parties and their respective Restricted Subsidiaries (taken as a whole) will exceed their debts, (iii) the Credit Parties and their respective Restricted Subsidiaries (taken as a whole) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature, and (iv) the Credit Parties and their respective Restricted Subsidiaries (taken as a whole) will have sufficient capital with which to conduct their businesses. For purposes of this Section 7.22, “debt” means any liability on a claim, and “claim” means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 7.23 Senior Credit Documents and Junior Financing

No default or event of default has occurred and is continuing under any of the Senior Credit Documents or the Junior Financing.

Section 7.24 Project

With respect to the Project:

(1)	On or before the date of each Borrowing, the Borrower has delivered a certified list of all Material Permits. The Borrower has no reasonable belief that any Material Permit which has been obtained will be suspended, cancelled or revoked. The Borrower has no reasonable belief that any Material Permit that has not yet been obtained and would not normally be obtained at the current stage of construction or operation of the Project, will not be obtained prior to the time it becomes necessary for the current stage of construction or operation of the Project.

(2)

the Borrower has delivered a certified copy to the Administrative Agent of each Material Project Document that is then in effect. There are no material services, materials or rights which may reasonably be expected to be required for the construction, operation or maintenance of the Project in accordance with each Construction Budget and Schedule other than those being provided under the Material Project Documents or that can reasonably be expected to be commercially available at the site on commercially reasonable terms and in any event for a cost and in a timeframe that is in accordance with the Construction Budget and Schedule.

(3)

The Borrower has prepared the Construction Budget and Schedule and is responsible for developing the assumptions on which the Construction Budget and Schedule are based. The Construction Budget and Schedule (a) are based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein and (b) are consistent in all material respects with the provisions of the Material Project Documents and the Material Permits and the required timing of acquiring such permits in order to achieve Final Completion by the Longstop Date.

Section 7.25 Indigenous Group Matters

To the knowledge of the Borrower, there are no claims or legal proceedings (i) pending by any Indigenous group involving the Borrower or any of the Project, or (ii) threatened in writing against the Borrower or the Project by any Indigenous group.

The Borrower is not aware of any opposition by Indigenous groups to, or threats to oppose, the development, construction or operation of the Project.

ARTICLE 8

AFFIRMATIVE COVENANTS

The Borrower and each other Credit Party party hereto hereby covenants and agrees that, on and after the Closing Date and until the Termination Date:

Section 8.1 Information Covenants

The Borrower will furnish to each Lender:

(a)

Quarterly Financial Statements. Within 60 days after the close of each of the first three quarterly accounting periods in each Fiscal Year, (i) the consolidated balance sheet of Holdings as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year and comparable budgeted figures for such quarterly accounting period as set forth in the respective budget delivered pursuant to Section 8.1(d), all of which shall be certified by the chief financial officer or vice president, finance, of the Borrower that they fairly present in all material respects in accordance with IFRS the financial condition of Holdings and its Subsidiaries, on a consolidated basis, as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period.

(b)

Annual Financial Statements. Within 120 days after the close of each Fiscal Year, (i) the consolidated balance sheet of Holdings as at the end of such Fiscal Year and the related consolidated statements of income and retained earnings and statement of cash flows for such Fiscal Year setting forth comparative figures for the preceding Fiscal Year and certified by Deloitte & Touche LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent (subject to Required Lenders Negative Consent), accompanied by an opinion of such accounting firm (which opinion shall not be subject to a “going concern” or scope of audit qualification (except for any such qualification pertaining to, or disclosure of an exception or qualification resulting from, the maturity (or impending maturity) of any Indebtedness in each case occurring within one year of the date of delivery of the relevant audit opinion, any breach or anticipated breach of any financial covenant or the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary, but may include a “going concern” explanatory paragraph or like statement), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower as at the dates indicated and its income and cash flows for the periods indicated in conformity with generally accepted auditing standards and (ii) management’s discussion and analysis of the important operational and financial developments during such Fiscal Year. For greater certainty, such annual financial statements (or the management’s discussion and analysis in respect thereof) shall include, with respect to the last quarter, comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year and comparable budgeted figures for such quarterly accounting period as set forth in the respective budget delivered pursuant to Section 8.1(d).

(c)

Management Letters. Promptly after Holdings’, the Borrower’s or any of its Restricted Subsidiaries’ receipt thereof, a copy of any “management letter” received from its certified public accountants and management’s response thereto.

(d)

Construction Budget and Schedule and Project Execution Plan. Deliver within 15 days of the end of each quarter, (i) the draft construction budget and schedule in accordance with Section 8.18 and (ii) construction report, which shall include variance analysis to the most recent Construction Budget and Schedule and the Base Case Budget and Schedule (including as to the then applicable Net Working Capital and the then current contingency amount). Deliver within 15 days of the end of each quarter an updated Project Execution Plan that is in form and substance acceptable to the Administrative Agent (or confirm no such updates are required).

(e)

Material Permits and Material Project Documents. Promptly upon entering into a Material Project Document or receiving a Material Permit, as applicable, deliver to the Administrative agent a certified copy of such permit or contract. Promptly upon receiving notice of or knowledge of, as applicable, a breach of a Material Permit or Material Project Document, deliver to the Administrative Agent details of such breach and all such actions that are being taken to remedy such breach. Promptly deliver to the Administrative Agent, copies of all notices and reports delivered by or delivered to a counterparty to a Material Permit or Material Project Document.

(f)

Operating Budgets. No later than 60 days following the first day of each Fiscal Year following Final Completion, an operating budget for each of the four quarters of the next Fiscal Year of the Borrower in form and substance acceptable to the Administrative Agent (the “Operating Budget”), (including budgeted statements of income, sources and uses of cash and balance sheets for the Borrower and its Restricted Subsidiaries on a consolidated basis and an analysis of the variance from the prior year’s Operating Budget).

(g)

Compliance Certificates. At the time of the delivery of the financial statements provided for in Sections 8.1(a) and (b) (commencing with the first full fiscal quarter ending after the Closing Date), a Compliance Certificate from the chief financial officer or vice president, finance, of the Borrower in the form of Exhibit H certifying on behalf of the Borrower that, to such officer’s knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) if delivered with the financial statements required by Section 8.1(b), set forth in reasonable detail the amount of (and the calculations required to establish the amount of) Unrestricted Cash for the most recent Calculation Period, and (ii) include the consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

(h)

Notice of Event of Default, Litigation and Material Adverse Effect. Promptly, and in any event within three Business Days after any officer of Holdings, the Borrower or any of its Restricted Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes an Event of Default, (ii) any litigation or governmental investigation or proceeding pending against Holdings, the Borrower or any of its Restricted Subsidiaries (x) which, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect or (y) with respect to any Credit Document or (iii) any other event, change or circumstance that has had, or would reasonably be expected to have, a Material Adverse Effect.

(i)

Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which Holdings, the Borrower or any of its Restricted Subsidiaries shall publicly file with the U.S. Securities and Exchange Commission (or the Canadian equivalent thereof) or any successor thereto (the “SEC”) or deliver to holders (or any trustee, agent or other representative therefor) of any Qualified Preferred Stock, or any of its Material Indebtedness pursuant to the terms of the documentation governing the same.

(j)

Environmental Matters. Promptly after any Authorized Officer of Holdings, the Borrower or any of its Restricted Subsidiaries obtains actual knowledge thereof, notice of the following environmental matters to the extent that such environmental matters, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect:

(i)

any pending or threatened Environmental Claim against the Borrower or any of its Restricted Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Restricted Subsidiaries;

(ii)

any condition or occurrence on or arising from any Real Property owned, leased, managed, controlled or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its

Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower’s or such Restricted Subsidiary’s response thereto.

(k)

Organizational Documents. Promptly, copies of any Organizational Documents of Holdings, the Borrower or any of its Restricted Subsidiaries that have been amended or modified as provided in Section 9.7 and a copy of any notice of default given or received by Holdings, the Borrower or any of its Restricted Subsidiaries under any Organizational Document within 15 days after Holdings, the Borrower or such Restricted Subsidiary gives or receives such notice.

(l)

PATRIOT Act, Beneficial Ownership Regulation, etc. Promptly following any written request therefor, such information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.

(m)

Cancellation of Insurance. Promptly (but in any event within five Business Days of receipt thereof) inform the Administrative Agent if any Credit Party receives notice of cancellation of any insurance policy required to be maintained pursuant to Section 8.3.

(n)

Borrowing Base Certificate. Promptly following delivery thereof to the agent or lenders under any ABL Facility, provide the Administrative Agent the Borrowing Base Certificate and any other borrowing base certificate (if any) under revolving credit facilities that in each case are delivered to Senior Creditors.

(o)

Senior Credit Document Information. Immediately following provision of such information to Senior Creditors (or any agents thereof) provide to the Administrative Agent all information, reports and notices that are provided to Senior Creditors that is not otherwise provided to the Administrative Agent or the Lenders hereunder.

(p)

GHG and other Environmental Reporting. Promptly provide to the Administrative Agent following provision of such reporting or information to SIF or Governmental Authority, all information prepared by the Borrower or required to be prepared by the Borrower with respect to GHG or other Environmental Law.

(q)

ESG Reporting. To the extent that the Borrower or any of its Affiliates provides any notices, reports or other information to Senior Creditors related to environmental, social or governance matters, (“ESG Reporting”), the Borrower shall forthwith provide all such ESG Reporting, if any, to the Administrative Agent.

(r)

Communication with Governmental Authorities. The Borrower shall provide promptly to the Administrative Agent copies of all material correspondence and other material information (including written summaries of material conversations) that the Borrower provides or receives from Governmental Authorities related to the Project, including (i) with respect to carbon taxes (and any analogous regime that relates to GHG management through regulatory schemes or taxation) and (ii) with respect to all matters related to achieving Electrification Completion, including power prices and transmission capacity (including the Ontario Energy Board and the Independent Electricity System Operator as well as local distribution companies, as applicable).

(s)

Incurrence of Debt. As soon as practicable, in connection with the Incurrence of any Indebtedness that constitutes Senior Obligations or Junior Financing, the Borrower shall provide a detailed summary of such Indebtedness and provide drafts of the material credit documents related to such Indebtedness.

(t)

Indigenous Group Matters. Promptly provide copies of any claim or legal proceeding (i) pending by any Indigenous group involving the Borrower or the Project or (ii) threatened in writing against the Borrower or the Project by any Indigenous group.

(u)

Other Information. From time to time, such other information regarding the financial condition or business of the Borrower or any of its Restricted Subsidiaries or the Project as the Administrative Agent, the Technical Advisor or any Lender (through the Administrative Agent) may reasonably request; provided, however, that none of Holdings, the Borrower or any Restricted Subsidiary shall be required to disclose or provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of Holdings, the Borrower or any of its subsidiaries or any of their respective customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by any Applicable Law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which Holdings, the Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into solely in contemplation of the requirements of this Section 8.1); provided, further, that in the event the Borrower does not provide any certificate, report or information requested pursuant to this Section 8.1 in reliance on the preceding proviso, the Borrower shall provide notice to the Administrative Agent that such certificate, report or information is being withheld and the Borrower shall use commercially reasonable efforts to describe, to the extent both feasible and permitted under applicable Requirements of Law or confidentiality obligations, or without waiving such privilege, as applicable, the applicable certificate, report or information.

Documents required to be delivered pursuant to this Section 8.1 may be delivered electronically pursuant to Section 12.3(2) and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or a representative thereof) (x) posts such documents or (y) provides a link thereto; the Borrower shall promptly notify (which notice may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents or a link thereto and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; (ii) on which such documents are delivered by the Borrower to the Administrative Agent for posting on behalf of the Borrower on IntraLinks, SyndTrak or another relevant secure website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); or (iii) on which such documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent).

Notwithstanding the foregoing, the obligations in paragraphs (a), (b), (d), (e) or (g) of this Section 8.1 may be satisfied with respect to any financial statements of the Borrower by furnishing (A) the applicable financial statements of Holdings (or any other Parent Entity) or (B) Holdings’ (or any other Parent Entity’s), as applicable, Form

10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs; provided that, with respect to each of clauses (A) and (B), (i) to the extent such financial statements relate to any Parent Entity, such financial statements shall be accompanied by consolidating information (which need not be audited) that summarizes in reasonable detail the differences between the information relating to such Parent Entity, on the one hand, and the information relating to the Borrower on a standalone basis, on the other hand, which consolidating information shall be certified by an Authorized Officer of the Borrower as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 8.1(b), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing or another accounting firm reasonably acceptable to the Administrative Agent (subject to Required Lenders Negative Consent), which report and opinion shall satisfy the applicable requirements set forth in Section 8.1(b) as if the references to “the Borrower” therein were references to such Parent Entity.

No financial statement required to be delivered pursuant to Section 8.1(a) or (b) shall be required to include acquisition accounting adjustments relating to the Transactions or any Permitted Acquisition or other Investment to the extent it is not practicable to include any such adjustments in such financial statement.

Section 8.2 Books, Records and Inspections; Quarterly Conference Calls

(1)

The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities in order to permit the preparation of financial statements in conformity with IFRS. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, under guidance of officers of the Borrower or such Restricted Subsidiary, any of the properties of the Borrower or such Restricted Subsidiary, and to examine the books of account of the Borrower or such Restricted Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any such Lender may reasonably request.

(2)

At the request of the Administrative Agent (acting at the written instruction or direction of the Required Lenders acting reasonably), the Borrower will within 10 days after the date of the delivery (or, if later, required delivery) of the quarterly and annual financial information pursuant to Sections 8.1(a) and (b), hold a conference call or teleconference, at a time selected by the Borrower with such of the Lenders that choose to participate, to review the financial results of the previous Fiscal Quarter or Fiscal Year, as the case may be, and the financial condition of the Borrower and its Restricted Subsidiaries and the budgets presented for the current Fiscal Year of the Borrower and its Restricted Subsidiaries.

Section 8.3 Insurance

(1)

Generally. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each of its Restricted Subsidiaries to, keep its insurable property adequately insured at all times by financially sound and reputable insurers and maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to owned properties and other properties material to the business of the Borrower and its Restricted Subsidiaries against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, including (i) physical hazard insurance on an “all risk” basis, (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus, (iv) business interruption insurance and (v) such other insurance as may be required by any Applicable Law; provided that with respect to physical hazard insurance, neither the Borrower or any of its Restricted Subsidiaries shall agree to the adjustment of any claim thereunder without the consent of the other (such consent not to be unreasonably withheld or delayed); provided, further, that the consent of neither the Borrower nor any of its Restricted Subsidiaries shall be required during an Event of Default.

(2)

Requirements of Insurance. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days (or 10 days in the case of the failure to pay any premiums thereunder) after receipt by the Administrative Agent of written notice thereof and (ii) name the Administrative Agent as additional insured on behalf of the Lenders (in the case of liability insurance).

(3)

Flood Insurance. If any portion of any owned property is any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Flood Hazard Property with respect to which flood insurance has been made available under the Flood Insurance Laws, then Borrower shall (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, (ii) cooperate with the Administrative Agent and provide information reasonably required by the Administrative Agent to comply with the Flood Insurance Laws and (iii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent (subject to Required Lenders Negative Consent), including evidence of annual renewals of such insurance.

(4)

Broker’s Report. The Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

Section 8.4 Existence; Franchises

Holdings will, and will cause each of the Borrower and its Restricted Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses, permits and Intellectual Property; provided, however, that nothing in this Section 8.4 shall prevent (i) sales of assets and other transactions or dispositions by Holdings, the Borrower or any of its Restricted Subsidiaries in accordance with Article 9 or (ii) the withdrawal by Holdings, the Borrower or any of its Restricted Subsidiaries of its qualification as a foreign Company in any jurisdiction if such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 8.5 Compliance with Statutes, etc.

Holdings and the Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all Applicable Permits, applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including the development, construction and operation of the Project), except such non-compliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 8.6 Compliance with Environmental Laws; Environmental Reports

(1)

Except where failure to do so will not reasonably be expected to have a Material Adverse Effect, the Borrower will comply, and will cause each of its Restricted Subsidiaries to comply, with all Environmental Laws; obtain and renew all Environmental Permits applicable to its business facilities, operations and Real Property; and conduct all Responses required by, and in accordance with, Environmental Laws which, if not so conducted, could reasonably be expected to result in the creation of any Lien in favor of any Governmental Authority for (i) liability under Environmental Laws or (ii) damages arising from, or costs incurred by, such Governmental Authority in response to a Release or threatened Release of any Hazardous Material into the Environment; provided that neither the Borrower, nor any of its Restricted Subsidiaries shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with IFRS.

(2)

If an Event of Default that results in the Release of Hazardous Materials or is otherwise a breach of Section 8.6(1) shall have occurred and be continuing for more than 45 days, at the written request of the Administrative Agent or the Required Lenders through the Administrative Agent, the Borrower or any of its Subsidiaries shall provide to the Lenders within 90 days after such request (or such longer period as may be agreed by the Administrative Agent in its sole discretion), at the expense of the Borrower, a report, prepared by a reputable environmental consulting firm reasonably acceptable to the Administrative Agent (subject to Required Lenders Negative Consent), with respect to each owned real property with respect to which a breach of Section 8.6(1) has occurred, describing the Release of Hazardous Materials or the breach of Section 8.6(1) and any related adverse impacts, and the estimated cost of any Response that may be required pursuant to Environmental Laws to address such Release or breach of Section 8.6(1) and related adverse impacts.

Section 8.7 Employee Benefits

With respect to all Plans, each Credit Party shall (a) comply with the applicable provisions of the PBA, any other applicable Requirements of Law and with all applicable collective bargaining agreements, except where such failure to comply would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (b) furnish to the Administrative Agent copies of any notice of intention to terminate or wind up any DB Plan or notice of intent to order a termination or winding up of any DB Plan sent by any applicable Governmental Authority to any Credit Party; and (c) upon request by the Administrative Agent, copies of (i) the most recent actuarial valuation report for each DB Plan; and (ii) such other documents or reports or filings with a Governmental Authority relating to any DB Plan as the Administrative Agent shall reasonably request. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Credit Party shall adopt, participate in, or have any liability (contingent or otherwise) with respect to, any ERISA Plan.

Section 8.8 End of Fiscal Years

The Borrower will cause its and each of its Restricted Subsidiaries’ Fiscal Years to end on March 31 of each calendar year; provided that the Borrower may, upon written notice to the Administrative Agent, change its Fiscal Year-end to another date reasonably acceptable to the Administrative Agent (subject to Required Lenders Negative Consent), in which case the Borrower and the Administrative Agent will, and are hereby authorized to (without requiring the consent of any other Person, including any Lender), make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

Section 8.9 Performance of Obligations

The Borrower will, and will cause each of its Restricted Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound, except such non-performances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 8.10 Payment of Taxes

Except as set forth in Schedule 7.9, each of Holdings and the Borrower will pay and discharge, and will cause each of its Restricted Subsidiaries to pay and discharge, all material Taxes imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Holdings, the Borrower or any of its Restricted Subsidiaries not otherwise permitted under Section 9.1; provided that neither Holdings, the Borrower nor any of their Restricted Subsidiaries shall be required to pay any such Tax which is being contested in good faith and by proper proceedings and for which Holdings, the Borrower or such Restricted Subsidiary, as applicable has maintained adequate reserves with respect thereto in accordance with IFRS.

Section 8.11 Use of Proceeds

The Borrower will use the proceeds of the Loans only as provided in Section 7.8.

Section 8.12 Additional Guarantors

The Borrower will, and will cause each other Credit Party to, with respect to any Person that is or becomes (or is required to become) a Subsidiary Guarantor after the Closing Date, promptly (and in any event within 30 days after such Person becomes a Subsidiary (or such longer period as the Administrative Agent may agree in its sole discretion)), cause such Credit Party and such Person (other than an Excluded Subsidiary) to comply with the requirements set forth in the definition of “Guarantee Requirement”.

Section 8.13 Indigenous Matters

(1)

If information becomes available to the Borrower or Canada Infrastructure Bank or a change is proposed for, or made to the Project or otherwise, which would trigger the requirement for consultation following the Closing Date, the Borrower will work with Canada Infrastructure Bank to support procedural aspects related to the Crown’s legal duty to consult, and where appropriate, to accommodate Indigenous groups adversely affected by the Project. In such event, the Borrower shall propose a consultation plan, which shall be to Canada Infrastructure Bank’s reasonable satisfaction having regard to the procedural aspects of the Crown’s duty to consult, and which will include, at a minimum:

(i)	a description of the Project, including Canada Infrastructure Bank’s role, which is sufficiently detailed, and which can form the basis of meaningful engagement with affected Indigenous groups;

(ii)	a list of all Indigenous groups proposed to be contacted;

(iii)	the methods by which communications will be undertaken;

(iv)	a commitment to providing affected Indigenous groups with updates and information on the development, construction and operation of a Project;

(v)	a proposal for creating a record of communications; and

(vi)	a proposed time frame.

The Borrower will carry out the consultation plan as approved by Canada Infrastructure Bank. It is understood by the Parties that any communications by the Borrower with Indigenous groups will be respectful and open.

The Borrower will provide Canada Infrastructure Bank with a summary of all communications between the Borrower and affected Indigenous groups, including a summary of any issues or concerns raised by the affected Indigenous groups and an indication of how it is proposed that those issues and concerns will be addressed.

The Borrower shall implement its ordinary course engagement best practices with respect to the Indigenous groups consistent with the Borrower’s current practices, which may include, but are not limited to: (i) respectful, early, ongoing and upfront coordination and communication; and (ii) providing updates and information on the development, construction and operation of a Project.

Section 8.14 [reserved]

Section 8.15 Ratings

Until the Project has achieved Final Completion, the Borrower will use commercially reasonable efforts to obtain and maintain a corporate family rating of the Borrower (public or private, determined in the discretion of the Borrower), from one of Moody’s or S&P (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Borrower of customary rating agency fees and cooperation with information and data requests by Moody’s and S&P in connection with their ratings process; provided that in no event shall the Borrower be required to maintain any specific rating with any such agency).

Section 8.16 Affirmative Covenants with Respect to Leases

With respect to each Lease, the respective Credit Party shall perform all the obligations imposed upon it by the landlord under such Lease and enforce all of the tenant’s obligations thereunder, except where the failure to so perform or enforce, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 8.17 Construction and Operation of the Project

(1)

The Borrower shall develop and construct the Project in accordance with (i) the then applicable Construction Budget and Schedule (including achieving Mechanical Completion, Substantial Completion, Electrification Completion and Final Completion in accordance with the then applicable schedule set forth therein), (ii) Prudent Industry Practice, and (iii) the applicable Material Project Documents and Material Permits.

(2)

The Borrower shall operate and maintain the Project in accordance with (i) Prudent Industry Practice, (ii) the Operating Budget, and (iii) the applicable Material Project Documents and Material Permits.

Section 8.18 Construction Budget and Schedule

(1)

Not later than the fifteenth day of each quarter prior to Final Completion, the Borrower shall submit to the Administrative Agent an updated draft construction budget and schedule based upon the prior Construction Budget and Schedule then in effect.

(2)

(2) If with respect to any draft construction budget and schedule, (i) if both the Project Costs and projected cash flows as set forth in such draft are within 5% of their respective amounts on a cumulative basis in the Construction Budget and Schedule that was delivered on the Closing Date (the “Base Case Budget and Schedule”) and (ii) there is no Funding Shortfall, then the draft shall automatically be approved and become the then effective Construction Budget and Schedule. If with respect to any draft Construction Budget and Schedule, (i) either the Project Costs or projected cash flows (or both) as set forth in such draft are not within 5% on a cumulative basis of their respective amounts in the Base Case Budget and Schedule or (ii) there is a Funding Shortfall, such draft construction budget and schedule shall not be accepted as the current Construction Budget and Schedule without the approval of the Administrative Agent, in its sole discretion. If the Administrative Agent does not respond to a draft construction budget and schedule submitted by the Borrower within 20 Business Days of the Administrative Agent’s receipt of the draft thereof, then such draft construction budget and schedule shall be deemed to be approved by the Administrative Agent. The Administrative Agent agrees to use commercially reasonable efforts to engage and negotiate an approved version of the construction budget and schedule. If a draft construction budget and schedule does not become the then existing Construction Budget and Schedule for a period of 3 consecutive months or for any 4 months in a 12 month period, this covenant shall be breached and be a “Default” for the purpose of determining whether the Restricted Payment Conditions have been satisfied and for the purposes of Section 6.5 being satisfied and the Credit Facility being available for a Borrowing, but not a Default or Event of Default for the purposes of Article 10.

(3)

For greater certainty, any proposed revision to a Construction Budget and Schedule that results in (i) a projected Funding Shortfall prior to Final Completion or (ii) the projected Final Completion Date being beyond the Longstop Date shall require the approval of the Administrative Agent, in its sole discretion.

(4)

At all times, the Construction Budget and Schedule shall be reflective of (i) Material Project Documents that have been entered into, (ii) Material Permits that have been issued, (iii) projected Material Project Documents that will be entered into and projected Material Permits that will be issued (and the projected relevant dates), (iii) the good faith estimate of Project Costs together with reasonable timelines and milestone dates given the foregoing, (iv) updated Cost to Complete (including contingency amounts) and projected Available Construction Funds (including the Net Working Capital Requirement and a good faith estimate of projected cash flows of the Borrower), given the foregoing, and (iv) development and construction of the Project in accordance with Prudent Industry Practice.

Section 8.19 Sanctions

(1)

The Borrower will maintain in effect policies and procedures reasonably designed to ensure compliance by itself, its Subsidiaries and their respective directors, officers, employees and agents with applicable Sanctions and in accordance with ethical standards of business conduct.

(2)	The Borrower will and will cause each of its Subsidiaries to conduct its business in compliance in all material respects with applicable Anti-Terrorism Laws, and shall not use any funding or proceeds from this Agreement to fund any business directly or indirectly with any Designated Person, or with Persons in countries that are the target of Sanctions (currently Crimea, Iran, Cuba, Syria and North Korea), except to the extent permissible for a Person required to comply with Sanctions, or in any other manner that would result in the violation of any Sanctions applicable to any party hereto;

(3)

Notwithstanding any other provision of this Section 8.19, no Canadian Credit Party shall be required to comply with any applicable Anti-Terrorism Laws, or shall be restricted from engaging in any transaction, in each case, to the extent that such compliance or restriction would breach the Foreign Extraterritorial Measures Act (Canada).

Section 8.20 Anti-Corruption Laws; Anti-Money Laundering Laws

The Borrower will maintain in effect policies and procedures reasonably designed to ensure compliance by itself, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws. The Borrower will and will cause each of its Subsidiaries to comply in all material respects with all Anti-Corruption Laws and Anti-Money Laundering Laws, and shall not use any funding or proceeds from this Agreement in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

Section 8.21 Designation of Restricted and Unrestricted Subsidiaries

The Borrower may designate (or re-designate) any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary if that designation would not cause an Event of Default; provided, however, that no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the ABL Credit Agreement. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, then, other than in the case of New PortLP and New PortGP, such designation will be deemed to be an Investment by the Borrower therein made as of the time of the designation in an amount equal to the portion of the Fair Market Value of the net assets of such Subsidiary attributable to the Borrower’s equity interest therein as estimated by the Borrower in good faith, and will reduce the amount available for Restricted Payments under Section 9.3 or under one or more clauses of the definition of Permitted Investments, as determined by the Borrower, in an amount equal to such deemed Investment. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Borrower; provided that such designation will be deemed to be an incurrence of Liens and Indebtedness by a Restricted Subsidiary of the Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Liens and Indebtedness are permitted under Sections 9.1 and 9.4, in each case, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period and (2) no Event of Default would be in existence following such designation. Any such designation by the Borrower shall be evidenced to the Administrative Agent by an Officer’s Certificate certifying that such designation complies with the preceding conditions.

Notwithstanding anything to the contrary herein, on the Closing Date, New PortLP and New PortGP shall be the only Subsidiaries of the Borrower that shall be Unrestricted Subsidiaries.

Section 8.22 Business; etc.

The Borrower and its Restricted Subsidiaries will engage (directly or indirectly) only in the businesses which relate to the production or distribution of steel or the manufacturing of steel product (including businesses such as mining) in which the Borrower and its Subsidiaries are engaged or planning to be engaged as of the Closing Date, or businesses reasonably ancillary thereto, which shall include the development, construction and operation of the Project.

Section 8.23 GHG Covenants

(1)

The Borrower shall use reasonable efforts to develop, construct and operate the Project in a manner that, in the Borrower’s good faith judgment is consistent with achieving the GHG Target following full implementation of the Project in accordance with the Construction Budget and Schedule, provided that it shall not constitute a Default or Event of Default if the Borrower fails to meet such GHG Target. The Borrower shall deliver a report not later than 60 days following the end of each calendar year, in form and substance acceptable to the Administrative Agent, which report shall report on the Borrower’s Facility Emissions (the “GHG Report”). For greater certainty, such report shall be prepared by an independent third party and contain reliance language in respect of the Administrative Agent and the Lender(s) hereunder. The Borrower shall provide the Administrative Agent all underlying data related to the GHG Report reasonably requested by the Administrative Agent, including grid electricity consumption data required to calculate the emissions related to purchased electricity by the Project.

(2)	[REDACTED – TRADE SENSITIVE INFORMATION].

ARTICLE 9

NEGATIVE COVENANTS

Holdings (solely with respect to Section 9.11) and each other Credit Party hereto hereby covenants and agrees that, on and after the Closing Date and until the Termination Date:

Section 9.1 Liens

The Borrower will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, Incur or permit to exist any Lien that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Borrower or any Subsidiary Guarantor, unless such Lien is a Permitted Lien.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

Section 9.2 Merger and Consolidation

(1)	The Borrower will not consolidate with, amalgamate or merge with or into or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(a)

the resulting, surviving, continuing or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of Canada or any Province of Canada at the time of the execution of an assignment and assumption agreement and the Successor Company (if not the Borrower) will expressly assume, by an assignment and assumption agreement, executed and delivered to the Administrative Agent and the Administrative Agent, in form satisfactory to the Administrative Agent (subject to Required Lenders Negative Consent), all the obligations of Borrower under the Credit Documents;

(b)

immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the applicable Successor Company or any Subsidiary of the applicable Successor Company as a result of such transaction as having been Incurred by the applicable Successor Company or such Subsidiary at the time of such transaction), no Event of Default shall have occurred and be continuing;

(c)

the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indenture (if any) comply with this Agreement and an Opinion of Counsel stating that such assignment and assumption agreement and the Credit Documents after giving effect to any related amendments thereto have been duly authorized, executed and delivered and are legal, valid and binding agreements enforceable against the applicable Successor Company (in each case, in form satisfactory to the Administrative Agent (subject to Required Lenders Negative Consent)), provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to satisfaction of clauses (b) and (c) above; and

(d)	each Subsidiary Guarantor shall deliver a reaffirmation agreement in respect of its Guaranty with respect thereto to the Administrative Agent.

For purposes of this Section 9.2, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Borrower, which properties and assets, if held by the Borrower instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Borrower on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Borrower.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement and the other Credit Documents but in the case of a lease of all or substantially all its assets, the predecessor company will not be released from its obligations under this Agreement or the other Credit Documents.

Notwithstanding the preceding clauses (b), (c) and (d) (which do not apply to transactions referred to in this sentence), (x) any Restricted Subsidiary of the Borrower may consolidate or otherwise combine with, merge or amalgamate into or transfer all or part of its properties and assets to the Borrower, (y) any Restricted Subsidiary may consolidate or otherwise combine with, merge, or amalgamate into or transfer all or part of its properties and assets to any other Restricted Subsidiary that is a Guarantor and (z) any Restricted Subsidiary that is not a Guarantor may consolidate or otherwise combine with, merge, or amalgamate into or transfer all or part of its properties and assets to any other Restricted Subsidiary that is not a Guarantor. Notwithstanding the preceding clause (b) (which does not apply to the transactions referred to in this sentence), the Borrower may consolidate or otherwise combine with or merge or amalgamate into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Borrower, reincorporating the Borrower in another jurisdiction, or changing the legal form of the Borrower.

The foregoing provisions (other than the requirements of clause (b) above) shall not apply to the creation of a new Subsidiary as a Restricted Subsidiary of the Borrower.

(2)	No Subsidiary Guarantor may:

(a)	consolidate with or merge or amalgamate with or into any Person, or

(b)	sell, convey, transfer or dispose of, all or substantially all its assets, in one transaction or a series of related transactions, to any Person, or

(c)	permit any Person to merge or amalgamate with or into the Subsidiary Guarantor, unless:

(i)

the other Person is the Borrower or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; provided that if such other Person is the Borrower, either (x) the Borrower shall be the continuing or surviving Person or (y) such transaction shall comply with the requirements set forth in Section 9.2(1); or

(ii)

either (x) a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under its Guaranty of the Obligations, this Agreement and the other Credit Documents; and

(iii)

the transaction constitutes a sale or other disposition (including by way of consolidation, merger or amalgamation) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than to the Borrower or a Restricted Subsidiary) otherwise permitted by this Agreement.

(3)	The foregoing provisions shall not apply to:

(a)	any Permitted Acquisition;

(b)	any Asset Disposition (including dispositions constituting any part of a Permitted Reorganization) permitted pursuant to Section 9.8; and

(c)

(i) the liquidation or dissolution of any Restricted Subsidiary if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower, is not materially disadvantageous to the Lenders, and the Borrower or any Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary; (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any disposition otherwise permitted under Section 9.8 or this Section 9.2 or (B) any Permitted Investment; and (iii) the Borrower or any Restricted Subsidiary may be converted into another form of entity, in each case, so long as such conversion does not adversely affect the value of the Guaranty, taken as a whole.

Section 9.3 Restricted Payments

(1)	The Borrower will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(a)

declare or pay any dividend or make any distribution on or in respect of the Borrower’s or any Restricted Subsidiary’s Capital Stock (including any payment in connection with any merger, amalgamation or consolidation involving the Borrower or any of its Restricted Subsidiaries) except: (x) dividends or distributions payable in Capital Stock of the Borrower (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Borrower; and (y) dividends or distributions payable to the Borrower or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Borrower or another Restricted Subsidiary on no more than a pro rata basis);

(b)

purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Borrower or any Parent Entity of the Borrower held by Persons other than the Borrower or a Restricted Subsidiary of the Borrower;

(c)

voluntarily purchase, repurchase, redeem, prepay, repay, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any (A) Junior Financing in excess of US$5,000,000 (other than (i) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, repurchase, redemption, prepayment, repayment, defeasance or other acquisition or retirement and (ii) any Indebtedness Incurred pursuant to 9.4(1)(c) or (B) Senior Obligations in excess of the face or par amount of such Senior Obligations, provided that if any such voluntary prepayment is made of Senior Obligations only the amount in excess of the face or par (including makewhole amounts, break fees and other amounts paid in connection with such prepayment) shall constitute a Restricted Payment (each, a “Restricted Debt Payment”); or

(d)

make any Restricted Investment (any such dividend, distribution, purchase, redemption, prepayment, repayment, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in the preceding clauses (a) through (d) are referred to herein as a “Restricted Payment”), unless, in each case of clauses (a) through (d), at the time the Borrower or such Restricted Subsidiary makes such Restricted Payment each of the following conditions are satisfied (the “Restricted Payment Conditions”):

(i)	the Restricted Payment may only be declared within 20 days of the last day of a Fiscal Quarter (each such date, a “RP Payment Date”);

(ii)	all conditions (if any) to the making of such Restricted Payments under the Senior Credit Documents have been satisfied (or such Restricted Payments are otherwise not prohibited thereunder);

(iii)	If the Restricted Payment is made prior to the Final Completion Date:

(A)

After taking into consideration any proposed Restricted Payment, (i) there is no Funding Shortfall (ii) the Borrower has access to an amount of monies equal to (x) 100% of the amount of the “contingency amount” included within the Construction Budget and Schedule plus (y) the Available Construction Funds required to achieve Final Completion, (iii) the Borrower reasonably expects that Final Completion shall occur on or before the Longstop Date, and (iv) a certificate from the Technical Advisor confirming (i) and with respect to (iii) the Technical Advisor confirms the reasonableness of the Borrower’s expectation with respect to achieving Final Completion prior to the Longstop Date;

(B)

all interest payments due hereunder that were subject to a PIK Payment and capitalized in accordance with Section 2.5(4) shall have been paid in full and all accrued interest due and payable prior to the date of such Restricted Payment shall be paid in cash prior to or concurrently therewith and the Borrower acknowledges that all future interest payments shall be paid in cash; and

(C)	the Commitment has been reduced or the Loans prepaid, as applicable, by the amount required by Section 4.2(5);

(iv)

If the Restricted Payment is being made following the Final Completion Date, the first interest payment in cash has been made with respect to the Loans prior to or concurrently with such Restricted Payment and a mandatory prepayment of the loans shall be made concurrently with the Restricted Payment in accordance with Section 4.2(5);

(v)	no Default or Event of Default has occurred prior to and is continuing at the date of such Restricted Payment, or would reasonably be expected to occur as a result of such Restricted Payment;

(vi)	there shall be a then current Construction Budget and Schedule that is effective in accordance with Section 8.18.

(vii)	the Borrower shall have Unrestricted Cash in an amount not less than the amount required to make the mandatory prepayment required by Section 4.2(5);

(viii)	the Borrower shall have sufficient (i) cash or Cash Equivalents or (ii) availability under the ABL Facility or other revolving credit facilities to cover than the Net Working Capital Requirement;

(ix)	all mandatory prepayments required by the Credit Documents have been made or will be made concurrently with such Restricted Payment; and

(x)

the Consolidated Cash Interest Coverage Ratio (calculated on a Pro Forma Basis and after taking into consideration the proposed Restricted Payment) would be no less than 2.00:1.00 for the most recently ended Calculation Period had the Restricted Payment been made as at the beginning of the applicable Test Period.

Not less than five (5) Business Days prior to the payment of any Restricted Payment, the Borrower shall have delivered to the Administrative Agent an officer’s certificate as to compliance with the foregoing Restricted Payment Conditions.

(2)	The foregoing provisions set forth in preceding clause (a) will not prohibit any of the following (collectively, “Permitted Payments”):

(a)

the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement or the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemption notice, such payment would have complied with the provisions of this Agreement;

(b)

any purchase, repurchase, redemption, prepayment, repayment, defeasance or other acquisition or retirement of Capital Stock or Junior Financing made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Borrower (other than Disqualified Stock or Designated Preferred Stock) (“Refunding Capital Stock”) or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock or through an Excluded Contribution)) of the Borrower; provided, however, that to the extent so applied, the Net Cash Proceeds, or Fair Market Value of property or assets or of marketable securities, from such sale of Capital Stock or such contribution will be excluded from clause (a) above;

(c)

any purchase, repurchase, redemption, prepayment, repayment, defeasance or other acquisition or retirement of Junior Financing made by exchange for, or out of the proceeds of the substantially concurrent sale of, Junior Financing that constitutes Permitted Refinancing Indebtedness permitted to be Incurred pursuant to Section 9.4;

(d)

any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Borrower or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Preferred Stock of the Borrower or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 9.4;

(e)	any mandatory prepayment (including excess cash flow prepayments) of Senior Obligations under Senior Credit Documents;

(f)

a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock (other than Disqualified Stock) of the Borrower or of any Parent Entity held by any future, present or former employee, director or consultant of the Borrower, any of its Subsidiaries or of any Parent Entity (or any Immediate Family Member, permitted transferees, assigns, estates, trusts or heirs of such employee, director or consultant) either pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such employee, director or consultant’s employment or directorship; provided, however, that the aggregate Restricted Payments made under this clause (f) do not exceed US$10,000,000 in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(i)

the cash proceeds from the sale of Capital Stock (other than Disqualified Stock or Designated Preferred Stock or Excluded Contributions) of the Borrower and, to the extent contributed to the capital of the Borrower (other than through the issuance of Disqualified Stock or Designated Preferred Stock or an Excluded Contribution), Capital Stock of any Parent Entity, in each case to members of management, directors or consultants of the Borrower, any of its Restricted Subsidiaries or any Parent Entity that occurred after the Closing Date; plus

(ii)	the cash proceeds of key man life insurance policies received by the Borrower and its Restricted Subsidiaries after the Closing Date; less

(iii)	the amount of any Restricted Payments made in previous calendar years pursuant to this clause (f) utilizing the amounts set forth in clause (i) of this clause (f);

and provided further that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from members of management, directors, employees or consultants of the Borrower, or any Parent Entity or Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Borrower or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 9.3 or any other provision of this Agreement;

(g)	the declaration and payment of dividends on Disqualified Stock or Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of Section 9.4;

(h)

purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof;

(i)	dividends, loans, advances or distributions to any Parent Entity or other payments by the Borrower or any Restricted Subsidiary in amounts equal to (without duplication):

(i)	the amounts required for any Parent Entity to pay any Parent Entity Expenses or any Related Taxes; or

(ii)	amounts constituting or to be used for purposes of making payments to the extent specified in clauses (b), (c), (e), (k), (l) and (m) of Section 9.6(2);

(j)	[reserved];

(k)

payments by the Borrower, or loans, advances, dividends or distributions to any Parent Entity to make payments, to holders of Capital Stock of the Borrower or any Parent Entity in lieu of the issuance of fractional shares of such Capital Stock; provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this covenant or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by the Board of Directors);

(l)	Restricted Payments that are made with Excluded Contributions;

(m)

(A) the declaration and payment of dividends on Designated Preferred Stock of the Borrower issued after the Closing Date; and (B) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock; provided, however, that, in the case of clause (A), the amount of all dividends declared or paid pursuant to this clause shall not exceed the Net Cash Proceeds received by the Borrower or the aggregate amount contributed in cash to the equity (other than through the issuance of Disqualified Stock or an Excluded Contribution of the Borrower), from the issuance or sale of such Designated Preferred Stock; provided further, in the case of clauses (A) and (B), that for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or declaration of such dividends on such Refunding Capital Stock, after giving effect to such payment on a pro forma basis the Consolidated Total Leverage Ratio not exceeding 3.50:1.00;

(n)

dividends or other distributions of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (unless the Unrestricted Subsidiary’s principal asset is cash and Cash Equivalents);

(o)	payments as part of, or to enable another Person to make, an “applicable high yield discount obligation” catch-up payment;

(p)	payments to SIF pursuant terms and conditions of a Junior Financing entered into with SIF;

(q)	[reserved];

(r)

so long as no Event of Default has occurred and is continuing (or would result therefrom), mandatory redemptions of Disqualified Stock issued as a Restricted Payment or as consideration for a Permitted Investment; provided that the amount of such redemptions are no greater than the amount that constituted a Restricted Payment or Permitted Investment; and

(s)	[reserved]

For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Permitted Payments described in this clause (2), or is permitted pursuant to clause (1) of this Section 9.3, the Borrower in its sole discretion may divide, classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant and such Restricted Payment or Permitted Payment, as the case may be, shall be treated as having been made pursuant only to the clause or clauses of this Section 9.3 to which such Restricted Payment or Permitted Payment, as the case may be, has been classified or reclassified; provided that, no Restricted Payment nor any Permitted Payment, as the case may be, need be permitted solely by reference to one category or clause of this definition but may instead be permitted in part under any combination thereof or under any other available exception..

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Borrower or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount, and the Fair Market Value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Board of Directors of the Borrower acting in good faith.

Section 9.4 Indebtedness

(1)

The Borrower will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness except the following Indebtedness (which is expressly subject to the limitation on indebtedness set forth in Section 9.4(6)):

(a)

Indebtedness Incurred pursuant to (i) any ABL Facility (including letters of credit or bankers’ acceptances issued or created under any ABL Facility), in a maximum aggregate principal amount at any time outstanding not exceeding the greater of (x) the sum of (A) US$312,500,000 and (y) the “Borrowing Base” (as defined in the applicable ABL Facility as in effect from time to time, but without giving effect to any “reserves”) calculated on a Pro Forma Basis as of the last day of the month most recently ended prior to the date of establishment of the commitments in respect thereof for which internal month-end financial statements are available to the Borrower, (ii) any extension, refinancing, refunding or replacing of any ABL Facility after the Closing Date so long as (X) the aggregate outstanding principal amount of such Indebtedness does not exceed an amount permitted to be incurred under the preceding clause (i), plus (A) an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums) thereon, (B) the amount of any underwriting discounts and other customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, (C) an amount equal to any existing commitments unutilized thereunder and (D) any additional amounts permitted to be incurred pursuant to this Section 9.4 (with additional amounts incurred in reliance on this clause (D) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (Y) such Indebtedness, if secured, is secured only by Permitted Liens described in clause (t) of the definition thereof and (iii) “Cash Management Obligations” and “Hedging Obligations” (each as defined in the ABL Credit Agreement (or any equivalent term in any document governing any ABL Facility));

(b)

Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness of the Borrower or any Restricted Subsidiary so long as the Incurrence of such Indebtedness is permitted under the terms of this Agreement, provided that any Guarantee by a Non-Guarantor Subsidiary of any Indebtedness under Section 9.4(1) and 9.4(1)(e) (or any Permitted Refinancing Indebtedness in respect thereof) shall only be permitted if such Guarantee meets the requirements of Section 9.4(1);

(c)

(A) Indebtedness of the Borrower owing to and held by any Restricted Subsidiary, (B) Indebtedness of a Restricted Subsidiary owing to and held by the Borrower or any other Restricted Subsidiary or (C) Indebtedness of the Borrower or a Restricted Subsidiary owing to and held by a Parent Entity that is a Guarantor solely if such Indebtedness in the case of this clause (C) is evidenced by an Intercompany Note; provided, however, that: any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Borrower, a Restricted Subsidiary or a Parent Entity that is a Guarantor; and any sale or other transfer of any such Indebtedness to a Person other than the Borrower, a Restricted Subsidiary or a Parent Entity that is a Guarantor, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Borrower or such Restricted Subsidiary, as the case may be; provided further that (x) all such Indebtedness of any Credit Party owed to any Restricted Subsidiary that is not a Credit Party shall be unsecured and evidenced by an Intercompany Note and (y) the aggregate principal amount of Indebtedness owing by any Restricted Subsidiary that is a Non-Guarantor Subsidiary to the Borrower or any other Credit Party, when combined with (i) the aggregate amount of all Investments made pursuant to clause (a) of the definition of “Permitted Investment” in any Restricted Subsidiary that is not (or will not become) a Non-Guarantor Subsidiary and (ii) the aggregate amount of all dispositions by a Credit Party to a Restricted Subsidiary that is a Non-Guarantor Subsidiary pursuant to clause (a) of the definition of Asset Dispositions”, shall not exceed US$10,000,000;

(d)	any Indebtedness outstanding on, or pursuant to commitments existing (or anticipated) on, the Closing Date and listed on Schedule 9.4;

(e)

Acquired Indebtedness of any Person that becomes a Restricted Subsidiary or Acquired Indebtedness assumed in connection with an acquisition or other Investment permitted hereunder after the Closing Date; provided that such Indebtedness was not created or incurred in anticipation thereof;

(f)	Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(g)

(a) Indebtedness represented by Capitalized Lease Obligations or Purchase Money Obligations in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause not to exceed the greater of (x) US$25,000,000 and (y) 6.0% of Consolidated Total Assets as of the last day of the most recently ended Calculation Period; and (b) Indebtedness represented by Capitalized Lease Obligations or Purchase Money Obligations with respect to the lease, purchase, repair, and improvement to blast furnaces and any related equipment or components in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause not to exceed US$50,000,000; provided that, in the case of the immediately preceding clause (b), (i) the Liens securing such Indebtedness do not extend to any assets other than those purchased with the net proceeds of such incurrence, (ii) no Event of Default shall have occurred and be continuing or would result therefrom, and (iii) on the date of such Incurrence the Consolidated Total Leverage Ratio (calculated on a Pro Forma Basis) would be no greater than 3.50:1.00 as of the last day of the most recently ended Calculation Period;

(h)

Indebtedness in respect of (a) workers’ compensation claims, self-insurance obligations, performance, indemnity, surety, judgment, appeal, advance payment, customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Borrower or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business, (b) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence; (c) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business; (d) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business and (e) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business;

(i)	Indebtedness arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Capital Stock of a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition) and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments in each case securing the performance of the Borrower or any Restricted Subsidiary pursuant to any such agreement;

(j)

Indebtedness in an aggregate outstanding principal amount which, when taken together with any Permitted Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Borrower from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock, Designated Preferred Stock or an Excluded Contribution) or otherwise contributed to the equity (other than through the issuance of Disqualified Stock, Designated Preferred Stock or an Excluded Contribution) of the Borrower, in each case, subsequent to the Closing Date; provided, however, that (i) any such Net Cash Proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments to the extent the Borrower and its Restricted Subsidiaries Incur Indebtedness in reliance thereon and (ii) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this clause to the extent the Borrower or any of its Restricted Subsidiaries makes a Restricted Payment;

(k)	Indebtedness of any Credit Party under (x) the Credit Documents and (y) Permitted Refinancing Indebtedness;

(l)

Indebtedness consisting of promissory notes issued by the Borrower or any of its Restricted Subsidiaries to any current or former employee, director or consultant of the Borrower, any of its Restricted Subsidiaries or any Parent Entity (or permitted transferees, assigns, estates, or heirs of such employee, director or consultant), to finance the purchase or redemption of Capital Stock of the Borrower or any Parent Entity that is permitted by Section 9.3;

(m)

Indebtedness of the Borrower or any of its Restricted Subsidiaries consisting of (x) the financing of insurance premiums or (y) take-or- pay obligations contained in supply arrangements, in each case Incurred in the ordinary course of business;

(n)

other Indebtedness in an aggregate outstanding principal amount not to exceed the greater of (x) US$50,000,000 and (y) 12.0% of Consolidated Total Assets as of the last day of the most recently ended Calculation Period;

(o)

Indebtedness of any joint venture or similar arrangement or Indebtedness of the Borrower or any Restricted Subsidiary Incurred on behalf of any such Person or any Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness of any such Person in an aggregate outstanding principal amount not to exceed US$15,000,000;

(p)	Permitted Shareholder Loans in an aggregate outstanding principal amount not to exceed US$50,000,000;

(q)	Indebtedness of Non-Guarantor Subsidiaries in an aggregate outstanding principal amount not to exceed US$5,000,000;

(r)

Indebtedness represented by (i) the Ontario CapEx Facility in an aggregate principal amount not to exceed Can$60,000,000, (ii) the Federal CapEx Facility in an aggregate principal amount not to exceed Can$60,000,000, (iii) the SIF CapEx Facility in an aggregate principal amount not to exceed Can$15,000,000, (iv) the SIF Grant Facility in an aggregate principal amount not to exceed Can$15,000,000 and (v) the SIF Project Cost Facility in an aggregate principal amount not to exceed Can$200,000,000;

(s)	[reserved];

(t)	Indebtedness under the Term Facilities in a maximum aggregate principal amount at any time outstanding not to exceed US$500,000,000;

(u)	Indebtedness under any Permitted Factoring Facility; and

(v)	any Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under clauses (a), (b), (d), (e), (g), (j), (k), (n), (o), (p), (q), (r), (s), (t) and (u); and

(w)	to the extent constituting Indebtedness, obligations in respect of Parent Entity Expenses or any Related Taxes.

(2)	For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(a)

in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in clause (1) of this Section 9.4 (at the time of Incurrence or at a later date), the Borrower in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Indebtedness in any manner that complies with this Section 9.4 and such Indebtedness shall be treated as having been made pursuant only to the clause or clauses of this Section 9.4 to which such Indebtedness has been classified or reclassified; provided that, any Indebtedness need not be permitted solely by reference to one category or clause of this Section 9.4 but may instead be permitted in part under any combination thereof or under any other available exception and only be required to include the amount and type of such Indebtedness in one of the clauses under this Section 9.4;

(b)	[reserved];

(c)	[reserved]

(d)

in the case of any Permitted Refinancing Indebtedness permitted under clause (a), (b), (d), (e), (g), (j), (k), (n), (o), (p), (q), (r), (t) and Section 9.4(1)(u) of clause (1) above or any portion thereof, such Indebtedness shall not include the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and such Permitted Refinancing Indebtedness shall be deemed permitted thereunder, without duplication of amounts otherwise permitted;

(e)

Guaranties of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(f)	if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are Incurred pursuant to any ABL Facility and are being treated as

Incurred pursuant to clause (a), (g), (j), (k), (n) or (u) of clause (1) above and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;

(g)

the principal amount of any Disqualified Stock of the Borrower or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(h)

Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(i)

the amount of any Indebtedness outstanding as of any date shall be (x) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (y) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.

(3)

Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in IFRS, will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 9.4.

(4)

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Borrower as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 9.4 the Borrower shall be in default of this Section 9.4).

(5)

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Borrower or a Restricted Subsidiary may Incur pursuant to this Section 9.4 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(6)

Notwithstanding the anything other provision of this Agreement, at no time shall the Borrower or any Restricted Subsidiary be permitted to have Incurred or to have outstanding (i) Senior Obligations in a principal amount in excess of US$850,000,000 or (ii) any Indebtedness in a principal amount in excess of US$1,200,000,000.

Section 9.5 Restrictions on Distributions from Restricted Subsidiaries

(1)

The Borrower will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distributions in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to the Borrower or any Restricted Subsidiary; (ii) make any loans or advances to the Borrower or any Restricted Subsidiary; or (iii) sell, lease or transfer any of its property or assets to the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation; provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Borrower or any Restricted Subsidiary to other Indebtedness Incurred by the Borrower or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction.

(2)	The provisions of the preceding paragraph (a) will not prohibit:

(a)

any encumbrance or restriction pursuant to (x) the Credit Documents, (y) any ABL Facility or Term Facility or (z) any other agreement or instrument, in each case, in effect at or entered into on the Closing Date;

(b)	any encumbrance or restriction pursuant to the CapEx Facilities;

(c)

any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, amalgamated, consolidated or otherwise combined with or into the Borrower or any Restricted Subsidiary, or was designated as a Restricted Subsidiary or on which such agreement or instrument is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Borrower or was merged, amalgamated, consolidated or otherwise combined with or into the Borrower or any Restricted Subsidiary or entered into in contemplation of or in connection with such transaction) and outstanding on such date; provided that, for the purposes of this clause, if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Borrower or any Restricted Subsidiary when such Person becomes the Successor Company;

(d)	any encumbrance or restriction:

(i)

that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement;

(ii)

contained in mortgages, pledges, charges or other security agreements permitted under this Agreement or securing Indebtedness of the Borrower or a Restricted Subsidiary permitted under this Agreement to the extent such encumbrances or restrictions restrict the transfer or encumbrance of the property or assets subject to such mortgages, pledges, charges or other security agreements; or

(iii)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Borrower or any Restricted Subsidiary;

(e)

any encumbrance or restriction pursuant to Purchase Money Obligations and Capitalized Lease Obligations permitted under this Agreement, in each case, that impose encumbrances or restrictions on the property so acquired;

(f)

restrictions relating to any asset (or all of the assets) of and/or the Capital Stock of the Borrower and/or any Restricted Subsidiary which are imposed pursuant to an agreement entered into in connection with any disposition or other transfer, lease or license of such asset (or assets) and/or all or a portion of the Capital Stock of the relevant Person in each case that is permitted by this Agreement, in each case pending the closing of such sale or disposition;

(g)

customary provisions in leases, licenses, joint venture agreements, sale and lease-back agreements, stock sale agreements and other similar agreements and instruments, which limitation is applicable only to the assets that are the subject of such agreements (or the Persons the Capital Stock of which is the subject of such agreement (or any “shell company” parent with respect thereto));

(h)	encumbrances or restrictions arising or existing by reason of Applicable Law or any applicable rule, regulation or order, or required by any regulatory authority;

(i)	any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

(j)	any encumbrance or restriction pursuant to Hedging Obligations;

(k)

other Indebtedness, Disqualified Stock or Preferred Stock of Non-Guarantor Subsidiaries permitted to be Incurred or issued subsequent to the Closing Date pursuant to the provisions of Section 9.4 that impose restrictions solely on the Non-Guarantor Subsidiaries party thereto or their Subsidiaries;

(l)

any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Credit Documents on any collateral securing the secured obligations under the Senior Credit Documents and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Credit Party to secure the such secured obligations;

(m)

any encumbrance or restriction arising pursuant to an agreement or instrument (which, if it relates to any Indebtedness, shall only be permitted if such Indebtedness is permitted to be Incurred pursuant to the provisions of Section 9.4 if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole (A) are not materially less favorable to the Lenders than the encumbrances and restrictions contained in the Credit Documents as in effect on the Closing Date or (B) either (x) the Borrower determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, the Borrower’s ability to make principal or interest payments on Loans or (y) such encumbrance or restriction applies only during the continuance of a default relating to such agreement or instrument;

(n)	any encumbrance or restriction existing by reason of any Lien permitted under Section 9.1; or

(o)

any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise refinances, an agreement or instrument referred to in clauses (a) to (n) of this clause (2) (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an agreement referred to in clauses (a) to (n) of this paragraph or this clause (o); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are not materially more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Borrower).

Section 9.6 Transactions with Affiliates

(1)

The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower (an “Affiliate Transaction”) involving aggregate value in excess of US$2,500,000 unless:

(a)

the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate; and

(b)

in the event such Affiliate Transaction involves an aggregate value in excess of US$30,000,000 and is in the ordinary course of business, the terms of such transaction have been approved by a majority of the members of the Board of Directors; and

(c)

in the event such Affiliate Transaction involves an aggregate value in excess of US$30,000,000 and is not in the ordinary course of business, the terms of such transaction have been approved by an Independent Financial Advisor (reasonably acceptable to the Administrative Agent (subject to Required Lenders Negative Consent)); and

(d)

in any such Affiliate Transaction, or series of related Affiliated Transactions, at least 100% of the consideration from such Affiliate Transaction received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents (including receivables and payables to be settled in cash or Cash Equivalents).

Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in clause (1)(b) of this Section 9.6 if such Affiliate Transaction is approved by a majority of the Disinterested Directors, if any.

(2)	The provisions of the preceding paragraph (a) will not apply to:

(a)

(x) any Restricted Payment permitted to be made pursuant to Section 9.3 or any Permitted Investment, (y) transactions among the Borrower and its Subsidiaries in connection with payments in respect of the New PortLP Payments Amount and pursuant to the New PortLP Leases and (z) (I) any transactions constituting any part of a Permitted Reorganization and (II) issuances of Capital Stock and issuances and incurrences of Indebtedness not restricted by this Agreement and payments pursuant thereto;

(b)

any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Borrower, any Restricted Subsidiary or any Parent Entity, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors or consultants approved by the Board of Directors of the Borrower, in each case in the ordinary course of business;

(c)	any Management Advances and any waiver or transaction with respect thereto;

(d)

any transaction between or among Holdings, the Borrower and/or one or more Restricted Subsidiaries and/or joint ventures (or any entity that becomes a Restricted Subsidiary or joint venture as a result of such transaction) to the extent permitted or not restricted by this Agreement;

(e)

the payment of compensation, reasonable fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, managers, officers, consultants or employees of the Borrower or any Restricted Subsidiary (whether directly or indirectly and including through any Person owned or controlled by any of such directors, managers, officers or employees);

(f)

the entry into and performance of obligations of the Borrower or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Closing Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not more disadvantageous to the Lenders in any material respect;

(g)	any transaction or transactions approved by a majority of the Disinterested Directors, if any, at such time;

(h)

transactions with customers, clients, suppliers, licensees, joint ventures, purchasers or sellers of goods or services, in each case in the ordinary course of business, which are fair to the Borrower or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or the senior management of the Borrower or the relevant Restricted Subsidiary, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

(i)

any transaction between or among the Borrower or any Restricted Subsidiary and any Affiliate of the Borrower or an Associate or similar entity that would constitute an Affiliate Transaction solely because the Borrower or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate, Associate or similar entity;

(j)

issuances or sales of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Borrower or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to capital of the Borrower or any Restricted Subsidiary;

(k)

(a) payments by the Borrower or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly) of annual customary management, consulting, monitoring, refinancing, subsequent transaction exit fees, advisory fees and related expenses and (b) customary payments by the Borrower or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly, including through any Parent Entity) for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors in good faith;

(l)	payment to any Permitted Holder of all reasonable out of pocket expenses Incurred by such Permitted Holder in connection with its direct or indirect investment in the Borrower and its Subsidiaries;

(m)	[reserved];

(n)

transactions involving aggregate value not in excess of US$30,000,000 in which the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1)(a) of this Section 9.6;

(o)

the existence of, or the performance by the Borrower or any Restricted Subsidiaries of its obligations under the terms of, any equityholders agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the Closing Date and any similar agreement that it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any Restricted Subsidiary of its obligations under any future amendment to the equityholders’ agreement or under any similar agreement entered into after the Closing Date will only be permitted under this clause to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders in any material respects;

(p)

any purchases by the Borrower’s Affiliates of Indebtedness or Disqualified Stock of the Borrower or any of its Restricted Subsidiaries permitted under this Agreement the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Borrower’s Affiliates; provided that such purchases by the Borrower’s Affiliates are on the same terms as such purchases by such Persons who are not the Borrower’s Affiliates;

(q)

payments by the Borrower (and any Parent Entity) and its Restricted Subsidiaries pursuant to any tax sharing agreements in respect of Related Taxes among the Borrower (and any such Parent Entity) and its Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries;

(r)	transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary; and

(s)	Permitted Shareholder Loans;

provided that, in any such Affiliate Transaction, or series of related Affiliate Transactions under clauses (p) or (s) above, 100% of the consideration from such Affiliate Transaction received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents (including receivables and payables to be settled in cash or Cash Equivalents).

Section 9.7 Modifications of Junior Financing Agreements

The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, amend or otherwise modify the terms of any Junior Financing in excess of the Threshold Amount (“Restricted Debt”) (or the documentation governing any Restricted Debt) if the effect of such amendment or modification, together with all other amendments or modifications made, is materially adverse to the interests of the Administrative Agent or the Lenders (in their capacities as such) without first obtaining the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned); provided that, for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit any Permitted Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under this Agreement in respect thereof; provided, further that no amendment, modification or change of any term or condition of any Restricted Debt permitted by any subordination provisions set forth therein or in any other stand-alone subordination or intercreditor agreement in respect thereof shall be deemed materially adverse to the interests of the Administrative Agent or the Lenders.

Section 9.8 Limitation on Sales of Assets and Subsidiary Stock

(1)	The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition in excess of the Asset Disposition Threshold Amount unless:

(a)

the Borrower or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares and assets subject to such Asset Disposition; and

(b)

with respect to (x) any such individual Asset Disposition transaction with respect to assets having a Fair Market Value in excess of US$5,000,000 or (y) any such Asset Dispositions transactions with respect to assets having a Fair Market Value in excess of US$10,000,000, for all such transactions on an aggregate basis in any Fiscal Year, in each case of (x) and (y), at least 75% of the consideration from such Asset Dispositions (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) received by the Borrower or such Restricted Subsidiary pursuant to this clause (b) since the Closing Date (on a cumulative basis), as the case may be, is in the form of cash or Cash Equivalents (as determined in accordance with the provisions of this Section 9.8 below); and

(c)

an amount equal to 100% of the Net Available Cash from such Asset Disposition of the Borrower and the Subsidiary Guarantors is applied and/or reinvested as (and to the extent) required by Section 1.1(2);

provided that, pending the final application of any such Net Available Cash in accordance with Section 1.1(2), the Borrower and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise use such Net Available Cash in any manner not prohibited by this Agreement.

(2)

To the extent that any portion of Net Available Cash payable in respect of the Loans is denominated in a currency other than Canadian dollars, the amount thereof payable in respect of the Loans shall not exceed the net amount of funds in Canadian dollars that is actually received by the Borrower upon converting such portion into Canadian dollars.

(3)	For the purposes of clause (1)(b) of this Section 9.8, the following will be deemed to be cash:

(a)

the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Borrower or a Restricted Subsidiary (other than Subordinated Indebtedness of the Borrower or a Guarantor or Indebtedness or liabilities incurred in contemplation of such Asset Disposition) and the release of the Borrower or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Disposition;

(a)

securities, notes or other obligations received by the Borrower or any Restricted Subsidiary of the Borrower from the transferee (including earn-outs or similar obligations) that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Disposition;

(b)

Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Borrower and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition;

(c)	consideration consisting of Indebtedness of the Borrower (other than Subordinated Indebtedness) received after the Closing Date from Persons who are not the Borrower or any Restricted Subsidiary;

(d)	the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Asset Disposition;

(e)

any Designated Non-Cash Consideration received in respect of such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (d) and that is at that time outstanding, not in excess of US$15,000,000.

(4)

Notwithstanding any provision of this Agreement (including any permitted asset dispositions pursuant to this section or the definition of “Asset Disposition”), in no event shall a disposition or decommissioning of any assets related to the Project (including an indirect disposition of the Project pursuant to a distribution of Capital Stock of a Subsidiary of the Borrower or any other indirect disposition of the Project) be permitted in each case that could result in the Project (i) no longer operating in accordance with the Construction Budget and Schedule and the Operating Budget in all material respects and Prudent Industry Practice or (ii) being owned by any Person other than the Borrower or a wholly owned Subsidiary of the Borrower.

Section 9.9 Abandonment

The Borrower shall not, and shall cause its subsidiaries to not, wilfully and voluntarily abandon construction or operation of the Project for a continuous period of more than thirty days other than as a result of Force Majeure in accordance with this Section 9.9.

In order to not be in breach of this Section 9.9 as a result of the Force Majeure, the Borrower shall be required to:

(a)

give prompt notice to the Administrative Agent of the proposed Force Majeure, setting forth in reasonable detail the details of such Force Majeure and its effect on the Project and the ability of the Borrower to achieve Completion prior to the then scheduled Longstop Date;

(b)

set forth a detailed budget of the Cost to Complete taking into consideration the proposed Force Majeure, together with a detailed accounting of Available Construction Funds to pay for such Project Costs, which budget shall be acceptable to the Technical Advisor;

(c)	provide a certification that after taking into consideration the proposed Force Majeure there is no Funding Shortfall; and

(d)	provide a detailed mitigation plan undertaken by the Borrower with respect to the event that the Borrower is claiming caused the Force Majeure.

Section 9.10 Restricted Activities

(2)

The Borrower shall not pay, offer, promise to pay, or authorize the payment, directly or indirectly through any other person or firm, partnership, company or other entity, of any money, financial instruments or anything of material value to any person, firm, partnership, company or other entity employed by or acting for or on behalf of any party to any Material Project Documents, whether private or governmental, or any government official or employee or any political party or candidate for political office, in each case for the purpose of illegally inducing or rewarding any action by a potential employer, main contractor, or contractor or official favourable to any of the parties.

(3)

The Borrower shall: (i) avoid any real, potential and/or perceived conflict of interest in the performance of its obligations under the Credit Documents and/or the Material Project Documents; (ii) disclose to Canada Infrastructure Bank so long as it is a Lender without delay any real, potential and/or perceived conflict of interest that arises during the performance of its obligations under the Credit Documents or Material Project Documents; and (iii) comply with any reasonable requirements prescribed by Canada Infrastructure to resolve any real, potential and/or perceived conflict of interest.

(4)

The Borrower shall ensure any subcontractor undertaking any part of the Project and the Borrower’s or any such subcontractor’s affiliates, directors, officers, employees and agents are not persons whose standing or activities (i) are inconsistent with the Canada Infrastructure Bank’s role and mandate; (ii) may compromise the reputation or integrity of Canada Infrastructure Bank or the Federal Government of Canada; or (iii) are inconsistent with the nature of the Projects, so as to negatively affect public perception of the Projects.

(5)	In the event the Borrower breaches any of the provisions in this Section 9.10, the Borrower shall, within 5 Business Days of such breach, put forward a reasonable plan and schedule for diligently remedying such breach, which plan and schedule shall specify in reasonable detail the manner in, and the latest date by, which such breach is proposed to be remedied (which may include terminating the applicable subcontractor or other person who caused the breach), which date shall not be later than 30 days following the applicable breach, or if the applicable breach is not capable of being remedied in 30 days then such longer period as is acceptable to the Administrative Agent, acting reasonably. Thereafter, the Borrower shall achieve all elements of such plan and schedule in accordance with its terms.

(6)	This Section 9.10 shall only apply for so long as Canada Infrastructure Bank is a party to this Agreement.

Section 9.11 Limitation on Activities

Holdings shall not (A) conduct, transfer or otherwise engage in any material business or operations; provided that the following and any activities incidental to the following shall be permitted: (i) direct or indirect ownership of all of the Capital Stock in, and management of, the Borrower, (ii) action required by law to maintain its existence, (iii) performance of its obligations under this Agreement, the other Credit Documents, the ABL Facility, the Term Facility, the CapEx Facilities and other agreements contemplated hereby or thereby or other debt, (iv) maintenance of its listing and status as a public company and (v) the undertaking of any Permitted Reorganization transaction permitted under this Agreement, the payment of dividends and distributions permitted to be made under this Agreement, the making of contributions to the capital of the Borrower, the incurrence of obligations in respect of Parent Entity Expenses or any Related Taxes, the incurrence of Indebtedness permitted to be incurred under this Agreement by Holdings, or the Guaranty of the Indebtedness permitted to be incurred by the Borrower or any Restricted Subsidiary of Holdings under this Agreement (including operating and equipment leases that are not considered to be Indebtedness); provided that, the foregoing shall not prohibit the Incurrence by Holdings of Indebtedness in respect of (i) workers’ compensation claims, self-insurance obligations, performance, indemnity, surety, judgment, appeal, advance payment, customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by Holdings, the Borrower or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred, in each case, in the ordinary course of business, (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence; (iii) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business; (iv) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred, in each case, in the ordinary course of business and (v) any customary cash management, cash pooling or netting or setting off arrangements, in each case, in the ordinary course of business.

ARTICLE 10

EVENTS OF DEFAULT, ETC.

Section 10.1 Events of Default

Upon the occurrence of any of the following specified events (each, an “Event of Default”):

(1)

Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or any Fees or any other amounts owing hereunder or under any other Credit Document; or

(2)

Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect (or, in the case of any representation, warranty or statement qualified by materiality, in any respect) on the date as of which made or deemed made and such untrue representation, warranty or statement that is, in each case, capable of being cured, shall remain untrue for a period of 30 days after the earlier of (i) the date on which such default shall first become known to any officer of the Borrower or any other Credit Party or (ii) notice to the Borrower from the Administrative Agent (which notice shall only be given at the direction of the Required Lenders) or the Required Lenders; or

(3)

Covenants. The Borrower or any of its Restricted Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.1(h)(i) (provided that (x) the delivery of a notice of an Event of Default at any time or (y) the curing of the underlying Default or Event of Default with respect to which notice is required to be given will, in each case cure an Event of Default arising from the failure to timely deliver such notice of Event of Default), Section 8.4 (as to the Borrower only) or Article 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than those set forth in clauses (x) or (y) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date on which such default shall first become known to any officer of the Borrower or any other Credit Party or (ii) the date on which written notice thereof is given to the defaulting party by the Administrative Agent (acting at the written instruction or direction of the Required Lenders) or the Required Lenders; or

(4)

Default Under Other Agreements. (i) Holdings, the Borrower or any of its Restricted Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Credit Document Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created, (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Credit Document Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, if the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or (z) default in the payment when due at maturity of the ABL Facility; or (ii) any Indebtedness (other than the Credit Document Obligations) of Holdings, the Borrower or any of its Restricted Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 10.1(4) unless the aggregate principal amount of any Indebtedness as described in preceding clauses (i) and (ii) is in excess of the Threshold Amount; provided further that, in the case of the preceding clause (i)(y), (1) any such breach or default with respect to a financial covenant in any such Indebtedness or (2) a breach or default (other than a payment default) by Holdings, the Borrower or any of its Restricted Subsidiaries with respect to the ABL Facility, any Term Facilities and the CapEx Facilities will, in each case of (1) and (2), not constitute an Event of Default unless the agent and/or lenders thereunder have demanded repayment of, or otherwise accelerated, any of the Indebtedness or other obligations thereunder (or terminated commitments thereunder) (provided that, in each case of this clause (4) the cure or waiver of any such default under such other Indebtedness shall automatically cure the corresponding Default or Event of Default arising from such default under this clause (4)); or

(5)	Bankruptcy, etc. A Bankruptcy occurs with respect to a Credit Party or a Major Project Party; or

(6)

Material Project Documents and Material Permits. If any Material Permit or Material Project Document is cancelled, suspended, rescinded, repudiated or terminated or allowed to expire without equivalent agreement or permit being entered into within 90 days of such event and the result of such cancellation, suspension, rescission, repudiation, termination or expiration is a Material Adverse Effect.

(7)

Guaranties. Any Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor (except as a result of a release of any Subsidiary Guarantor in accordance with the terms thereof), or any Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the Guaranty or any Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to such Guaranty; or

(8)

Judgments. One or more judgments or decrees shall be entered against Holdings, the Borrower or any of its Restricted Subsidiaries involving in the aggregate for Holdings, the Borrower and such Restricted Subsidiaries a liability (not paid or to the extent not covered by a reputable and solvent insurance company, indemnity from a third party or self-insurance (if applicable)) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds the Threshold Amount; or

(9)	Change of Control. A Change of Control shall occur; or

(10)	Remedial Plan. if the Borrower fails to put forward a plan and schedule or to achieve all elements of such plan and schedule in accordance with Section 9.10(5).

(11)

Employee Plans. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) a Credit Party amends any DB Plan; (b) a Credit Party or a Governmental Authority terminates or winds-up any DB Plan; (c) a Credit Party incurs or assumes any liabilities under any DB Plan (i) pursuant to a Permitted Acquisition, (ii) through a Credit Party participating in, contributing to, or assuming any liability under a DB Plan, the Hourly Pension Plan or the Salaried Pension Plan; or (d) a Credit Party adopts, participates in, or has liability (contingent or otherwise), with respect to, an ERISA Plan; or

(12)

Invalidity of Credit Documents. Any material provision of the Credit Documents, taken as a whole, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or the satisfaction in full of all the Obligations (other than contingent obligations not then due and payable), ceases to be in full force and effect; or Holdings, the Borrower or any Subsidiary Guarantor contests in writing the validity or enforceability of the Credit Documents, taken as a whole; or Holdings, the Borrower or any of Subsidiary Guarantor denies in writing that it has any or further liability or obligation under the Credit Documents to which it is a party, taken as a whole, or purports in writing to revoke or rescind the Credit Documents, taken as a whole (in each case, other than by reason of a release of any Guaranty in accordance with the terms hereof or thereof, the occurrence of the Termination Date or any other termination of such Credit Document in accordance with the terms thereof); then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.1(5) shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clause (i) below shall occur automatically without the giving of any such notice): (i) declare the principal of and any accrued interest in respect of all Loans and all Credit Document Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (ii) to the extent not theretofore terminated, terminate the Commitment; and (iii) enforce the Guaranty.

(13)	Longstop Date. Final Completion has not occurred on or before the Longstop Date.

(14)

SIF Project Cost Facility. There is no event of default that has occurred and is continuing under the SIF Project Cost Facility that has not been cured by the Borrower or waived by SIF within 30 days of the occurrence of such event of default.

Section 10.2 Application of Proceeds

Following an Event of Default, the proceeds received by either the Administrative Agent shall be applied, in full or in part, together with any other sums then held by the Administrative Agent pursuant to this Agreement and the other Credit Documents, promptly by the Administrative Agent as follows:

(a)

first, to the payment of all costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Administrative Agent and their agents and counsel, and all expenses, liabilities and advances made or incurred by such Agents in connection therewith and all amounts (including any fees, indemnities, expenses and other amounts incurred in connection with enforcing the rights under the Credit Documents) for which the Administrative Agent are entitled to indemnification pursuant to the provisions of any Credit Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(b)

second, without duplication of amounts applied pursuant to clause (a) above, to the payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal and obligations of the type described in clause (b) in the definition of “Obligations”);

(c)	third, to the payment in full in cash, pro rata, of principal amount of the Obligations; and

(d)

fourth, the balance, if any, to the Person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns) or as a court of competent jurisdiction may direct. In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (d) of this Section 10.2, the Credit Parties shall remain liable, jointly and severally, for any deficiency.

ARTICLE 11

THE ADMINISTRATIVE AGENT

Section 11.1 Appointment

The Lenders hereby irrevocably designate and appoint Canada Infrastructure Bank as Administrative Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent may execute any of its duties and exercise its rights and powers under this Agreement or any other Credit Document by or through officers, directors, agents, employees, Affiliates or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties and may rely upon (and be fully protected in relying upon) such advice. The Administrative Agent may delegate any and all such rights and powers to, any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct by the Administrative Agent, as determined in a final and non- appealable judgment by a court of competent jurisdiction. The exculpatory provisions of this Article 11 shall apply to any such sub-agent of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.2 Nature of Duties

(1)

The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(2)

The Administrative Agent shall not have any duty to (i) take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or Applicable Law; or (ii) disclose, except as expressly set forth herein and in the other Credit Documents, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Section 11.3 Lack of Reliance on the Administrative Agent

Independently and without reliance upon the Administrative Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings, the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings, the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible or liable to any Lender or any participant for (i) any recitals, statements, information, representations or warranties made herein or in any document, certificate, report, statement or other writing referred to or delivered in connection with this Agreement or any other Credit Document and (ii) the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or any other agreement, instrument or document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder. The Administrative Agent shall not (i) be responsible for the financial condition of Holdings, the Borrower or any of its Subsidiaries, (ii) be responsible for or have any duty to ascertain or required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings, the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default, (iii) responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent and (iv) be under any obligation to inspect the properties, books or records of any Credit Party or any Affiliate thereof. Each Lender acknowledges that none of the Administrative Agent or any of its officers, directors, agents, employees, Affiliates or attorneys has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by the Administrative Agent or any of its officers, directors, agents, employees, Affiliates or attorneys.

Section 11.4 Certain Rights of the Administrative Agent

If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders or with Required Lenders Negative Consent.

Section 11.5 Reliance

The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

Section 11.6 Indemnification

To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse, hold harmless and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective “percentage” as used in determining the Required Lenders for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

Section 11.7 The Administrative Agent in its Individual Capacity

With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders,” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

Section 11.8 [reserved]

Section 11.9 Resignation by the Administrative Agent

(1)

The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Lenders and, unless a Default or an Event of Default under Section 10.1(5) then exists, the Borrower. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (2) and (3) below or as otherwise provided below.

(2)

Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval shall not be required if an Event of Default then exists).

(3)

If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(4)

If no successor Administrative Agent has been appointed pursuant to clause (2) or (3) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(5)

Upon a resignation of the Administrative Agent pursuant to this Section 11.9, the retiring (or retired) Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Article 11 (and the analogous provisions of the other Credit Documents) shall continue in effect for the benefit of the retiring (or retired) Administrative Agent for all of its actions and inactions while serving as the Administrative Agent and such successor Administrative Agent shall succeed to all the rights, powers, and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor Administrative Agent.

Section 11.10 [reserved]

Section 11.11 Delivery of Information

The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Credit Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

Section 11.12 Certain ERISA Matters.

(1)

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(a)

such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(b)

the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(c)

(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84- 14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(d)	such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(2)

In addition, unless either (1) sub-clause (i) in the immediately preceding clause (1) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (1), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

Section 11.13 Withholding

To the extent required by any Applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If the Canada Revenue Agency, the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any other reason, or the Administrative Agent has paid over to the IRS applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with any and all expenses incurred, unless such amounts have been indemnified by any Borrower, Guarantor or the relevant Lender.

ARTICLE 12

MISCELLANEOUS

Section 12.1 Payment of Expenses, etc

(1)

The Borrower hereby agrees to: (i) following the Closing Date, pay all reasonable and documented out-of- pocket costs and expenses of the Agents (including the reasonable fees and disbursements of designated counsel and consultants of the Agents) any amendment, waiver or consent relating to this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein following the Closing Date, and of the Administrative Agent, the Agents and the Lenders (taken as a whole) in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of consultants and one counsel for the Agents and one counsel for the Lenders (taken as a whole)), provided, however, that, the Administrative Agent and the Lenders shall be responsible for and shall pay for their own out-of- pocket costs and expenses (including the reasonable fees and disbursements of designated counsel and consultants of the Agents) in connection with the negotiation, preparation and execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein up to and including the Closing Date; and (ii) indemnify the Agents and each Lender, and their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of the Transactions or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased, managed, controlled or operated by Holdings, the Borrower or any of its Restricted Subsidiaries (in each case, relating to such ownership, lease, management, control or operation), the generation, storage, transportation, handling or disposal of Hazardous Materials by Holdings, the Borrower or any of its Restricted Subsidiaries at any location, whether or not owned, leased or operated by Holdings, the Borrower or any of its Restricted Subsidiaries, the non-compliance by Holdings, the Borrower or any of its Restricted Subsidiaries with any Environmental Law (including applicable Environmental Permits thereunder), or any Environmental Claim asserted against Holdings, the Borrower or any of its Restricted Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants (including environmental consulting firms) incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, obligations, penalties, judgments, costs, suits, disbursements, damages or expenses to extent incurred, assessed or imposed by reason of (i) the bad faith, gross negligence, willful misconduct of the Indemnified Person to be indemnified or material breach of such Indemnified Person’s obligations under the Credit Documents (in each case as determined by a court of competent jurisdiction in a final and non-appealable decision) and (ii) disputes among Indemnified Persons (other than claims arising out of any act or omission of Holdings or any of its Subsidiaries). Notwithstanding the foregoing, this Section 12.1(1) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Lender set forth may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under Applicable Law. Except to the extent required to be paid on the Closing Date, all amounts due under this paragraph (a) shall be payable by the Borrower within 30 days of receipt by the Borrower of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.

(2)

To the full extent permitted by Applicable Law, each of Holdings and the Borrower shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such Indemnified Person results from such Indemnified Person’s bad faith, gross negligence, willful misconduct or material breach of the obligations of such Indemnified Person under the Credit Documents (in each case as determined by a court of competent jurisdiction in a final and non-appealable decision). The Borrower shall not be liable for any settlement of any legal proceeding effected without its consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Borrower’s written consent, or if there is a final judgment for the plaintiff against an Indemnified Person in any such legal proceeding, the Borrower agrees to indemnify and hold harmless each Indemnified Person in the manner set forth above. The Borrower shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened legal proceeding against such Indemnified Person in respect of which indemnity could have been sought hereunder by such Indemnified Person unless (a) such settlement includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such legal proceeding and (b) such settlement does not include any statements as to any admission of fault, culpability or failure to act by or on behalf of such Indemnified Person.

Section 12.2 Right of Setoff

In addition to any rights now or hereafter granted under Applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent or such Lender (including by branches and agencies of the Administrative Agent or such Lender wherever located) to or for the credit or the account of Holdings, the Borrower or any of its Restricted Subsidiaries against and on account of the Credit Document Obligations and liabilities of the Credit Parties to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents, including all interests in Credit Document Obligations purchased by such Lender pursuant to Section 12.4(2), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand hereunder and although said Credit Document Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. To the extent permitted by law, each Participant also shall be entitled to the benefits of this Section 12.2 as though it were a Lender; provided that such Participant agrees to be subject to Section 12.6(2) as though it were a Lender.

Section 12.3 Notices

(1)

Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or cable communication) and mailed, telegraphed, telecopied, cabled or delivered: if to any Credit Party, at the address specified below or in the other relevant Credit Documents; if to any Lender, at its address set forth on the signature pages hereto or to its assignment and assumption agreement; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Administrative Agent, and the Borrower shall not be effective until received by the Administrative Agent, or the Borrower, as the case may be.

(a)	If to any Credit Party, to such Credit Party in the care of the Borrower at:

[REDACTED	– PERSONAL INFORMATION]

(2)

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent, Holdings and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Section 12.4 Benefit of Agreement; Assignments; Participations

(1)

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of their rights, obligations or interest hereunder without the prior written consent of the Lenders (and any attempted assignment or transfer without such consent shall be null and void) and, provided further, that, although any Lender may grant participations to Eligible Transferees in its rights hereunder (a “Participant”), such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 12.4(2)) and the participant shall not constitute a “Lender” hereunder and, provided further, that any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and any other Credit Document and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Agreement; provided further that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver to the extent such amendment, modification or waiver would (i) extend the final scheduled maturity of any Loan in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 12.7(1) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment or a mandatory prepayment of the Loans shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of their rights and obligations under this Agreement or (iii) release all or substantially all of the value of the Guaranty made by the Subsidiary Guarantors (except as expressly provided in the Credit Documents). In the case of any such participation, except as otherwise set forth in Section 12.4(5), the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

(2)

In addition to a Lender’s rights under Section 12.4(1), following the expiry of the Availability Period any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Loans and related outstanding Credit Document Obligations hereunder to (i)(A) its parent company and/or any Affiliate of such Lender which is at least 50% owned by such Lender or its parent company, (B) to one or more other Lenders or any Affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company or (C) an Approved Fund of any Lender (provided that any such Approved Fund shall be treated as an Affiliate of such other Lender for the purposes of this sub-clause (x)(i)), provided, that no such assignment may be made to any such Person that is, or would at such time constitute, a Disqualified Lender or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least Can$1,000,000 (or such lesser amount as the Administrative Agent and, so long as no Specified Event of Default then exists and is continuing, the Borrower may otherwise agree) in the aggregate for the assigning Lender or assigning Lenders, of such Loans and related outstanding Credit Document Obligations hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single assignor or Eligible Transferee (as applicable) (if any)), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time, Schedule 7.13 shall be deemed modified to reflect the outstanding Loans of such new Lender and of the existing Lenders, (ii) the consent of the Administrative Agent shall be required in connection with any such assignment pursuant to clause (y) above (such consent, in any case, not to be unreasonably withheld, delayed or conditioned), (iii) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of Can$3,500 provided that only one such fee shall be payable in the case of one or more concurrent assignments by or to investment funds managed or advised by the same investment advisor or an Affiliated investment advisor) and all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT ACT, (iv) the consent of the Borrower (such consent, in any case, not to be unreasonably withheld or delayed) shall be required in connection with any such assignment pursuant to clause (y) above (provided that (I) the Borrower may, in its sole discretion, withhold its consent to any assignment to any Person that is not a Disqualified Lender but is known by the Borrower to be an Affiliate of a Disqualified Lender regardless of whether such Person is identifiable as an Affiliate of a Disqualified Lender on the basis of such Affiliate’s name, (II) the Borrower shall be deemed to have consented to any assignment of the Credit Facility (other than to a Disqualified Lender or Person identified by the Borrower to be an Affiliate of a Disqualified Lender pursuant to the preceding clause (I)) if the Borrower has not responded to a written request for its consent thereto within ten Business Days after having received written notice thereof and (III) no consent of the Borrower shall be required after the occurrence and during the continuance of a Specified Event of Default) and (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 12.15. To the extent of any assignment pursuant to this Section 12.4(2), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned outstanding Term Loans. To the extent that an assignment of all or any portion of a Lender’s Loans and related outstanding Credit Document Obligations pursuant to this Section 12.4(2) would, at the time of such assignment, result in increased costs under Section 2.6 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Any attempted assignment in violation of this Section 12.4 shall be null and void. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to the Disqualified Lenders.

(3)

Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank or the Bank of Canada in support of borrowings made by such Lender from such Federal Reserve Bank or the Bank of Canada, as applicable, any Lender which is a fund may pledge all or any portion of its Loans to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (3) shall release the transferor Lender from any of its obligations hereunder.

(4)

Any Lender which assigns all of its Loans hereunder in accordance with Section 12.4(2) shall cease to constitute a “Lender” hereunder, except with respect to indemnification provisions under this Agreement (including Sections 2.6, 4.4, 11.6, 12.1 and 12.6), which shall survive as to such assigning Lender.

(5)

The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.6 and 4.4 (subject to the requirements and limitations therein, including the requirements under Section 4.4(6) (it being understood that the documentation required under Section 4.4(6) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such Participant shall not be entitled to receive any greater payment under Sections 2.6 and 4.4, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(6)

In its role as a Lender and in addition to its other rights of assignment and participation under this Section 12.4 and notwithstanding any restrictions on other Lenders rights to assignment hereunder, Canada Infrastructure Bank shall be entitled to assign, directly or indirectly, at any time, any of its rights or obligations under this Agreement and the other Credit Documents (i) to the Government of Canada; (ii) as may be required to comply with Applicable Law; (iii) to any minister of the Government of Canada; (iv) to an agency of the Government of Canada having the legal capacity, power, authority and ability to become a party to and to perform the obligations of Canada Infrastructure Bank hereunder; (v) following the Availability Period, without the consent of the Borrower, to any Person who is not a Disqualified Lender or an Affiliate thereof, (vii) during the continuation of an Event of Default, to any Person who is not a Disqualified Lender, and (viii) in circumstances other than those described above, in accordance with the other provisions of this Section 12.4.

(7)

(i) If any assignment or participation is made by a Lender without the Borrower’s consent (A) to any Disqualified Lender or any Affiliate thereof or (B) to the extent the Borrower’s consent is required under this Section 12.4, to any other Person, (any such person, a “Disqualified Person”), then the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay all obligations of Borrower owing to such Disqualified Person, and/or (A) require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 12.4), all of its interests, rights and obligations under this Agreement to one or more Eligible Transferees and if such person does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption Agreement reflecting such assignment within five Business Days of the date on which the Eligible Transferee executes and delivers such Assignment and Assumption Agreement to such person, then such person shall be deemed to have executed and delivered such Assignment and Assumption Agreement without any action on its part; provided that in the case of clause (B), the relevant assignment shall otherwise comply with this Section 12.4 (except that no registration and processing fee required under this Section 12.4 shall be required with any assignment pursuant to this paragraph). Further, any Disqualified Person identified by the Borrower to the Administrative Agent (A) shall not be permitted to (x) receive information or reporting provided by any Credit Party, the Administrative Agent or any Lender and/or (y) attend and/or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, (B) (x) shall not for purposes of determining whether the Required Lenders or the majority Lenders under any Tranche have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Credit Document or any departure by any Credit Party therefrom, (ii) otherwise acted on any matter related to any Credit Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Credit Document, have a right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action; it being understood that all Loans held by any Disqualified Person shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, majority Lenders under any Tranche or all Lenders have taken any action and (y) shall be deemed to vote in the same proportion as Lenders that are not Disqualified Persons in any proceeding under any Debtor Relief Law commenced by or against the any Borrower or any other Credit Party and (C) shall not be entitled to receive the benefits of Section 12.1. For the sake of clarity, the provisions in this Section 12.4(7) shall not apply to any Person that is an assignee of any Disqualified Person, if such assignee is not a Disqualified Person. (ii) Upon the request of any Lender, the Administrative Agent may and the Borrower will make the list of Disqualified Lenders (other than any Disqualified Lender that is a reasonably identifiable Affiliate of another Disqualified Lender solely on the basis of such Person’s name) at the relevant time and such Lender may provide the list to any potential assignee for the purpose of verifying whether such Person is a Disqualified Lender, in each case so long as such Lender and such potential assignee agree to keep the list of Disqualified Lenders confidential in accordance with the terms hereof.

Section 12.5 No Waiver; Remedies Cumulative

No failure or delay on the part of the Administrative Agent, or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender to any other or further action in any circumstances without notice or demand.

Section 12.6 Payments Pro Rata

(1)

Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Credit Document Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Credit Document Obligations with respect to which such payment was received.

(2)

Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Credit Document Obligation then owed and due to such Lender bears to the total of such Credit Document Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Credit Document Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(3)

For the avoidance of doubt, the provisions of this Section 12.6 shall not be construed to apply to (A) the assignments and participations described in Section 12.4, or (B) the incurrence of any Permitted Refinancing Indebtedness.

Section 12.7 Calculations; Computations

(1)

The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with IFRS consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders).

(2)

All computations of interest and other Fees hereunder shall be based on a year of 365 or 366 days, as applicable) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, or Fees are payable.

(3)

For the purposes of the Interest Act (Canada), in any case in which an interest or fee rate is stated in this Agreement to be calculated on the basis of a number of days that is other than the number in a calendar year, the yearly rate to which such interest or fee rate is equivalent is equal to such interest or fee rate multiplied by the actual number of days in the year in which the relevant interest or fee payment accrues and divided by the number of days used as the basis for such calculation. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields. The Administrative Agent agrees that if requested in writing by the Borrower it shall calculate the nominal and effective per annum rate of interest on any outstanding Loan at any time and provide such information to the Borrower, provided that any error in any such calculation, or any failure to provide such information on request, shall not relieve the Borrower or any of the other Credit Parties of any of its obligations under this Agreement or any other Credit Documents, nor result in any liability to the Administrative Agent or the Lenders. The Borrower hereby irrevocably agrees not to plead or assert, whether by way of defence or otherwise, in any proceeding relating to the Credit Documents, that the interest payable under the Credit Documents and the calculation thereof has not been adequately disclosed to the Borrower or any Credit Party, whether pursuant to Section 4 of the Interest Act (Canada) or any other applicable law or legal principle.

Section 12.8 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL

(1)

THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE PROVINCE OF ONTARIO.

(2)

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVO- CABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.9 Counterparts

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

Section 12.10 [Reserved]

Section 12.11 Headings Descriptive

The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 12.12 Amendment or Waiver; etc.

(1)

Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of the Borrower may be released from, the relevant Guaranty in accordance with the provisions hereof and thereof (without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (with Credit Document Obligations being directly affected in the case of following clauses (1)(z) and (vi) or whose Credit Document Obligations are being extended in the case of following clause (i)(x) or (i)(y)), (i)(x) extend the final scheduled maturity of any Loan, (y) reduce the amount of, or extend the date of, any principal repayment obligation (in each case of (x) and (y), other than any extension for administrative convenience agreed by the Administrative Agent or by reason of any waiver of, or consent or departure from, any Default or Event of Default or any mandatory prepayment; it being understood that no amendment or modification to the financial definitions in this Agreement (including any ratio) used in the calculation of any mandatory prepayment (including any component definition thereof) shall constitute such an extension or reduction), or (z) reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce (or forgive) the principal amount thereof (it being understood that no amendment or modification to the financial definitions in this Agreement or to Section 12.7(1) shall constitute a reduction in the rate of interest or Fees for the purposes of this clause (i) and, (ii) amend, modify or waive any provision of this Section 12.12(1) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Loans on the Closing Date), (iii) reduce the “majority” voting threshold specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Loans are included on the Closing Date), (iv) consent to the assignment or transfer by Holdings or the Borrower of any of their rights and obligations under this Agreement, (v) amend, waive or modify any provision of Section 10.2 or (vi) amend, modify or waive any provision of Section 12.6, except in connection with an amendment that provides for a prepayment of Loans by the Borrower (offered ratably to all Lenders) at a discount to par on terms and conditions approved by the Administrative Agent and the Required Lenders; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Commitment or a mandatory repayment of Loans shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), or (2) without the consent of the Administrative Agent, amend, modify or waive any provision of Article 11 or any other provision as same relates to the rights or obligations of the Administrative Agent.

(2)

If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 12.12(1), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace only the Loans of the respective non- consenting Lender or Lenders with one or more lenders so long as at the time of such replacement, each such lender consents to the proposed change, waiver, discharge or termination or (B) repay all outstanding Loans of such Lender, in accordance with this Agreement, provided that, unless the Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that the Borrower shall not have the right to replace a Lender or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 12.12(1).

(3)

Notwithstanding the foregoing, (x) any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent if at the time such amendment becomes effective, each Lender not consenting thereto receives payment (including pursuant to an assignment to a replacement Lender in accordance with Section 12.4) in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement and (y) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(4)

In addition, notwithstanding the foregoing, this Agreement may be amended or amended and restated with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Loans or to permit the refinancing of all outstanding Loans (the “Refinanced Loans”), with a replacement Loan tranche (the “Replacement Loans”), respectively, hereunder; provided that (i) the aggregate principal amount of such Replacement Loans shall not exceed the aggregate principal amount of, plus accrued interest, fees, expenses and premiums with respect to, such Refinanced Loans, (ii) the Effective Yield with respect to such Replacement Loans shall not be higher than Effective Yield with respect to such Refinanced Loans, (iii) the Weighted Average Life to Maturity of such Replacement Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Loans, at the time of such refinancing (except to the extent of amortization or for periods where amortization has been eliminated as a result of prepayment of the applicable Loans prior to such incurrence), and (iv) all other terms applicable to such Replacement Loans shall be substantially identical to, or (taken as a whole) less favorable to the Lenders providing such Replacement Loans than, those applicable to such Refinanced Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date then in effect immediately prior to such refinancing.

(5)	This Section 12.12 shall be subject to any contrary provision of Section 12.4, or 12.5. In addition, notwithstanding anything to the contrary contained in this Section 12.12, if following the Closing Date, the Administrative Agent and any Credit Party shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Documents; provided that the Administrative Agent will not be required to enter into any such amendment, supplement or waiver unless it has received an Officer’s Certificate to the effect that such amendment, supplement or waiver will not result in a breach of any provision in this Section 12.12(5).

Section 12.13 Survival

All representations and warranties made by the Borrower and the other Credit Parties in the Credit Documents and in certificates or other instruments delivered in connection with or pursuant to the Credit Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Credit Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Lender or Agent may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any principal of or accrued interest on any Loan or any fee or other amount payable hereunder is outstanding and unpaid. All indemnities (other than those provided under Section 4.4) set forth herein including in Sections 2.6, 11.06 and 12.01 shall survive the execution, delivery and termination of this Agreement and the making and repayment of the Credit Document Obligations.

Section 12.14 Domicile of Loans

Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 12.14 would, at the time of such transfer, result in increased costs or amounts owed in respect of Indemnified Taxes under Section 2.6 or 4.4 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer)

Section 12.15 Register

The Borrower hereby designates the Administrative Agent to serve as its non-fiduciary agent, solely for purposes of this Section 12.15, to maintain a register (the “Register”) at one of its offices in the United States on which it will record the names and addresses of the Lenders, the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Loans and prior to such recordation all amounts owing to the transferor with respect to such Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loans shall be recorded by the Administrative Agent on the Register upon and only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.4. Upon such acceptance and recordation, the assignee specified therein shall be treated as a Lender for all purposes of this Agreement. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.15. The Register shall be available for inspection by any party hereto at any reasonable time and from time to time upon reasonable prior written notice; provided that any review of the Register by any Lender shall be limited to its own Loans (and related Obligations) and not those of any other Lender.

Section 12.16 Confidentiality

(1)

Subject to the provisions of clause (2) of this Section 12.6, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors, consultants or counsel, or to another Lender if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 12.6 to the same extent as such Lender and the persons to whom such disclosure is made shall be informed of the confidential nature of such information and shall be instructed to keep such information confidential in accordance with the provisions hereof) any confidential information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such confidential information (i) as has become generally available to the public other than by virtue of a breach of this Section 12.6(1) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state, provincial or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board, Bank of Canada, or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 12.6, (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of a Loan, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 12.6, (viii) to the extent such information is received by the Administrative Agent or a Lender from a third party that is not known by the Administrative Agent or such Lender to be subject to confidentiality arrangements with any of Holdings, the Borrower or any of their Subsidiaries or any of their respective Affiliates (including the Investors), (ix) solely to the extent that such information is independently developed by the Administrative Agent or such Lender without any confidential information provided by (or on behalf of) any Credit Party and (x) to enforce their respective rights under the other Credit Documents.

(2)

Each of Holdings and the Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any confidential information related to Holdings or any of its Subsidiaries (including any non-public customer information regarding the creditworthiness of Holdings and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 12.6 to the same extent as such Lender.

Section 12.17 No Fiduciary Duty

Each Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their respective affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any Credit Party, its respective stockholders or its respective affiliates, on the other. The Credit Parties acknowledge and agree that: (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, each Credit Party, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of such Credit Party, its respective management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that such Credit Party has consulted its own legal, financial, regulatory and tax advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

Section 12.18 Patriot Act

Each Lender subject to the USA PATRIOT ACT (Title III of Pub. Law 107-56 (signed into law October 26, 2001)) (as amended from time to time, the “Patriot Act”) hereby notifies Holdings and the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Holdings, the Borrower and the other Credit Parties and other information that will allow such Lender to identify Holdings, the Borrower and the other Credit Parties in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Lenders and the Administrative Agent.

Section 12.19 Waiver of Sovereign Immunity

Each of the Credit Parties, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Credit Party, its Subsidiaries or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States, Canada or elsewhere, to enforce or collect upon the Loans or any Credit Document or any other liability or obligation of such Credit Party or any of its Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Credit Party, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under Applicable Law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, Canada or elsewhere. Without limiting the generality of the foregoing, each Credit Party further agrees that the waivers set forth in this Section 12.19 shall be effective to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

Section 12.20 Interest Rate Limitation

Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Credit Document Obligations hereunder.

Section 12.21 Lender Action

Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Credit Party or any other obligor under any of the Credit Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any property of the Borrower or its Restricted Subsidiaries, unless expressly provided for herein or in any other Credit Document, without the prior written consent of the Administrative Agent. The provisions of this Section 12.21 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Credit Party.

Section 12.22 [reserved]

Section 12.23 [reserved]

Section 12.24 Severability

If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12.25 Reinstatement

If any claim is ever made upon the Administrative Agent or any Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any such payment is rescinded or recovered, directly or indirectly, from the Administrative Agent or any Lender as a preference, fraudulent transfer or otherwise, then and in such event the Borrower agrees that any such judgment, decree, order, rescission or recovery shall be binding upon the Borrower, notwithstanding any revocation hereof, any or any other instrument evidencing any liability of the Borrower, and the Borrower shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

Section 12.26 Integration

This Agreement, together with the other Credit Documents and any separate letter agreements with respect to fees payable to any Agent, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.

Section 12.27 ATIA

The Borrower and the Lenders acknowledge that Canada Infrastructure Bank (and any assignee that is a Governmental Authority) is an institution subject to the Access to Information Act (Canada) (“ATIA”) and may be required, except to the extent of any applicable exclusions or exemptions, to disclose information to third parties by operation of the ATIA. To the extent permitted or required by ATIA, Canada Infrastructure will: (a) give the Borrower notice of any request made under ATIA for confidential information of the Borrower and an opportunity to make representations on why the information should not be disclosed; and (b) give serious consideration to the appropriate application of the exemptions established in the ATIA to protect such confidential information. Notwithstanding any provision of any Credit Document, to the extent the ATIA (or any successor Requirements of Law) requires Canada Infrastructure Bank to make disclosure of any information, such disclosure shall not be a breach of any obligation under any Credit Document and the Lenders and the Borrower disclaim and release all rights they may have against Canada Infrastructure Bank resulting from such disclosure.

ARTICLE 13

GUARANTEE

Section 13.1 The Guarantee

The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each of Administrative Agent or the Lenders (collectively, the “Creditors”) and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of applicable Debtor Relief Laws) on the Loans made by the Lenders to the Borrower, and all other Credit Document Obligations from time to time owing to the Creditors by any Credit Party under any Credit Document entered into with a counterparty that is a Creditor, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 13.2 Obligations Unconditional

(1)

The obligations of the Guarantors under Section 13.1 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the

Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a)

at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)	any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)

the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect (included any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), or any right under the Credit Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d)	any Lien or security interest granted to, or in favor of, any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected;

(e)	the release of any other Guarantor pursuant to Section 13.9; or

(f)	taking of any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of any Guarantor from its liabilities under this Guaranty.

(2)

Except as cannot be waived under Applicable Law, the Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Creditor exhaust any right, power or remedy or proceed against the Borrower under this Agreement if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Creditor upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Creditor shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Creditor, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Creditors or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 13.3 Reinstatement

The obligations of the Guarantors under this Article 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or another Credit Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Guarantors jointly and severally agree that they will indemnify each Creditor on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Creditors in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the bad faith or willful misconduct of such Creditors.

Section 13.4 Subrogation; Subordination

Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Loan Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 13.1, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Credit Party owed to any Restricted Subsidiary that is not a Credit Party permitted pursuant to Section 9.4 shall be subordinated to such Credit Party’s secured obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

Section 13.5 Remedies

The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Section 10.1 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 10.1) for purposes of Section 13.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 13.1.

Section 13.6 [reserved]

Section 13.7 Continuing Guarantee

The guarantee in this Article 13 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 13.8 General Limitation on Guarantee Obligations

In any action or proceeding involving any provincial, federal, corporate, limited partnership or limited liability company law, or any applicable provincial, territorial, state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 13.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 13.1, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Credit Party or any other person, be automatically limited and reduced to the highest amount after giving effect to the rights of contribution established in Section 13.10.

Section 13.9 Release of Guarantors

If, in compliance with the terms and provisions of the Credit Documents, the Equity Interests or property of any Subsidiary Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is Holdings, the Borrower or a Subsidiary, resulting in such Subsidiary Guarantor becoming an Excluded Subsidiary, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be released from its obligations under this Agreement (including under Section 12.1 hereof); provided that such Guarantor is also released from its obligations under the Senior Credit Documents on the same terms.

Section 13.10 Right of Contribution

Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 13.4. The provisions of this Section 13.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Agents and the Lenders, and each Subsidiary Guarantor shall remain liable to the Agents and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

Section 13.11 [reserved]

Section 13.12 Payments

All payments made by the Guarantors pursuant to this Article 13 shall be made in Canadian Dollars and will be made without setoff, counterclaim or other defense and shall be subject to the provisions of Sections 4.3 and 4.4.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers or directors, as the case may be, to execute and deliver this Agreement as of the date first above written.

ALGOMA STEEL INC., as Borrower

By:	[REDACTED]

ALGOMA STEEL GROUP INC., as a Guarantor

By:	[REDACTED]

ALGOMA STEEL USA INC., as a Subsidiary Guarantor

By:	[REDACTED]

CANADA INFRASTRUCTURE BANK as Administrative Agent

By:	[REDACTED]

CANADA INFRASTRUCTURE BANK as a Lender

By:	[REDACTED]

[SCHEDULES REDACTED]

Exhibit 99.3

SIF AGREEMENT NO. 812-816041

STRATEGIC INNOVATION FUND

Algoma Steel EAF Transformation

This Agreement made

Between:

HER MAJESTY THE QUEEN IN RIGHT OF CANADA (“Her Majesty”)

as represented by the Minister of Industry

(the “Minister”)

And:

Algoma Steel Inc., a corporation duly incorporated under the laws of Ontario, Canada, having its head office located at 105 West Street, Sault Ste. Marie, Ontario, P6A 7B4

(the “Recipient”)

And:

ALGOMA STEEL GROUP INC., a corporation duly incorporated under the laws of British Columbia, Canada, having its head office located at 1600 – 925 West Georgia Street, Vancouver, British Columbia, V6C 3L2

(the “Guarantor”)

RECITALS

WHEREAS

I-

The Strategic Innovation Fund (“SIF”) is designed to encourage research and development, and accelerate the technology transfer and commercialization of innovative products, services, and processes; facilitate the growth and expansion of firms; secure economically significant mandates within or to Canada; and, advance industrial research and technology demonstration activities through collaboration;

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SIF AGREEMENT NO. 812-816041

II-	Neither the entering into this Agreement nor the provision by the Minister of the Contribution is contingent upon export performance on the part of the Recipient;

III-	the Project is in respect of the Net-Zero Accelerator (NZA) of SIF’s firm expansion and growth stream (Stream 2);

IV-	the Project involves:

•	Increasing manufacturing capacity.

•	Improving production efficiency through improvements to plant and equipment.

•	Improving process to increase efficiency.

V-

The Minister has agreed to make a repayable contribution to the Recipient in support of the Recipient’s Eligible Supported Costs (as defined herein) of the Project with total Project costs of seven hundred and three million dollars ($703,000,000);

NOW, THEREFORE in accordance with the mutual covenants and agreements herein, Her Majesty and the Recipient agree as follows:

1.	Purpose of the Agreement

The purpose of this Agreement is to set out respective obligations and the terms and conditions under which the Minister will provide funding in support of the Project (as defined herein).

2.	Interpretation

2.1	Definitions.

In this Agreement, a capitalized term has the meaning given to it in this section, unless otherwise specified:

“Acquisition or Divestiture” means an acquisition of a business, the sale of a business or a merger or amalgamation.

“Activity” means a significant task that must take place in order to complete the Project. It has duration, during which time the work of that task is performed, and may have resources and costs associated with that task as set out in Form C1- PROJECT COSTS BREAKDOWN of Schedule 1 - Statement of Work.

“Affiliated Person” means an affiliated person as defined in the Income Tax Act, as amended.

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SIF AGREEMENT NO. 812-816041

“Agreement” means this contribution agreement including all the schedules attached hereto, as such may be amended, restated or supplemented, from time to time.

“Background Intellectual Property” means Intellectual Property that is not Project Intellectual Property and that is required for the carrying out of the Project or the exploitation of the Project Intellectual Property.

“Background Intellectual Property Rights” means the Intellectual Property Rights in Background Intellectual Property.

“Benefits Commitments” means those activities described in Subsection 6.2 of this Agreement that will generate benefits to Canada.

“Benefits Phase” means the period from the day after the Project Completion Date to and including the last day of the Term.

“Change in Control” of the Recipient means:

(a)

if the Recipient is a public company, the acquisition by an individual or company (or two or more of them acting in concert) that results in its or their direct or indirect beneficial ownership of 20% or more of outstanding shares of voting stock of the Recipient; or

(b)

if the Recipient is a private company, the acquisition by an individual or company (or two or more of them acting in concert) that results in its or their direct or indirect beneficial ownership of 50% or more of the voting stock in the Recipient; or

(c)	if the Recipient enters into a binding obligation to sell, sells or otherwise disposes of all or substantially all of its assets.

“Claim Period” means the following quarters of a calendar year: January 1 to March 31, April 1 to June 30, July 1 to September 30 and October 1 to December 31.

“Collaboration” means the Recipient’s association with one or more Collaboration Partners for the purpose of research and development.

“Collaboration Partner” means, other than the Recipient and sub-contractors, any small and medium-sized Canadian-based enterprise, any Canadian research institute, any licensed or accredited academic, post-secondary institution in Canada that is/are involved in the Collaboration.

“Contribution” means the funding, in Canadian dollars, made available by the Minister under this Agreement.

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SIF AGREEMENT NO. 812-816041

“CO-OP Term” means a four (4) month full-time position.

“Dispose” means, as regards a Project Asset, the transferring outside Canada, use for a purpose other than research and development by the Recipient, selling, leasing or otherwise disposing including, in the case of a prototype or pilot plant, the transfer to commercial production, but in any event, shall not include abandoning the Project Asset for legitimate business reasons, such as the disposal of obsolete or disused equipment or materials.

“Eligibility Date” means                     .

“Eligible Costs” means the costs associated with work performed in Canada, or outside of Canada to the extent explicitly permitted in this Agreement that are incurred and paid by the Recipient in respect of the Project, and in accordance with Schedule 3 - Cost Principles, excluding any costs prohibited or deemed ineligible elsewhere in this Agreement.

“Eligible Not-Supported Costs” means costs that are specifically identified in Schedule 1 - Statement of Work as not being supported including those Eligible Costs that are in excess of limits imposed on indirect (overhead) costs under Schedule 3 – Cost Principles of this Agreement.

“Eligible Supported Costs” means any Eligible Costs, excluding Eligible Not-Supported Costs.

“Event of Default” means the events of default listed in Subsection 14.1 of this Agreement.

“Execution Date” means the date of the last signature to this Agreement such that the Agreement is signed and dated by all Parties.

“Existing SIF-Algoma Contribution Agreement” means the Contribution agreement dated March 29, 2019 (SIF project number 815-812918) between the Recipient and the Minister, as amended, restated, supplemented or otherwise modified from time to time.

“Fair Market Value” means the price that would be agreed to in an open and unrestricted market between knowledgeable and willing parties dealing at arm’s length, who are fully informed and not under any compulsion to transact.

“Force Majeure” means any cause which is unavoidable or beyond the reasonable control of the Recipient, including war, riot, insurrection, strikes, or any act of God or other similar circumstance and which could not have been reasonably circumvented by the Recipient without incurring unreasonable cost.

“FTE” or “Full Time Equivalent” means each employee or, where applicable, intern, who works for the Recipient on a full-time basis (i.e. they are responsible to work at least

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SIF AGREEMENT NO. 812-816041

2,000 hours for the Recipient when calculated on an annual basis) and, in the case of hourly paid employees or interns who are responsible to work for the Recipient less than on a full-time basis, each equivalent to such a full-time worker, where the number of such equivalents is calculated by dividing (a) by (b) where (a) = the aggregate of all hours worked by such individuals for the Recipient including hours taken by them as paid vacation, sick leave, and for other similar reasons, calculated on an annual basis, and (b) = 2,000 hours.

“Government Fiscal Year” means the period from April 1 of one year to March 31 of the following year.

“Highly Skilled” means an employee that requires specialized training in order to operate, manage or participate in the Project. This may include scientists, engineers, managers and specialized trades.

“Intellectual Property” means all inventions, whether or not patented or patentable, all commercial and technical information, whether or not constituting trade secrets, and all copyrightable works, industrial designs, integrated circuit topographies, and distinguishing marks or guises, whether or not registered or registrable.

“Intellectual Property Rights” means all rights recognized by law in or to Intellectual Property, including but not limited to Intellectual Property rights protected through legislation. These shall include patents, copyrights, industrial design rights, integrated circuit topography rights, rights in trademarks and trade names, all rights in applications and registrations for any of the foregoing, and all rights in trade secrets and confidential information.

“Interest Rate” means the Bank Rate, as defined in the Interest and Administrative Charges Regulations, in effect on the due date, plus 300 basis points, compounded monthly. The Interest Rate for a given month can be found at: http://www.tpsgc-pwgsc.gc.ca/recgen/txt/taux-rates-eng.html

“Master Schedule” means a summary-level Project schedule that identifies the major Activities and work breakdown structure components and Milestones as reflected in Form A – MASTER SCHEDULE (Gantt Chart) of Schedule 1 - Statement of Work.

“Material Change” means a significant change in the scope, objectives, outcomes or benefits of the Project including without limitation, the following:

(a)	The Project is not completed or not expected to be completed by the Project Completion Date;

(b)

the Total Estimated Eligible Supported Costs set out in Form C2 – ESTIMATED COST BREAKDOWN BY FISCAL YEAR of Schedule 1 – Statement of Work are expected to be reduced or are expected to be exceeded by twenty percent (20%) or

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SIF AGREEMENT NO. 812-816041

more;

(c)	a change in the locations where the Project is to be performed as identified in Form D – PROJECT LOCATION AND COSTS of Schedule 1 – Statement of Work.

“Maximum Amount to be Repaid” means one (1) times the actual amount disbursed by the Minister to the Recipient under this Agreement.

“Milestone” means a significant point or event in the Project as set forth in Form B – MILESTONES of Schedule 1 - Statement of Work.

“Party” means the Minister, or the Recipient or any Guarantor, and “Parties” means all of them.

“Project” means the project as described in Schedule 1 - Statement of Work.

“Project Asset” means an asset which, in whole or in part, has been acquired, created, developed, advanced and/or contributed to by the Contribution.

“Project Completion Date” means                      .

“Project Intellectual Property” means all Intellectual Property conceived, produced, developed or reduced to practice in carrying out the Project by the Recipient and/or any Affiliated Persons of the Recipient, or any of their employees, agents, contractors or assigns.

“Project Intellectual Property Rights” means the Intellectual Property Rights in the Project Intellectual Property.

“Public Office Holder” means a public office holder as defined in the Lobbying Act, as amended.

“Resulting Products” means all products, services or processes produced using the Project Intellectual Property or that incorporate any of the Project Intellectual Property.

“Recipient Fiscal Year” means the period for which the Recipient’s accounts in respect of its business or property are prepared for purposes of assessment under the Income Tax Act, as amended.

“Repayment Period” means the repayment period set out in Section 2 of Schedule 5 - Repayments to the Minister.

“R&D” eligible expenditures include: expenditures on research and development in Canada determined in accordance with Canadian generally accepted accounting principles applied on a consistent basis; expenditures on professional technical assistance undertaken in Canada by the Company and members of the Family of Companies;

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SIF AGREEMENT NO. 812-816041

donations to post-secondary educational institutions; and, any other expenditures related to the innovation, introduction or improvement of products or processes approved in writing by the Minister. The CPA Handbook defines:

•	Research as original and planned investigation undertaken with the prospect of gaining new scientific or technical knowledge and understanding. Examples of research activities are:

a)	activities aimed at obtaining new knowledge;

b)	the search for, evaluation and final selection of, applications of research findings or other knowledge;

c)	the search for alternatives for materials, devices, products, processes, systems or services; and

d)	the formulation, design, evaluation and final selection of possible alternatives for new or improved materials, devices, products, processes, systems or services.

•

Development as the application of research findings or other knowledge to a plan or design for the production of new or substantially improved materials, devices, products, processes, systems or services before the start of commercial production or use. Examples of development activities are:

a)	the design, construction and testing of pre-production or pre-use prototypes and models;

b)	the design of tools, jigs, moulds and dies involving new technology;

c)	the design, construction and operation of a pilot plant that is not of a scale economically feasible for commercial production; and

d)	the design, construction and testing of a chosen alternative for new or improved materials, devices, products, processes, systems or services.

“Schedule” means a schedule to this Agreement, including any amendments or supplements.

“Similar Goods” means goods or services that closely resemble the goods or services being transferred, in respect of their component materials, form, function and characteristics, and are capable of performing an equivalent function as, and of being commercially interchangeable with, the goods being transferred.

“Technology Readiness Level” or “TRL” means technology readiness according to the Technology Readiness Level scale described below.

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Technology Readiness Level	Description

TRL 1—Basic principles observed and reported	Lowest level of technology readiness. Scientific research begins to be translated into applied research and development (R&D). Examples might include paper studies of a technology’s basic properties.

TRL 2—Technology concept and/or application formulated	Invention begins. Once basic principles are observed, practical applications can be invented. Applications are speculative, and there may be no proof or detailed analysis to support the assumptions.

TRL 3—Analytical and experimental critical function and/or characteristic proof of concept	Active R&D is initiated. This includes analytical studies and laboratory studies to physically validate the analytical predictions of separate elements of the technology.

TRL 4—Product and/or process validation in laboratory environment	Basic technological products and/or processes are tested to establish that they will work.

TRL 5—Product and/or process validation in relevant environment	Reliability of product and/or process innovation increases significantly. The basic products and/or processes are integrated so they can be tested in a simulated environment.

TRL 6—Product and/or process prototype demonstration in a relevant environment	Prototypes are tested in a relevant environment. Represents a major step up in a technology’s demonstrated readiness. Examples include testing a prototype in a simulated operational environment.

TRL 7—Product and/or process prototype demonstration in an operational environment	Prototype near or at planned operational system and requires demonstration of an actual prototype in an operational environment (e.g. in a vehicle).

TRL 8—Actual product and/or process completed and qualified through test and demonstration	Innovation has been proven to work in its final form and under expected conditions. In almost all cases, this TRL represents the end of true system development.

TRL 9—Actual product and/or process proven successful	Actual application of the product and/or process innovation in its final form or function.

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“Term” means the duration of this Agreement as set out in Subsection 3.2 of this Agreement.

“Work Phase” means the period of time from the Eligibility Date to and including the Project Completion Date.

“Years to Repay” means ten (10) years.

2.2 Singular/Plural. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural.

2.3 Entire Agreement. Unless amended in writing by the Parties, this Agreement comprises the entire agreement between the Parties in relation to the Project. No prior document, negotiation, provision, undertaking or agreement in relation to the subject matter of this Agreement has legal effect. No representation or warranty, whether express, implied or otherwise, has been made by the Minister to the Recipient, except as expressly set out in this Agreement.

2.4 Inconsistency. In case of inconsistency or conflict between a provision contained in the part of the Agreement preceding the signatures and a provision contained in any of the Schedules to this Agreement, the provision contained in the part of the Agreement preceding the signatures will prevail.

2.5 Schedules. This Agreement contains the following Schedules as described below, which form an integral part of this Agreement:

Schedule 1 - Statement of Work

Schedule 2 - Communications Obligations

Schedule 3 - Cost Principles

Schedule 4 - Reporting Requirements

Schedule 5 - Repayments to the Minister

Schedule 6 – Resolution Process

3.	Duration of Agreement

3.1 Execution. This Agreement must be signed by the Recipient and received by the Minister within thirty (30) days of its signature by the Minister, failing which it will be null and void.

3.2 Duration of Agreement. This Agreement will commence on the Execution Date and will expire, subject to Subsection 3.3, on the later of July 1, 2041 or the date of the last repayment to the Minister, unless terminated earlier in accordance with the terms of this Agreement.

3.3 Survival Period. Notwithstanding the provisions of Subsection 3.2 above, the

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rights and obligations described in the following Sections or Subsections will survive for a period of three (3) years beyond the Term or early termination of the Agreement:

Section 7 - Government Funding

Subsection 8.5 - Overpayment by Minister

Section 9 - Reporting, Monitoring, Audit and Evaluation

Subsection 10.2(d) - Disposal of Assets

Subsection 13.1 - Indemnification

Subsection 13.2 - Limitation of Liability

Section 14 - Default and Remedies

Subsection 17.2 - Interest

Subsection 17.3 - Set-off Rights of Minister

Subsection 17.8 - Applicable Law

4.	The Contribution

4.1 Contribution. Subject to the terms and conditions of this Agreement, the Minister agrees to make a repayable Contribution to the Recipient in respect of the Project in an amount not exceeding the lesser of (a) and (b) as follows:

(a)	twenty eight and forty-five hundredths percent (28.45%) of the Eligible Supported Costs; and

(b)	two hundred million dollars ($200,000,000)

4.2 Funding Period. The Minister will not contribute to any Eligible Supported Costs incurred by the Recipient prior to the Eligibility Date or after the Project Completion Date. In no event will Eligible Supported Costs incurred prior to the Execution Date exceed twenty percent (20%) of the “Total Estimated Eligible Supported Costs” set out in Form C2 - ESTIMATED COST BREAKDOWN BY FISCAL YEAR of Schedule 1 - Statement of Work.

4.3 Fiscal Year. The payment of the Contribution per Government Fiscal Year is estimated at amounts specified in Form C2 - ESTIMATED COST BREAKDOWN BY FISCAL YEAR of Schedule 1 - Statement of Work. The Minister will have no obligation to pay any amounts in any Government Fiscal Year other than those specified in Form C2 - ESTIMATED COST BREAKDOWN BY FISCAL YEAR of Schedule 1 - Statement of Work. If, for a given Government Fiscal Year, the Recipient claims an amount less than the estimated Contribution for that Government Fiscal Year specified in Form C2 - ESTIMATED COST BREAKDOWN BY FISCAL YEAR of Schedule 1 - Statement of Work, the Minister may consider any request to reprofile the excess funds to future Government Fiscal Years before the Project Completion Date.

4.4 Overruns. The Recipient shall be responsible for all costs of the Project, including cost overruns, if any.

4.5 Holdbacks. Notwithstanding any other provisions of this Agreement, the Minister may, at the Minister’s sole discretion, withhold up to ten percent (10%) of the

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Contribution until:

(a)	the Project is completed to the satisfaction of the Minister;

(b)	the final report described in Subsection 8.3(c) has been submitted to the satisfaction of the Minister;

(c)	the Minister has approved the final claim described in Subsection 8.3.

5.	Recipient’s Obligations

5.1 Project Completion Date. The Recipient agrees to carry out the Project in a diligent and professional manner using qualified personnel, and complete same on or before the Project Completion Date.

5.2 Project Location. The Recipient agrees to carry out the Project exclusively in Canada located in Sault Ste. Marie, Ontario.

5.3 Benefits Commitments. The Recipient agrees to conduct Benefits Commitments exclusively in Canada.

5.4 Repayment. The Recipient agrees to make all repayments due to the Minister as set out in Schedule 5 - Repayments to the Minister.

5.5 Compliance. The Recipient agrees to satisfy and comply with all other terms, conditions and obligations contained in this Agreement.

6.	Special Conditions

The Recipient covenants and agrees to the following:

6.1 Pre-disbursement

(a)

First Claim. Upon submission of the first claim, the Recipient shall provide evidence to the Minister, to the Minister’s satisfaction, that it has available funds to carry out the Project and continue operating for the remainder of the Government Fiscal Year in which the claim is received by the Minister, or for a period of six months from the day the claim is received by the Minister, whichever is greater. No disbursement of the Contribution shall be made prior to the Recipient providing such satisfactory evidence. If the Recipient fails to satisfy such condition within one hundred and twenty (120) days of the receipt of the first claim, the Minister may, at his discretion, terminate the Agreement upon written notice.

(b)

Annual. Subsequently, at the beginning of each new Government Fiscal Year, the Recipient shall provide evidence to the Minister, to the Minister’s satisfaction, that it has available funds to carry out the Project and continue operating for that Government Fiscal Year. No disbursement of the

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Contribution shall be made prior to the Recipient providing such satisfactory evidence. If the Recipient fails to satisfy such condition within one hundred and twenty (120) days of the beginning of each Government Fiscal Year, the Minister may, at his discretion, terminate the Agreement upon written notice.

6.2 Benefits Commitments.

6.2.1

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6.2.2

6.2.3

6.2.4 Collaborations with academia nationally to share knowledge and spur innovation

(a)

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(b)	The Recipient will maintain at least two (2) collaborations with Canadian post-secondary institutions during the Term.

6.2.5 Commitment to inclusive hiring practices and employee training

(a)

The Recipient will have a strengthened Gender and Diversity Plan, to be shared with the Minister, in place within one (1) year of the Execution Date, to the satisfaction of the Minister. The Gender and Diversity Plan shall include, but not be limited to, sections on workforce composition; hiring strategies; communication and training to employees; and considerations related to participation in the 50/30 Challenge.

(b)	The Gender and Diversity Plan must:

i.

Contribute to advancing gender equality and corporate diversity by improving access for underrepresented groups (women, racialized persons, people who identify as LGBTQ2, people living with disabilities as well as First Nations, Inuit and Métis) to positions of influence, leadership and economic participation;

ii.	Establish appropriate workforce composition baselines and benchmarks;

iii.	Identify areas for improvement; and present feasible, measurable targets;

iv.	Present strategies to meet these targets; and

v.	Establish methods to report against these target.

(c)	The Recipient will commit to schedule and undertake a presentation of the Gender and Diversity Plan to its board of directors by the end of the Work Phase.

(d)

The Recipient will provide an annual update of the plan to the Minister outlining further steps, actions and refinements that will be taken to further gender and diversity objectives during the Work Phase.

(e)	The Recipient will report to the Minister annually on progress achieved regarding its Gender and Diversity Plan including updates on progress made against the targets for the Term.

6.2.6

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6.2.7 Create an Environmental Sustainability Action Plan

(a)

The Recipient will create an environmental sustainability plan to be shared with the Minister within two (2) years of the Execution Date, to the satisfaction of the Minister. The plan will outline how the Recipient aims to reduce and limit its negative environmental impacts and contribute to Canada’s target of achieving a net-zero emissions economy by 2050.

(b)

This requirement for this plan may be met by the Recipient’s participation in Environment and Climate Change Canada’s Net-Zero Challenge. If the Recipient chooses to meet its plan requirement through the Net-Zero Challenge:

i.	The Recipient will be responsible for enrolling in the challenge and meeting the requirements of the challenge specified by Environment and Climate Change Canada (ECCC).

ii.	The Recipient will further be responsible for notifying the Minister of its participation in this challenge; documentation of the Recipient’s participation must be verifiable through ECCC.

(c)

No supplementary targets / commitments made through the Net-Zero Challenge will supersede any commitments made in the Section entitled “Reduction of Environmental Impacts” above, or in any other section of the contribution Agreement. The achievement of supplementary targets set out by the Recipient through its participation in the Net-Zero Challenge are not obligations in respect of this contribution Agreement. Failure by the Recipient to meet the supplementary targets will not constitute an Event of Default.

6.2.9 In addition to Schedule 4 - Reporting Requirements, on an annual basis and for the Term, the Recipient shall provide information identifying the Project’s achievements relative to planned outcomes and benefits, including:

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6.2.10 Annual Performance Benefits Reporting, as specified in Subsection 3.2 of Schedule 4 – Reporting Requirements;

(a)

The Recipient will report on its progress and achievement against these commitments through the regular project reporting for the Work Phase, and will report to the Minister annually on progress achieved against these commitments through the Annual Performance Benefit Report (APBR).

(b)

The APBR may include a requirement to update the GHG emissions reductions estimates provided by the Recipient to the program through SIF’s GHG estimation tool, to reflect any changes in assumptions / forecasts / etc. that were used to develop the initial GHG emissions reductions estimates.

6.3 Guarantee

(a) Guarantee. In consideration of the Minister providing the Contribution, the Guarantor guarantees the complete performance and fulfillment of every obligation of the Recipient under this Agreement, including without limitation, the completion of the Project in accordance with this Agreement. If the Recipient fails to perform or otherwise satisfy any of its obligations related to the Agreement, immediately after receiving a written demand from the Minister, the Guarantor must perform or satisfy, or arrange for the performance or satisfaction of, all outstanding obligations of the Recipient. The Guarantor’s obligations under this Guarantee are as a primary obligor and not only as a surety. The Minister is not required to resort to or exhaust any recourse that it may have against the Recipient or any other person before being entitled to make claim against the Guarantor. As a result of the forgoing, the Guarantor or the Recipient may be compelled separately to perform any obligation contained in this Agreement.

(b) Taxes. Any payment to be made by the Guarantor in respect of this Agreement shall be made free and clear of and without deduction or withholding for or on account of any present and future taxes, levies, imposts, stamp taxes, duties, charges, fees deductions, withholdings, penalties or interest (collectively, “Taxes”) provided that if the Guarantor is required to withhold or deduct any taxes from such payments, the sum payable shall be increased as necessary so that after making all required withholdings or deductions, the Minister receives an amount equal to the sum he/she would have received had no such withholding or deduction been made.

(c) Costs. The Guarantor agrees to reimburse the costs and expenses incurred by the Minister in enforcing the guarantee under Paragraph 6.3(a).

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(d) Representations. The Guarantor represents to the Minister that it has the power and authority, and has met all legal requirements to grant the guarantee under Paragraph 6.3(a) and that such guarantee is enforceable against it in accordance with its terms.

6.4

Amendment. The Recipient shall provide written notice to the Minister of any changes which may have an impact on Schedule 1 – Statement of Work or on the Benefits Commitments in accordance with 6.2 of this Agreement. The Recipient shall provide to the satisfaction of the Minister sufficient written reasons to justify modifications to the Agreement. At the Minister’s sole discretion, the Minister may request a formal amendment to be executed by the Parties. The Parties agree to negotiate in good faith such amendments. Failure to agree will result in the Minister declaring an Event of Default in accordance with 14.1 of this Agreement.

7. Government Funding

7.1 The Recipient represents that the list below states all funding from federal, provincial, territorial or municipal governments in Canada (“Government Funding”), requested or received by the Recipient or that the Recipient currently expects to request or receive to cover any of the Eligible Supported Costs. The list below excludes provincial and federal investment tax credits.

7.2 The Recipient shall inform the Minister of any change to the amount of Government Funding identified in Subsection 7.1. The Recipient shall also inform the Minister of any provincial and federal investment tax credits, received or expected to be received by the Recipient for the Eligible Supported Costs. Such notice must be made promptly in writing, and in any case not later than thirty (30) days following any change. In the event of additional Government Funding, the Minister will have the right to either reduce the Contribution to the extent of any additional funding received by the Recipient or require the Recipient to repay the Contribution hereunder equal to the amount of any such additional funding received by the Recipient in accordance with Subsection 8.5.

7.3 In no instance will the total Government Funding (including SIF funding, provincial and federal investment tax credits) towards Eligible Supported Costs of the Project be allowed to exceed seventy-five percent (75%) of total Eligible Supported Costs.

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8. Claims and Payments

8.1 Separate Records. The Recipient shall maintain accounting records that account for the Contribution paid to the Recipient and the related Project costs, separate and distinct from any other sources of funding.

8.2 Claims Procedures. The Minister will reimburse claims for Eligible Supported Costs submitted for a Claim Period, provided there is no Event of Default and the claims are:

(a)	submitted for each Claim Period, except for the first claim which will start on the Eligibility Date;

(b)	submitted within forty-five (45) days of the end of each Claim Period;

(c)

accompanied with details of all costs being claimed according to Schedule 3 – Cost Principles, which have been incurred by the Recipient and which will be substantiated by such documents as may be required by the Minister and presented in accordance with the Activities and the Milestones contained Schedule 1 - Statement of Work;

(d)	certified, in a form satisfactory to the Minister, by the chief financial officer of the Recipient or such other person considered satisfactory to the Minister;

(e)

adjusted, if necessary, by including a deduction for expenses included in a previous claim which were not eligible expenses according to Eligible Costs definition in this Agreement or which were not paid by the Recipient;

(f)	accompanied by a report containing:

(i)	the Recipient’s revised projections of the Project cash flows for the current Government Fiscal Year;

(ii)	an identification of any planned or completed transfer to commercial production, transfer outside of Canada, sale, lease or other disposal of equipment funded in whole or in part by the Contribution;

(iii)	an itemized list of foreign sub-contracting costs, if any;

(iv)	the foreign exchange rates used in the claim;

(v)	progress report as specified in Subsection 1.2 of Schedule 4 - Reporting Requirements; and

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(vi)	such other information as the Minister may request from time to time.

(g)

accompanied by a statement from the Recipient repeating and confirming the representations set out in Section 10 of this Agreement as required by Subsection 10.3, and a certification that there are no Events of Defaults (and no state of facts exist which, with the giving of notice or the passing of time, or both, would constitute an Event of Default);

(h)	substantially (± ten percent (10%) consistent with the cost estimates of Schedule 1 - Statement of Work; and

(i)	accompanied by the Recipient’s travel policy (first claim only).

8.3 Final Claim Procedures. The Recipient shall submit, within forty-five (45) days after the Project Completion Date, the final claim along with:

(a)

an itemized statement certified by the Recipient’s chief financial officer, or such other person considered satisfactory to the Minister, attesting to the total Eligible Supported Costs for the Project incurred and paid;

(b)	a statement of the total government funding (federal, provincial and municipal funding as well as tax credits) received or requested to cover the Eligible Supported Costs of the Project; and

(c)	a final progress report on the Project, as more fully described in Subsection 1.3 of Schedule 4 - Reporting Requirements.

8.4 Payment Procedures.

(a)

The Minister shall review and approve the documentation submitted by the Recipient following the receipt of the Recipient’s claim and in the event of any deficiency in the documentation, the Minister will notify the Recipient and the Recipient shall immediately take action to address and rectify the deficiency.

(b)

Subject to the maximum Contribution amounts set forth in Subsection 4.1 and all other conditions contained in this Agreement, the Minister shall pay to the Recipient a percentage of the Eligible Supported Costs set forth in the Recipient’s claim based on the sharing ratio identified in Paragraph 4.1 (a), in accordance with the Minister’s customary practices.

(c)	The Minister may request at any time that the Recipient provide satisfactory evidence to demonstrate that all Eligible Supported Costs claimed have been paid.

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8.5 Overpayment by Minister. Where the Minister determines that the amount of the Contribution disbursed exceeds the amount to which the Recipient is entitled, the Recipient shall repay to the Minister, promptly and no later than thirty (30) days from notice from the Minister, the amount of the overpayment together with interest at the Interest Rate from the date of the notice to the day of payment to the Minister in full. Any such amount is a debt due to Her Majesty and is recoverable as such.

9. Reporting, Monitoring, Audit and Evaluation

9.1 Reports. The Recipient agrees to provide the Minister with the reports as described in Schedule 4 - Reporting Requirements, to the Minister’s satisfaction.

9.2 Additional Information. Upon request of the Minister and at no cost to the Minister, the Recipient shall promptly elaborate upon any report submitted or provide such additional information as may be requested.

9.3 Minister’s Right to Audit Accounts and Records. The Recipient shall, at its own expense, maintain and preserve in Canada and make available for audit and examination by the Minister or the Minister’s representatives all books, accounts and records relating to this Agreement or the Project held by the Recipient, its Affiliated Persons, agents and contractors and of the information necessary to ensure compliance with the terms and conditions of this Agreement, including repayment to the Minister. The Minister will have the right to conduct such audits at the Minister’s expense as may be considered necessary.

Unless otherwise agreed to in writing by the Minister, the Recipient and its Affiliated Persons, agents and contractors shall maintain and preserve all books, accounts, invoices, receipts and records and all other documentation related to this Agreement until the end of the Recipient Fiscal Year that ends seven (7) years after the fiscal year of the date on which they were created.

9.4 Auditor General Rights. The Recipient recognizes, acknowledges and accepts that the Auditor General of Canada may, at the Auditor General’s cost, after consultation with the Recipient, conduct an inquiry under the authority of subsection 7.1 (1) of the Auditor General Act in relation to any funding agreement (as defined in subsection 42 (4) of the Financial Administration Act) with respect to the use of the Contribution received.

For the purposes of any such inquiry undertaken by the Auditor General, the Recipient shall provide, upon request and in a timely manner, to the Auditor General or anyone acting on behalf of the Auditor General,

(a)	all records held by the Recipient, its Affiliated Persons, agents or contractors relating to this Agreement and the use of the Contribution provided under this Agreement; and

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(b)	such further information and explanations as the Auditor General, or anyone acting on behalf of the Auditor General, may request relating to this Agreement or the use of the Contribution.

9.5 Access to Records. The Recipient shall, at all times, ensure that its agents, employees, assigns, contractors, and Affiliated Persons are obligated to provide to the Minister or the Auditor General or their authorized representatives records and other information that are in possession of those agents, employees, assigns, contractors, and Affiliated Persons and that relate to this Agreement or to the use of the Contribution.

9.6 Access to Premises. The Recipient and its Affiliated Persons shall provide the representatives of the Minister reasonable access to premises to inspect and assess the progress of the Project or any element thereof and supply promptly on request such data as the Minister may reasonably require for statistical or Project evaluation purposes.

9.7 Evaluation. The Recipient shall, at its own expense, participate in the preparation of case studies reporting on the outcomes of the Project, to be completed by the Minister or the Minister’s agents, in order to assist in the Minister’s preparation of an overall evaluation of the value and effectiveness of SIF.

10. Representations, Warranties and Covenants

10.1 Representations. The Recipient represents and warrants that:

(a)

it is duly incorporated under Canadian law and validly existing and in good standing and has the power and authority to carry on its business, to hold property and to enter into this Agreement and undertakes to take all necessary action to maintain itself in good standing, to preserve its legal capacity and to remain incorporated in a Canadian jurisdiction;

(b)	signatories to the Agreement have been duly authorized to execute and deliver this Agreement;

(c)

the execution, delivery and performance of this Agreement have been duly and validly authorized and that when executed and delivered, the Agreement will constitute a legal, valid and binding obligation enforceable in accordance with its terms;

(d)

it is under no obligation or prohibition, nor is it subject to or threatened by any actions, suits or proceedings that could or would prevent compliance with the Agreement. The Recipient shall inform the Minister forthwith of any such occurrence;

(e)	the execution and delivery of this Agreement and the performance by the Recipient of its obligations hereunder will not, with or without the giving of notice or the passage of time or both:

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(i)	violate the provisions of the Recipient’s by-laws, any other corporate governance document subscribed to by the Recipient or any resolution of the Recipient;

(ii)	violate any judgment, decree, order or award of any court, government agency, regulatory authority or arbitrator; or

(iii)

conflict with or result in the breach or termination of any material term or provision of, or constitute a default under, or cause any acceleration under, any license, permit, concession, franchise, indenture, mortgage, lease, equipment lease, contract, permit, deed of trust or any other instrument or agreement by which it is bound;

(f)	it has obtained or will obtain all necessary licences and permits in relation to the Project, which satisfy the requirements of all regulating bodies of appropriate jurisdiction;

(g)	it owns or holds sufficient rights in any Intellectual Property required to carry out the Project; and,

(h)	the description of the Project in Schedule 1 - Statement of Work is complete and accurate.

10.2 Covenants. The Recipient covenants and agrees that:

(a)

it is solely responsible for providing or obtaining the funding, in addition to the Contribution, required to carry out the Project and the fulfilment of the Recipient’s other obligations under this Agreement;

(b)

no Material Change within the control of the Recipient will be made without the prior written consent of the Minister. In the event that the Minister does not consent to such a Material Change, the Minister may exercise the remedies set out in Subsection 14.3;

(c)

(i) In the case where the Recipient is a private company, the Recipient shall notify the Minister, in writing, no later than thirty (30) days prior to the date from which the Recipient expects to have a Change in Control. Subject to subsection 17.13, consent will not be unreasonably withheld.

(ii) In the case where the Recipient is a public company, the Recipient shall notify the Minister, in writing, of any Change in Control no later than thirty (30) days following any Change in Control.

(iii) Prior to providing consent, the Minister may, as a result of notification of the Change in Control, require additional due diligence to determine the

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impacts of the Change in Control, such as the following, but not be limited to: the legal status of the Recipient pursuant to the Strategic Innovation Fund’s program terms and conditions; the impact on the Recipient’s finances and the Project to ensure that the Recipient is able to complete the Project; and, any other considerations that may emerge. The purpose of the due diligence is to ensure that the Minister can fully evaluate any additional considerations that were not identified at the time of authorizing the funding. In the event that the Minister does not consent to such a Change in Control, the Minister may exercise the remedies set out in Subsection 14.3;

(d)

it shall retain possession and control of all Project Assets the cost of which has been contributed to by the Minister under the Agreement, and the Recipient shall not Dispose of the same without the prior written consent of the Minister, other than in the ordinary course of business where the aggregate book value of such Project Assets for each occurrence is no greater than two million five hundred thousand dollars ($2,500,000);

(e)

it shall, in advance and in writing, and subject to Paragraphs 10.2 (c) and (d) of this Agreement, notify the Minister in the event of any Acquisition or Divestiture. In the case where the Recipient is a public company, the Recipient shall notify the Minister in writing of any Acquisition or Divestiture contemporaneously with any press release, or filing of a public regulatory notice in respect of such Acquisition or Divestiture;

(f)

that it shall not make any dividend payments or other shareholder distributions that would prevent it from implementing the Project or satisfying any other of the Recipient’s obligations under this Agreement, including, without limitation, the making of repayments to the Minister hereunder;

(g)	it shall comply with the federal visibility requirements set out in Schedule 2 - Communications Obligations; and,

(h)	it shall comply with all laws and regulations applicable to it.

10.3 Renewal of Representations. It is a condition precedent to any disbursement under this Agreement that the representations, warranties and covenants contained in this Agreement are true at the time of payment and that the Recipient is not in default of compliance with any terms of this Agreement.

11. Intellectual Property

11.1 Background Intellectual Property. The Recipient must own the Background Intellectual Property or hold sufficient Background Intellectual Property Rights to permit the Project to be carried out.

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11.2 Project Intellectual Property. The Recipient must exclusively own and retain ownership of the Project Intellectual Property in Canada for the Term, unless otherwise agreed to by the Minister. The Recipient shall take appropriate steps to protect the Project Intellectual Property.

11.3 Exploitation of Project Intellectual Property. The Recipient must own or hold sufficient Intellectual Property Rights to exploit the Project Intellectual Property and to make, construct, use and sell the Resulting Products, unless otherwise agreed to by the Minister.

11.4 License of Project Intellectual Property. The Recipient agrees not to grant any exclusive license to any of the Project Intellectual Property, in any territory, without the prior written consent of the Minister.

11.5 Intellectual Property of Others. To the best of the Recipient’s knowledge, no person or entity has alleged that the Background Intellectual Property, or the use thereof by the Recipient, infringes or misappropriates the Intellectual Property Rights that are owned or controlled by that person or entity. To the best of the Recipient’s knowledge, the Recipient would not infringe any Intellectual Property Rights of others by performing the Project activities.

11.6 Crown Ownership of Intellectual Property. The Crown will not have an ownership interest in the Project Intellectual Property nor will the Crown acquire new rights in Background Intellectual Property by virtue solely of having provided the Contribution. Rights attributed to the Crown in any other way including under the Public Servants Inventions Act are not in any way affected by this Agreement.

11.7 Intellectual Property Strategy. The Recipient shall develop an Intellectual Property strategy (IP Strategy), share it with the Minister within one (1) year of the execution date of the contribution Agreement and report annually if there are any changes to the IP Strategy during the Term. The IP Strategy will support the creation and retention of Intellectual Property ownership in Canada and include at least the following elements:

a)	employee training plans to increase Intellectual Property awareness;

b)	a plan to commercialize the Resulting Products domestically, including a description of commercialization activities, such as licensing and collaboration activities, if appropriate; and

c)	a plan to file Intellectual Property applications in Canada and other countries, if appropriate.

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11.8 Intellectual Property Enforcement. The Recipient shall promptly notify the Minister if the Recipient becomes aware of any alleged infringement of Project Intellectual Property during the Term, along with the Recipient’s plan for enforcement of its Project Intellectual Property.

12. Environmental and Other Requirements

12.1 The Recipient represents that the Project is not a “designated project” and is not being carried out on “federal lands” as such terms are defined in the Impact Assessment Act, 2019 (“IAA”).

12.2 The Recipient shall, in respect of the Project, comply with all federal, provincial, territorial, municipal and other applicable laws, including but not limited to, statutes, regulations, by-laws, rules, orders, ordinances and decrees governing the Recipient or the Project, or both, relating to environmental protection and the successful implementation of and adherence to any mitigation measures, monitoring or follow-up program that may be prescribed by the Minister or other federal, provincial, territorial, municipal tribunals or bodies, and certifies to the Minister that it has done so to date.

12.3 The Recipient will provide the Minister with reasonable access to any Project site for the purpose of ensuring that the terms and conditions of any environmental approval are met, and that any mitigation, monitoring or follow-up measure required has been carried out.

12.4 If as a result of changes to the Project or otherwise, an assessment is required in accordance with IAA for the Project, the Minister and the Recipient agree that the Minister’s obligations under this Agreement will be suspended from the moment that the Minister informs the Recipient, until (i) a decision statement has been issued to the Recipient or, if applicable, the Minister has decided that the Project is not likely to cause significant adverse environmental effects or the Governor in Council has decided that the significant adverse environmental effects are justified in the circumstances, and (ii) if required, an amendment to this Agreement has been signed, setting out any conditions included in the decision statement.

12.5 Aboriginal consultation. The Recipient acknowledges that the Minister’s obligation to pay the Contribution is conditional upon Her Majesty satisfying any obligation that Her Majesty may have to consult with or to accommodate any Aboriginal groups, which may be affected by the terms of this Agreement.

12.6 Official Languages. The Recipient agrees that any public acknowledgement of the Minister’s public support for the Project will be expressed in both official languages.

13. Indemnification and Limitation of Liability

13.1 Indemnification. Except for any claims arising from the gross negligence of, or willful misconduct by, the Minister’s employees, officers, agents or servants, the Recipient agrees, at all times, to indemnify and save harmless, the Minister and any of his

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officers, servants, employees or agents from all and against all claims and demands, actions, suits or other proceedings (and all losses, costs and damages relating thereto) by whomsoever made, brought or prosecuted (all of the foregoing collectively, the “Claims”), where such Claims are asserted or arise from the Minister being a Party to this Agreement and exercising his rights and performing his obligations under this Agreement, to the extent such Claims result from:

(a)	the Project, its operation, conduct or any other aspect thereof;

(b)

the performance or non-performance of this Agreement, or the breach or failure to comply with any term, condition, representation or warranty of this Agreement by the Recipient, its Affiliated Persons, its officers, employees and agents, or by a third party or its officers, employees, or agents;

(c)	the design, construction, operation, maintenance and repair of any part of the Project; or,

(d)	any omission or other wilful or negligent act or delay of the Recipient, its Affiliated Person or a third party and their respective employees, officers, or agents.

13.2 Limitation of Liability. Notwithstanding anything to the contrary contained herein, the Minister shall not be liable for any direct, indirect, special or consequential damages of the Recipient nor for the loss of revenues or profits arising from, based upon, occasioned by or attributable to the execution of this Agreement, regardless of whether such a liability arises in tort (including negligence), contract, fundamental breach or breach of a fundamental term, misrepresentation, breach of warranty, breach of fiduciary duty, indemnification or otherwise.

13.3 Her Majesty, her agents, employees and servants will not be held liable in the event the Recipient enters into a loan, a capital or operating lease or other long-term obligation in relation to the Project for which the Contribution is provided.

14. Default and Remedies

14.1 Event of Default. The Minister may declare that an Event of Default has occurred if:

(a)	the Recipient has failed or neglected to pay Her Majesty any amount due in accordance with this Agreement;

(b)	the Project is not completed in accordance with Schedule 1 – Statement of Work to the Minister’s satisfaction by the Project Completion Date or the Project is abandoned in whole or in part;

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(c)	the Recipient has not, in the opinion of the Minister, met or satisfied a term, covenant or condition of this Agreement;

(d)	the Recipient becomes bankrupt or insolvent, goes into receivership, or takes the benefit of any statute, from time to time in force, relating to bankrupt or insolvent debtors;

(e)	an order is made or the Recipient has passed a resolution for the winding up or dissolution of the Recipient, or the Recipient is dissolved or wound up;

(f)

the Recipient has, in the opinion of the Minister, ceased to carry on business or has sold all or substantially all of its assets or enters into a letter of intent or binding obligation to sell all or substantially all of its assets;

(g)	the Recipient has not met or satisfied a term or condition under any other contribution agreement or agreement of any kind with Her Majesty;

(h)	the Recipient fails to fulfill any of the contractual obligations set out in this Agreement;

(i)

a representation, covenant, warranty or statement contained herein or in any document, report or certificate delivered to the Minister hereunder or in connection therewith is false or misleading at the time it was made; and

(j)	the Recipient fails to comply with the obligations regarding audit and evaluation, as set out in Section 9.

14.2 Notice and Rectification Period. Except in the case of an Event of Default under paragraphs (d), (e) and (f) of Subsection 14.1 above, the Minister will not declare that an Event of Default has occurred unless the Parties have attempted to resolve the issue in accordance with Schedule 6 – Resolution Process. If the Parties are unable to resolve this issue, the Minister may give written notice to the Recipient of the occurrence which, in the Minister’s opinion, constitutes an Event of Default and the Recipient fails, within thirty (30) days of receipt of the notice, either to correct the condition or event or demonstrate, to the satisfaction of the Minister that it has taken such steps as are necessary to correct the condition, failing which the Minister may declare that an Event of Default has occurred.

14.3 Remedies on Default. If, after following the process in Schedule 6 – Resolution Process, the Minister declares that an Event of Default has occurred, the Minister may immediately exercise one or more of the following remedies, in addition to any remedy available at law:

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(a)

suspend or terminate any obligation by the Minister to contribute or continue to contribute to the Eligible Supported Costs including any obligation to pay any amount owing prior to the date of such suspension;

(b)	require the Recipient to repay to the Minister all or part of the Contribution paid by the Minister, together with interest from the day of demand at the Interest Rate;

(c)

require the Recipient to pay the Minister the total of all amounts required to be repaid pursuant to this Agreement or the Maximum Amount to be Repaid, whichever shall be the greater, less any amount already repaid to the Minister together with interest from the day of demand at the Interest Rate;

(d)	terminate the Agreement; and

(e)

post a notice on a Government of Canada website disclosing that the Recipient has committed an Event of Default under the provisions of this Agreement and describing generally the remedies, if any, that the Minister has accordingly exercised.

14.4 The Recipient acknowledges the policy objectives served by the Minister’s agreement to make the Contribution, that the Contribution comes from the public monies, and that the amount of damages sustained by Her Majesty in an Event of Default is difficult to ascertain and therefore, that it is fair and reasonable that the Minister be entitled to exercise any or all of the remedies provided for in this Agreement and to do so in the manner provided for in this Agreement, if an Event of Default occurs.

15. Miscellaneous

15.1 Compliance with Lobbying Act. The Recipient warrants and represents:

(a)

that it has filed all Lobbying Act returns required to be filed in respect of persons employed by the Recipient who communicate and/or arrange meetings with Public Office Holders as part of their employment duties, and that it will continue to do so;

(b)

that it has not contracted with any person to communicate and/or arrange meetings with Public Office Holders for remuneration that is or would be contingent in any way upon the success of such person arranging meetings with Public Office Holders, or upon the approval of the Recipient’s application for SIF funding, or upon the amount of SIF funding paid or payable to the Recipient under this Agreement;

(c)	that it will not contract with any person to communicate and/or arrange meetings with Public Office Holders for remuneration that is or would be

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contingent upon the success of such person arranging meetings with Public Office Holders, or upon the amount of SIF funding paid or payable to the Recipient under this Agreement;

(d)

all persons who are or have been contracted by the Recipient to communicate and/or arrange meetings with Public Office Holders in respect of this Agreement are in full compliance with the registration and other requirements of the Lobbying Act; and

(e)

it shall at all times ensure that any persons contracted to communicate and/or arrange meetings with Public Office Holders in respect of the Agreement are in full compliance with the requirements of the Lobbying Act.

15.2 Members of Parliament. The Recipient represents and warrants that no member of the House of Commons will be admitted to any share or part of this Agreement or to any benefit to arise therefrom. No person who is a member of the Senate will, directly or indirectly, be a party to or be concerned in this Agreement.

15.3 Compliance with Post-Employment Provisions. The Recipient confirms that no current or former public servant or public office holder to whom the Values and Ethics Code for the Public Service, the Values and Ethics Code for the Public Sector, the Policy on Conflict of Interest and Post-Employment or the Conflict of Interest Act apply, will derive a direct benefit from this Agreement unless the provision or receipt of such benefits is in compliance with such legislation and codes.

15.4 The Recipient acknowledges that the representations and warranties in this section are fundamental terms of this Agreement. In the event of breach of these, the Minister may exercise the remedies set out in Subsection 14.3.

16. Confidentiality

16.1 Consent Required. Subject to Schedule 2 - Communications Obligations, the Access to Information Act, the Privacy Act and the Library and Archives Act of Canada, each Party shall keep confidential and shall not without the consent of the other Party disclose the contents of the Agreement and the documents pertaining thereto, whether provided before or after the Agreement was entered into, or of the transactions contemplated herein.

16.2 International Dispute. Notwithstanding Subsection 16.1 of this Agreement, the Recipient waives any confidentiality rights to the extent such rights would impede Her Majesty from fulfilling her notification obligations to a world trade panel for the purposes of the conduct of a dispute, in which Her Majesty is a party or a third party intervener. The Minister is authorized to disclose the contents of this Agreement and any documents pertaining thereto, whether predating or subsequent to this Agreement, or of the transactions contemplated herein, where in the opinion of the Minister, such disclosure is

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necessary to the defence of Her Majesty’s interests in the course of a trade remedy investigation conducted by a foreign investigative authority, and is protected from public dissemination by the foreign investigative authority. The Minister shall notify the Recipient of such disclosure.

16.3 Financing, Licensing and Subcontracting. Notwithstanding Subsection 16.1 of this Agreement, the Minister hereby consents to the Recipient disclosing this Agreement, and any portion or summary thereof, for any of the following purposes:

(a)	securing additional financing;

(b)	licensing for commercial exploitation; or

(c)

confirming to agents, contractors and subcontractors of the Recipient that all agents, contractors and subcontractors must agree to provide the Minister and the Auditor-General with access to their records and premises, provided that any person to whom this Agreement or any portion or summary thereof is disclosed shall execute a non-disclosure agreement prior to such disclosure.

16.4 Repayments. Notwithstanding Subsection 16.1 of this Agreement, the Minister may disclose any information relating to the amount of each repayment made by the Recipient whether due or paid.

17. General

17.1 Debt due to Canada. Any amount owed to Her Majesty under this Agreement shall constitute a debt due to Her Majesty and shall be recoverable as such. Unless otherwise specified herein, the Recipient agrees to make payment of any such debt forthwith on demand.

17.2 Interest. Debts due to Her Majesty will accrue interest in accordance with the Interest and Administrative Charges Regulations, in effect on the due date, compounded monthly on overdue balances payable, from the date on which the payment is due, until payment in full is received by Her Majesty. Any such amount is a debt due to Her Majesty and is recoverable as such.

17.3 Set-off Rights of Minister. Without limiting the scope of the set-off rights provided for under the Financial Administration Act, it is understood that the Minister may set off against the Contribution any amounts owed by the Recipient to the Minister under legislation or contribution agreements and the Recipient shall declare to the Minister all amounts outstanding in that regard when making a claim under this Agreement.

17.4 No Assignment of Agreement. No Party shall assign the Agreement or any part thereof without the prior written consent of the Minister. Any attempt by a Party to assign

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this Agreement or any part thereof, without the express written consent of the Minister, is void.

17.5 Annual Appropriation. Any payment by the Minister under this Agreement is subject to there being an appropriation for the Government Fiscal Year in which the payment is to be made; and to cancellation or reduction in the event that departmental funding levels are changed by Parliament. If the Minister is prevented from disbursing the full amount of the Contribution due to a lack or reduction of appropriation or departmental funding levels, the Minister and the Recipient agree to review the effects of such a shortfall in the Contribution on the implementation of this Agreement.

17.6 Successors and Assigns. This Agreement is binding upon the Recipient, its successors and permitted assigns.

17.7 Event of Force Majeure. The Recipient will not be in default by reason only of any failure in the performance of the Project in accordance with Schedule 1 – Statement of Work if such failure arises without the fault or negligence of the Recipient and is caused by any event of Force Majeure.

17.8 Applicable Law. This Agreement will be interpreted in accordance with the laws of the province of Ontario and federal laws of Canada applicable therein. The word “law” used herein has the same meaning as in the Interpretation Act, as amended.

17.9 Dispute Resolution. If a dispute arises concerning the application or interpretation of this Agreement, the Parties will attempt to resolve the matter through good faith negotiation, and may, if necessary and the Parties consent in writing, resolve the matter through mediation or arbitration by a mutually acceptable mediator or by arbitration in accordance with the Commercial Arbitration Code set out in the schedule to the Commercial Arbitration Act (Canada), as amended, and all regulations made pursuant to that Act.

17.10 No Amendment. No amendment to this Agreement shall be effective unless it is made in writing and signed by the Parties hereto.

17.11 Contribution Agreement Only. This Agreement is a contribution agreement only, not a contract for services or a contract of service or employment, and nothing in this Agreement, the Parties relationship or actions is intended to create, or be construed as creating, a partnership, employment or agency relationship between them. The Recipient is not in any way authorized to make a promise, agreement or contract and to incur any liability on behalf of Her Majesty or to represent itself as an agent, employee or partner of Her Majesty, including in any agreement with a third party, nor shall the Recipient make a promise, agreement or contract and incur any liability on behalf of Her Majesty, and the Recipient shall be solely responsible for all deductions and remittances required by law in relation to its employees.

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17.12 No Waiver. The rights and remedies of the Minister under this Agreement shall be cumulative and not exclusive of any right or remedy that he or she would otherwise have. The fact that the Minister refrains from exercising a remedy he or she is entitled to exercise under this Agreement will not constitute a waiver of such right and any partial exercise of a right will not prevent the Minister in any way from later exercising any other right or remedy under this Agreement or other applicable law.

17.13 Consent of the Minister. Whenever this Agreement provides for the Minister to render a decision or for the Recipient to obtain the consent or agreement of the Minister, such decision shall be reasonable on the facts and circumstance and such consent or agreement will not be unreasonably withheld but the Minister may make the issuance of such consent or agreement subject to reasonable conditions.

17.14 No conflict of interest. The Recipient and its Affiliated Persons, consultants and any of their respective advisors, partners, directors, officers, shareholders, employees, agents and volunteers shall not engage in any activity where such activity creates a real, apparent or potential conflict of interest in the sole opinion of the Minister, with the carrying out of the Project. For greater certainty, and without limiting the generality of the foregoing, a conflict of interest includes a situation where anyone associated with the Recipient owns or has an interest in an organization that is carrying out work related to the Project.

17.15 Disclose potential conflict of interest. The Recipient shall disclose to the Minister without delay any actual or potential situation that may be reasonably interpreted as either a conflict of interest or a potential conflict of interest.

17.16 Severability. Any provision of this Agreement which is prohibited by law or otherwise deemed ineffective will be ineffective only to the extent of such prohibition or ineffectiveness and will be severable without invalidating or otherwise affecting the remaining provisions of the Agreement.

17.17 Signature in Counterparts. This Agreement may be signed in counterparts and such counterparts may be delivered by acceptable electronic transmission, including portable document format (PDF), each of which when executed and delivered is deemed to be an original, and when taken together, will constitute one and the same Agreement.

17.18 Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are to the currency of Canada.

17.19 Tax. The Recipient acknowledges that financial funding from government programs may have tax implications for its organization and that advice should be obtained from a qualified tax professional.

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18. Contact Information & Notices

18.1 Form and Timing of Notice. Any notice or other communication under this Agreement shall be made in writing. The Minister or the Recipient may send any written notice by any pre-paid method, including regular or registered mail, courier or email. Notice will be considered as received upon delivery by the courier, upon the Party confirming receipt of the email or one (1) day after the email is sent, whichever the sooner or five (5) calendar days after being mailed.

18.2 Any notices to the Minister in fulfillment of obligations such as claims, reporting, and any other documents stipulated under this Agreement, will be addressed to:

Strategic Innovation Fund

Notwithstanding the foregoing, claims forms will not be sent by email unless otherwise agreed to in writing by the Minister.

18.3 (a) Any notices to the Recipient will be addressed to:

(b) Any notices to the Recipient will be addressed to Guarantor:

18.4 Change of Contact Information. Each of the Parties may change the address, which they have stipulated in this Agreement by notifying in writing the other Party of the new address, and such change shall be deemed to take effect fifteen (15) calendar days after receipt of such notice.

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IN WITNESS WHEREOF the Parties hereto have executed this Agreement through duly authorized representatives.

HER MAJESTY THE QUEEN IN RIGHT OF CANADA

as represented by the Minister of Industry

Per:	Date: 2021.09.20 13:54:18 -04‘00’
For

Algoma Steel Inc.

Per:	September 20, 2021
Date

I have the authority to bind the Corporation.

ALGOMA STEEL GROUP INC.

Per:	September 20, 2021
Date

I have the authority to bind the Corporation.

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Schedules Redacted